As filed with the U.S. Securities and Exchange Commission on June 13, 2023

Registration No. 333-258109

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
ON FORM S-1
REGISTRATION STATEMENT

Under the Securities Act of 1933

AvePoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7379	83-4461709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

525 Washington Blvd, Suite 1400
Jersey City, NJ 07310
(201) 793-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Michael Brown
Chief Legal and Compliance Officer and Secretary
AvePoint, Inc.
901 East Byrd Street, Suite 900
Richmond, VA 23219
(804) 372-8080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-1 constitutes a post-effective amendment (the “Post-Effective Amendment”) to our registration statement on Form S-3, which was originally filed as Post-Effective Amendment No. 2 to Form S-1 (Registration No. 333-258109) (the “Form S-1”) on Form S-3 on August 25, 2022 (the “Form S-3”). The Form S-3 was declared effective on August 30, 2022. The Form S-1 was originally filed on July 23, 2021, was amended on August 5, 2021, and was declared effective on August 9, 2021. The Form S-1 was later amended pursuant to Post-Effective Amendment No. 1 to Form S-1 (the “Post-Effective Amendment No. 1”) on April 5, 2022. The Post-Effective Amendment No. 1 was declared effective on April 11, 2022. We are filing this Post-Effective Amendment for the purpose of converting the registration statement on Form S-3 into a registration statement on Form S-1 because we are now ineligible to use Form S-3 due to the untimely filing of our Annual Report on Form 10-K for the year ended December 31, 2022.  This registration statement on Form S-1 contains an updated Prospectus relating to the issuance, offering, and sale of the Common Stock and Warrants that were registered for issuance or resale, as applicable, on the registration statement on Form S-3. This Post-Effective Amendment amends and restates the information contained in the registration statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid in connection with the initial filing of the Form S-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 13, 2023

PROSPECTUS

Up to 130,532,274 Shares of Common Stock
Up to 17,905,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 405,000 Warrants to Purchase Common Stock

This Prospectus relates to the issuance by us of an aggregate of up to 17,905,000 shares of our Common Stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 warrants (the “Private Warrants”) originally issued in a private placement to Apex Technology Sponsor LLC (the "Sponsor") in connection with the initial public offering of Apex Technology Acquisition Corporation ("Apex") and (ii) up to 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 warrants (the "Public Warrants" and, together with the Private Warrants, the "Warrants") originally issued in the initial public offering of Apex. We will receive the proceeds from any exercise of any Warrants for cash.

This Prospectus also relates to the offer and sale from time to time by the selling securityholders named in this Prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 130,532,274 shares of Common Stock consisting of (a) up to 14,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (the “Subscription Agreements”) entered into on November 23, 2020, as amended, (b) up to 3,252,796 shares of Common Stock (which includes 2,916,700 Sponsor Earn-Out Shares (as defined below)) issued in a private placement to Sponsor and Cantor Fitzgerald & Co in connection with the initial public offering of Apex (the “Sponsor Shares”), (c) up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units (as defined herein), (d) up to 405,000 shares of Common Stock issuable upon exercise of the Private Warrants and (e) up to 112,064,478 shares of Common Stock (including up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options and up to 1,912,155 shares of Common Stock issuable as Earnout Shares (as defined below)) pursuant to that certain Amended and Restated Registration Rights Agreement, dated July 1, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares and (ii) up to 405,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders pursuant to this Prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”

Our Common Stock and Warrants are listed on the Nasdaq Global Select Market under the symbols “AVPT” and “AVPTW,” respectively. On June 12, 2023, the last reported sales price of our Common Stock was $6.61 per share and the last reported sales price of our Warrants was $1.23 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This Prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risks. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 14 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2023

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this Prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this Prospectus. This Prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this Prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus or any applicable Prospectus supplement or any free writing Prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a Prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this Prospectus. You should read both this Prospectus and any applicable Prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this Prospectus titled “Where You Can Find More Information.”

On July 1, 2021, Legacy AvePoint, Apex, and the Merger Subs (as such terms are defined below), consummated the closing of the transactions contemplated by the Business Combination Agreement (as defined below). Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AvePoint and Apex was effected by the merger of Merger Sub 1 (as defined below) with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger (as defined below) as a wholly-owned subsidiary of Apex, and promptly following the First Merger, Legacy AvePoint was merged with and into Merger Sub 2 (as defined below), with Merger Sub 2 surviving the Second Merger (as defined below) as a wholly-owned subsidiary of Apex. Following the consummation of the Mergers on the Closing Date (as defined below), the Surviving Entity (as defined below) changed its name to AvePoint US, LLC and Apex changed its name from Apex Technology Acquisition Corporation to AvePoint, Inc. On July 26, 2021, AvePoint US, LLC was merged with and into AvePoint, Inc.

Unless the context indicates otherwise, references in this Prospectus to the “AvePoint,” “we,” “us,” “our” and similar terms refer to AvePoint, Inc. (f/k/a Apex Technology Acquisition Corporation) and its consolidated subsidiaries (including, as the context may require, Legacy AvePoint) upon and at all times after the consummation of the Business Combination (as defined below). References to “Legacy AvePoint” refer to the operating company prior to the consummation of the Business Combination. References to “Apex” refer to the predecessor blank check “special purpose acquisition company” prior to the consummation of the Business Combination.

Our principal executive offices are located at 525 Washington Blvd, Suite 1400, Jersey City, NJ 07310, and our telephone number is (201) 793-1111. Our principal operating offices are located at Riverfront Plaza, West Tower, 901 E Byrd St, Suite 900, Richmond, VA 23219 and our telephone number for that office is (804) 372-8080. All correspondence should be directed to our principal operating offices in Richmond, Virginia.

“AvePoint,” “AvePoint, Inc.©,” and all other names, logos, and icons identifying AvePoint and/or AvePoint’s products and services and our other registered and common law trade names, trademarks, and service marks are property of AvePoint, Inc. This Prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbols.

TABLE OF CONTENTS

Page

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
FREQUENTLY USED TERMS	4
PROSPECTUS SUMMARY	6
SUMMARY OF RISK FACTORS	10
THE OFFERING	13
RISK FACTORS	14
MARKET AND INDUSTRY DATA	32
USE OF PROCEEDS	32
DETERMINATION OF OFFERING PRICE	32
MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY	32
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS	52
BUSINESS	53
MANAGEMENT	63
EXECUTIVE COMPENSATION	73
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	85
DILUTION	86
PRINCIPAL STOCKHOLDERS	87
SELLING SECURITYHOLDERS	90
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	95
DESCRIPTION OF CAPITAL STOCK	100
PLAN OF DISTRIBUTION	107
LEGAL MATTERS	109
EXPERTS	109
WHERE YOU CAN FIND MORE INFORMATION	110
INDEX TO FINANCIAL STATEMENTS	111

You should rely only on the information contained in this Prospectus, any supplement to this Prospectus, or in any free writing Prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this Prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this Prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this Prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

●

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

●	our future operating or financial results;
●	future acquisitions, business strategy and expected capital spending;
●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
●	the implementation, market acceptance and success of our business model and growth strategy;
●	expectations and forecasts with respect to the size and growth of the cloud industry and digital transformation in general and Microsoft’s products and services in particular;
●	the ability of our products and services to meet customers’ compliance and regulatory needs;
●	our ability to compete with others in the digital transformation industry;
●	our ability to grow our market share;
●	our ability to attract and retain qualified employees and management;
●

our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new geographies;

●	developments and projections relating to our competitors and industry;
●	our ability to develop and maintain our brand and reputation;
●	developments and projections relating to our competitors and industry;
●

unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the ongoing hostilities between Russia and Ukraine), extreme weather conditions, natural disasters, other pandemics or other calamities.

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
●	our future capital requirements and sources and uses of cash;
●	our ability to obtain funding for our operations and future growth;
●	the effects of inflation both with our industry and the macro-economy; and
●	the effects of foreign currency exchange.

The foregoing list of risks is not exhaustive. Other sections of this Prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the ‘‘Risk Factors’’ section of this Prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this Prospectus and the documents that we reference in this Prospectus and have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

FREQUENTLY USED TERMS

“Apex” means Apex Technology Acquisition Corporation (which was renamed AvePoint, Inc. in connection with the Business Combination).

“Apex IPO” means Apex’s initial public offering of units, consummated on September 19, 2019.

“Apex Initial Stockholders” means the initial stockholders of Apex, including Apex’s officers and Apex’s directors, listed on Schedule C of the Business Combination Agreement.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020, as amended on December 30, 2020, March 8, 2021 and May 18, 2021, and as may be further amended from time to time, by and among Apex, AvePoint and Merger Subs.

“Closing” means the consummation of the Business Combination.

“Closing Date” means July 1, 2021, the date on which the Closing occurred.

“Closing Price” means, for each day that the Common Stock is trading on the Nasdaq Global Select Market, the closing price (based on such trading day) of shares of Common Stock on the Nasdaq Global Select Market, as reported on Nasdaq.com.

“Cantor” means Cantor Fitzgerald & Co, representative of the underwriters of the Apex IPO.

“Cantor Shares” means the 152,500 units initially purchased by Cantor and certain of its designees in a private placement in connection with the Apex IPO.

“Common Stock” means shares of AvePoint's common stock, $0.0001 par value per share.

“First Merger” means the merger of Merger Sub I with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger as a wholly-owned subsidiary of Apex.

“Initial Stockholder Shares” means the 657,500 units initially purchased by the Apex Initial Stockholders in a private placement in connection with the Apex IPO.

“Legacy AvePoint” means AvePoint, Inc. a Delaware corporation, doing business as AvePoint, Inc., and, unless the context requires otherwise, its consolidated subsidiaries.

“Mergers” means the First Merger and Second Merger, together.

“Merger Sub 1” means Athena Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Apex.

“Merger Sub 2” means Athena Technology Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Apex.

“Merger Subs” means Merger Sub I and Merger Sub 2, together.

“Merger Sub Common Stock” means Merger Sub 1’s common stock, par value $0.00001 per share.

“PIPE” means that certain private placement in the aggregate amount of $140 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Apex, and subject to the conditions set forth therein, pursuant to which the subscribers purchased 14,000,000 shares of our Common Stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 14,000,000 shares of Common Stock issued to the subscribers in the PIPE.

"Private Warrants" means the 405,000 warrants to purchase shares of Common Stock purchased in a private placement in connection with the Apex IPO.

"Public Warrants" means the 17,500,000 warrants included as a component of the Apex units sold in the Apex IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“Private Units” means the 810,000 private units purchased in a private placement in connection with the Apex IPO.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated July 1, 2021, between and among AvePoint and certain securityholders who are parties thereto.

“Second Merger” means the merger of Legacy AvePoint with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly-owned subsidiary of Apex.

“Sponsor” means the Apex Technology Sponsor LLC.

“Sponsor Earn-Out Shares” means up to 2,916,700 shares of Apex common stock that the Sponsor deposited into escrow subject to the following vesting provisions: a) 100% of the Sponsor Earn-Out Shares shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, the Closing Price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations, and the like) over any 20 trading days within any 30 trading day period; and 100% of the remaining Sponsor Earn-Out Shares that have not previously vested under the Sponsor Support Agreement (as defined herein) shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, Apex consummates a Subsequent Transaction.

“Sponsor Shares” means the Initial Stockholder Shares and Cantor Shares.

“Subsequent Transaction” means any transaction or series of related transactions, including any sale, merger, liquidation, exchange offer or other similar transaction, that is consummated after the effective time of the First Merger that results (a) in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership of 50% or more of the outstanding voting securities of AvePoint (as successor to Apex), directly or indirectly, immediately following such transaction, provided that any transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding shares of Common Stock (or at least 50% of the combined voting power of the then outstanding shares of AvePoint (as successor to Apex) or any parent company of AvePoint issued in exchange for Common Stock) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of at least 50% of the shares of Common Stock outstanding immediately prior to such transaction (or series of related transactions), shall not be deemed a “Subsequent Transaction” or (b) a sale or disposition of all or substantially all of the assets of AvePoint (as successor to Apex) and its subsidiaries on a consolidated basis.

“Surviving Corporation” means Legacy AvePoint following the consummation of the Mergers.

“Warrants” means the Private Warrants and the Public Warrants, together.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “AvePoint,” “we,” “us,” “our” and the “Company” in this Prospectus to refer to AvePoint, Inc. and our wholly-owned subsidiaries after the consummation of the Business Combination.

Overview of Our Business

Our mission at AvePoint, Inc. is to help organizations collaborate with confidence across the cloud. Our goal is to be the catalyst of business transformation by empowering organizations with relevant technologies that are efficient, secure, and well governed. We help transform data and collaboration so users can be more productive with the latest cloud services (like Microsoft 365 (“M365”)), and drive efficiency in delivery and management of those services for service providers.

We do this through our Confidence Platform, a software-as-a-service (“SaaS”) platform that assists organizations who use M365 and more than a half dozen cloud collaboration platforms. The Confidence Platform (built on “AvePoint Online Services” or “AOS”) supports the collaboration of 8 million users across 7 continents with a scalable, secure, and intelligent architecture. This scalable architecture manages more than 125 PB of content, spread across 14 global data centers, with a 99.9% uptime. Our privacy and security policies are backed by industry certifications including ISO, SOC2 Type II, and FedRAMP moderate authorization. The intelligence engine driving the Confidence Platform ensures continuing value for customers by using AI to maximize relevant data, providing insights, automating operations, and enabling our Control, Fidelity, and Resilience software suites.

Products in our Control Suite enable IT to deliver collaboration services at scale, with automation and repeatable business templates. Business users are empowered with control over licenses, workspaces, and data owned by their departments. Our Fidelity Suite preserves data integrity as organizations undergo digital transformation projects to streamline the way they work from one collaboration system to the next. The Resilience Suite helps organizations comply with data governance regulations, preserve business records for compliance, and ensure business continuity.

Building on this Confidence Platform, are pursuing additional industry and role-based applications, including an application that support secure collaboration for companies undergoing mergers and acquisition activities. We will enable our Control, Fidelity, and Resilience Suites to target highly sensitive data-room projects, enabling companies to work with third parties throughout the transitions in their business. The framework established by the Confidence Platform will empower project owners with additional self-service controls, insights, and automation, while preserving compliance records.

With our solutions, organizations have the tools to enable rapid and sustainable adoption of critical applications like Microsoft Teams, which have recently been experiencing record growth in organizations large and small. Systems like M365 can now pass security audits and give teams the control they need to have confidence in their cloud investment. Security teams no longer block progress and pursuit of “work from anywhere” initiatives. With our solutions, they can have confidence in their ability to monitor, manage and govern the rapid adoption of new cloud services. Finally, organizations can use solutions to save time and money, and can decommission home-grown or point solutions that fail to provide key insights and flexible automation that drive business outcomes. The flexibility, automation, and insights of our solutions enable IT to meet business needs and deliver value.

Agility	We value quick, informed decision-making to meet and exceed customer expectations. We subscribe to a growth mindset, which contributes to our entrepreneurial and learning spirit.
Passion	Drive and energy are contagious here; we are not just going through the motions. We do things that are impactful and as a result, amplify our customers’ success.
Teamwork

We are invested in the success of our colleagues, partners, customers, and community. We do this by promoting global collaboration and taking pride in helping, sharing, mentoring, and coaching each other.

Background

We were originally known as Apex Technology Acquisition Corporation. On November 23, 2020, Legacy AvePoint, Apex, and the Merger Subs consummated the transactions contemplated under the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AvePoint and Apex was effected by the merger of Merger Sub 1 with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger as a wholly-owned subsidiary of Apex, and promptly following the First Merger, Legacy AvePoint was merged with and into Merger Sub 2, with Merger Sub 2 surviving the Second Merger as a wholly-owned subsidiary of Apex. Following the consummation of the Mergers on the Closing Date, the Surviving Entity changed its name to AvePoint US, LLC and Apex changed its name from Apex Technology Acquisition Corporation to AvePoint, Inc. In July 2021, AvePoint US, LLC was merged with and into AvePoint, Inc.

At the effective time of the First Merger (the “Effective Time”), as a result of the First Merger, each share of Legacy AvePoint preferred stock, par value $0.001 per share (“Legacy AvePoint Preferred Stock”) that was then issued and outstanding was cancelled and converted into the right to receive the following: (x) the number of shares of Common Stock equal to (1) (A) (i) the aggregate amount of shares of Common Stock distributable to the holders of the Legacy AvePoint Preferred Stock in the First Merger multiplied by the Per Share Amount (as defined below), minus (ii) $135 million, divided by (B) $10.00, divided by (2) the aggregate number of shares Legacy AvePoint common stock, par value $0.001 per share (“Legacy AvePoint Common Stock”) issuable upon the conversion of the Legacy AvePoint Preferred Stock immediately prior to the Effective Time; (y) an amount in cash equal to (i) $135 million in cash (subject to deduction for the aggregate amount of the PIPE financing fees payable by the holders of the Legacy AvePoint Preferred Stock in the First Merger), divided by the aggregate number of shares Legacy AvePoint Common Stock issuable upon the conversion of the Legacy AvePoint Preferred Stock immediately prior to the Effective Time; and (z) the number of shares of Common Stock equal to the aggregate amount of the contingent consideration, if any, that is distributed to the holders Legacy AvePoint securities, divided by the fully diluted number of Legacy AvePoint securities.

At the Effective Time, as a result of the First Merger, each share of Legacy AvePoint Common Stock issued and outstanding immediately prior to the Effective Time (excluding any dissenting shares and shares held by certain executives of Legacy AvePoint) (such shares, the “Named Executive Shares”) was cancelled and converted into the right to receive the following: (x) an amount in cash equal to (1) the gross merger consideration divided by the number of fully diluted number of Legacy AvePoint securities (the “Per Share Amount”), multiplied by (2) the applicable percentage of cash elected to be received by the applicable holder of such shares (subject to withholding such holder’s pro rata share of the PIPE financing fees payable by such holder); (y) the number of shares of Common Stock equal to (1) (A) the Per Share Amount, multiplied by (B) the difference obtained by subtracting applicable percentage of cash elected to be received by the applicable holder of such shares from one, divided by (2) $10.00; provided that if the aggregate amount of cash elected by all such holders of Legacy AvePoint Common Stock prior to any adjustment pursuant to this proviso exceeded the aggregate amount of cash available for distribution to such holders of Legacy AvePoint Common Stock, then the cash election percentage was cut back on a proportionate basis until the amount of cash available for distribution to such holders of Legacy AvePoint Common Stock pursuant to such adjusted elections equaled the maximum amount of cash available for distribution to such holders of Legacy AvePoint Common Stock.

Immediately prior to the Effective Time, certain executives of Legacy AvePoint (the “Named Executives”) contributed the Named Executive Shares to Apex in exchange for (x) with respect to certain of the Named Executive Shares, an amount in cash equal to the Per Share Amount (subject to withholding such Named Executive’s pro rata share of the PIPE financing fees payable by such holder) and (y) with respect to remaining Named Executive Shares, a number of shares of Common Stock equal to (1) the Per Share Amount, divided by (2) $10.00; provided that if the aggregate amount of cash elected by all holders of Legacy AvePoint Common Stock other than the Named Executives prior to any adjustment pursuant to this proviso exceeded the aggregate amount of cash available for distribution to such holders of Legacy AvePoint Common Stock, then the number of Named Executive Shares contributed to Apex in exchange for cash was decreased on a proportionate basis (and the number of Named Executive Shares contributed to Apex in exchange for shares of Common Stock was increased by an equivalent amount) until the amount of cash available for distribution to such holders of Legacy AvePoint Common Stock pursuant to the adjusted elections equaled the maximum amount of cash available for distribution to such holders of Legacy AvePoint Common Stock.

At the Effective Time, as a result of the First Merger, each share of common stock, par value $0.001 per share, of Merger Sub 1 issued and outstanding immediately prior to the Effective Time was cancelled and exchanged for one validly issued, fully paid and nonassessable share of Legacy AvePoint Common Stock, the surviving corporation in the First Merger.

At the Effective Time, as a result of the First Merger, each option to purchase Legacy AvePoint Common Stock that was outstanding immediately prior to the Effective Time, whether vested or unvested (other than certain options held by the Named Executives (such options, the “Named Executive Cash-Settled Options”) and options granted pursuant to a PRC stock option award to employees and other service providers in the People’s Republic of China (such options, the “Legacy International Options”), was cancelled and converted into an option to purchase a number of shares of Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Legacy AvePoint Common Stock subject to such Legacy AvePoint option immediately prior to the Effective Time and (y) the Per Share Amount divided by $10.00 (the “Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of such Legacy AvePoint option immediately prior to the Effective Time, divided by (2) the Exchange Ratio. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy AvePoint option immediately prior to the Effective Time. At the Effective Time, as a result of the First Merger, each Legacy International Option was cancelled. Each cancelled Legacy International Option will be replaced and substituted with the award of a new stock option to purchase a number of shares of Common Stock pursuant to the Equity Incentive Plan equal to the product of (rounded down to the nearest whole number) of (A) the number of shares of Legacy AvePoint Common Stock subject to such Legacy International Option immediately prior to the Effective Time and (B) the Exchange Ratio, at an exercise price (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Legacy International Option immediately prior to the Effective Time, divided by (ii) the Exchange Ratio. The replacement stock options will be credited with vesting to the same extent as the Legacy International Options being replaced, and the new replacement awards will be subject to the same vesting schedule and exercisability provisions. In other respects, the such new stock options will be governed by the terms and conditions of the 2021 Equity Incentive Plan (the “2021 Plan”).

At the Effective Time, as a result of the First Merger, each Named-Executive Cash Settled-Option that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount of cash equal to (x) the number of shares of Legacy AvePoint Common Stock subject to such Named-Executive Cash Settled Option as of immediately prior to the Effective Time multiplied by (y) (1) the Per Share Amount, minus (2) the exercise price attributable to such Named-Executive Cash Settled Option.

Promptly following the Effective Time, upon the effective time of the Second Merger, as a result of the Second Merger, each share of Legacy AvePoint Common Stock, the surviving corporation in the First Merger issued and outstanding immediately prior to the effective time of such Second Merger was cancelled and converted into one newly issued, fully paid and non-assessable common membership unit of the Surviving Entity.

As additional consideration for the Mergers, we will issue to the holders of our Common Stock up to 3,000,000 earnout shares (the “Earnout Shares”) as follows:

●

1,000,000 shares of Common Stock, in the aggregate, if at any time from and after the Closing through the seventh anniversary thereof (x) the Closing Price is greater than or equal to $12.50 over any 20 Trading Days within any 30 Trading Day period or (y) we consummate a Subsequent Transaction, which results in our stockholders having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $12.50 per share.

●

1,000,000 shares of Common Stock, in the aggregate, if at any time from and after the Closing through the seventh anniversary thereof (x) the Closing Price is greater than or equal to $15.00 over any 20 Trading Days within any 30 Trading Day period or (y) we consummate a Subsequent Transaction, which results in our stockholders having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $15.00 per share.

●

1,000,000 shares of Common Stock, in the aggregate, if at any time from and after the Closing through the seventh anniversary thereof (x) the Closing Price is greater than or equal to $17.50 over any 20 Trading Days within any 30 Trading Day period or (y) we consummate a Subsequent Transaction, which results in our stockholders having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $17.50 per share.

An aggregate of 1,912,155 of such Earnout Shares are held by our affiliates and are being registered for resale pursuant to this prospectus.

On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from AvePoint an aggregate of 14,000,000 shares of Apex common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $140.0 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of November 23, 2020. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing of the Business Combination.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We will take advantage of the benefits of the extended transition period emerging growth company status permits.

During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

SUMMARY OF RISK FACTORS

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this Prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. Importantly, this summary does not address all of the risks and uncertainties that we face. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

Risks Related to our Business

●

Our success depends on our technology partners. In particular, our technical advantages are highly dependent on our partnership with Microsoft, Inc. and other major software providers. Should Microsoft or these other providers acquire competitors that heavily overlap with our capabilities, or develop competing features, we may lose customer acquisition momentum and fail to secure renewals or growth targets.

●	We have experienced strong growth in recent periods, and our recent growth rates may not be indicative of our future growth.
●

Our future revenue and operating results will be harmed if we are unable to acquire new customers, expand sales to our existing customers, or develop new functionality for our products and services that achieves market acceptance.

●	Our ability to predict the rate of customer renewals and the impact these renewals will have on our revenue or operating results is limited.
●

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our products and services may become less competitive.

●	Our success with Small Business ("SMB") customers depends in part on our resale and distribution partnerships. Our business would be harmed if we fail to maintain or expand partner relationships.
●	Unfavorable conditions in our industry or the global economy, or reductions in IT spending, could limit our ability to grow our business and negatively affect our results of operations.
●

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services. If we are not able to generate traffic to our website through digital marketing, our ability to attract new customers may be impaired.

●

We depend on third-party data hosting and transmission services. Increases in cost, interruptions in service, latency, or poor service from our third-party data center providers could impair the delivery of our platform. This could result in customer dissatisfaction, damage to our reputation, loss of customers, limited growth, and reduction in revenue.

●

If there are interruptions or performance problems associated with our technology or infrastructure, our existing customers may experience service outages, and our new customers may experience delays in using our products and services.

Risks Related to Our Operations and Financial Condition

●	Our operations will continue to increase in complexity as we grow, which will create management challenges.
●	If we fail to maintain or grow our brand recognition, our ability to expand our customer base will be impaired and our financial condition may suffer.
●	If we fail to offer high quality support, our business and reputation could suffer.
●

If our products and services do not effectively interoperate with our customers’ existing or future IT infrastructures or do not operate as effectively when accessed through mobile devices, customers may not be satisfied, which could harm our business.

●	Being a global company may create a variety of operational challenges.
●	We are exposed to fluctuations in currency exchange rates, which could negatively our revenue and earnings.
●

We may acquire or invest in companies, which may divert management’s attention and result in additional dilution to stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

●

We intend to continue investing in research and development, and to the extent such research and development investments do not translate into new products or material enhancements to our products, or if we do not use those investments efficiently, our business and results of operations would be harmed.

●

If our products and services fail to perform properly, or if we fail to develop enhancements to resolve performance issues, we could lose customers, become subject to performance or warranty claims, or incur significant costs.

●

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our Common Stock.

Risks Related to Data Privacy and Cybersecurity

●

To the extent our security measures are compromised, our products and services may be perceived as not being secure. This may result in customers curtailing or ceasing their use of our products and services, our reputation being harmed, the incurrence of significant liabilities, and harm to our results of operations and growth prospects.

●

We store confidential company information and sensitive data, including personal information of our customers and employees, which may in turn contain third-party personal or other confidential information. If the security of this information is compromised or is otherwise accessed without authorization, our reputation may be harmed, and we may be exposed to liability and loss of business.

●

Successful cyberattacks or data breaches at other technology companies, service providers, retailers, and other participants within our industry, whether or not we are impacted, could lead to a general loss of customer confidence that could negatively affect us, including harming the market perception of the effectiveness of our security measures, which could result in reduced use of our products and services.

Risks Related to Intellectual Property

●

We will rely on third-party proprietary and open source software for our products and services. The inability to obtain third-party licenses for such software, obtain them on favorable terms, or adhere to the license terms for such software or any errors or failures caused by such software could harm our business, results of operations and financial condition.

●	If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

Risks Related to Our Common Stock and Investment in Our Securities

●	The market price of shares of our Common Stock may be volatile, which could cause the value of your investment to decline.
●

A small number of stockholders have substantial control over us, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

●

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock may decline.

●

We have incurred (and will continue to incur) significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

●

Our management has identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

●

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act. We may not complete our analysis of our internal control over financial reporting in a timely manner, these internal controls may not be determined to be effective, and our independent registered public accounting firm may issue an adverse opinion, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

●

We have no current plans to pay cash dividends on our Common Stock; as a result, stockholders may not receive any return on investment unless they sell their Common Stock for a price greater than the purchase price.

●	We may issue additional shares of our Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.
●

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.

●

The provision of our certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Corporate Information

Our principal executive offices are located at 525 Washington Blvd, Suite 1400, Jersey City, NJ 07310, and our telephone number is (201) 793-1111. Our principal operating offices are located at Riverfront Plaza, West Tower, 901 E Byrd St, Suite 900, Richmond, VA 23219 and our telephone number for that office is (804) 372-8080. All correspondence should be directed to our principal operating offices in Richmond, Virginia.

“AvePoint,” “AvePoint, Inc.©,” and all other names, logos, and icons identifying AvePoint and/or AvePoint’s products and services and our other registered and common law trade names, trademarks, and service marks are property of AvePoint, Inc. This Prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbols.

Available Information

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

●

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

●	Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.
●	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.
●

Corporate governance information including our articles of incorporation, bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

●

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this Prospectus or any report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus or in deciding whether to purchase our securities.

THE OFFERING

Issuance of Common Stock

Shares of Common Stock offered by us

17,905,000 shares of Common Stock, consisting of (i) 405,000 shares of Common Stock that are issuable upon exercise of the Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants.

Shares of Common Stock outstanding, including treasury stock, prior to the exercise of all Warrants	192,268,859 (as of May 31, 2023)

Shares of Common Stock outstanding, including treasury stock, assuming exercise of all Warrants	210,173,859 (based on the total shares outstanding as of May 31, 2023)

Exercise price of warrants	$11.50 per share, subject to adjustment as described herein

Use of proceeds

We will receive up to an aggregate of approximately $205.9 million from the exercise of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds” in this Prospectus for more information.

Resale of Common Stock and Warrants

Shares of Common Stock offered by the selling securityholders

We are registering the resale by the selling securityholders named in this Prospectus, or their permitted transferees, an aggregate of 130,532,274 shares of Common Stock, consisting of:

●     up to 14,000,000 PIPE Shares;

●     up to 3,252,796 Sponsor Shares;

●     up to 810,000 shares issued upon separation of the Private Units;

●     up to 405,000 shares of Common Stock issuable upon the exercise of the Private Warrants; and

●    up to 112,064,478 shares of Common Stock pursuant to the Registration Rights Agreement (including up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options and up to 1,912,155 shares of Common Stock issuable as Earnout Shares).

Warrants offered by selling securityholders	Up to 405,000 Private Warrants

Redemption	The Public Warrants are redeemable in certain circumstances. See “Description of Capital Stock – Warrants.”

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors.”

Nasdaq ticker symbols	“AVPT” and “AVPTW”

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 107.

RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition, and results of operations. You should consider carefully the risks and uncertainties described below, in addition to other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

Our success depends on our technology partners. In particular, our technical advantages are highly dependent on our partnership with Microsoft, Inc. and other major software providers. Should Microsoft or these other providers acquire competitors that heavily overlap with our capabilities, or develop competing features, we may lose customer acquisition momentum and fail to secure renewals or growth targets.

The significant majority of our customers choose to integrate their products and services with, or as an enhancement of, third-party solutions such as infrastructure, platforms or applications, in particular from Microsoft. The functionality and popularity of our products and services depend largely on our ability to integrate our platform with third-party solutions, in particular Microsoft’s Azure, SharePoint, and Office 365. We are dependent on technology partner solutions for several major categories of our offerings, including data management, migration, governance, protection and backup. As a result, our customers’ satisfaction with our products are highly dependent on their perception of, and satisfaction with, our third-party providers and their respective offerings. We will continue to depend on various third-party relationships to sustain and grow our business. Third-party providers may change the features of their solutions, alter their governing terms, or end the solutions’ availability altogether. They may restrict our ability to add, customize or integrate systems, functionality and customer experiences. Any such changes could limit or terminate our ability to use these third-party solutions and provide our customers with the full range of our products and services. Our business would be negatively impacted if we fail to retain these relationships for any reason, including due to third parties’ failure to support or secure their technology or integrations; errors, bugs, or defects in their technology; or changes in our products and services. Any such failure, as well as a prolonged disruption, a cybersecurity event or any other negative event affecting our third-party providers and leading to customer dissatisfaction, could harm our relationship with our customers, our reputation and brand, our revenue, our business, and our results of operations.

Strategic technology partners and third parties may not be successful in building integrations, co-marketing our products and services to provide significant volume and quality of lead referrals or continue to work with us as their respective products evolve. Identifying, negotiating and documenting relationships with additional strategic technology partners require significant resources. Integrating third-party technology can be complex, costly and time-consuming. Third parties may be unwilling to build integrations. We may be required to devote additional resources to develop integrations for our own products. Strategic technology partners or providers of solutions with which we have integrations may decide to compete with us or enter into arrangements with our competitors, resulting in such partners or providers withdrawing support for our integrations. Our agreements with our partners are generally non-exclusive, meaning our partners may offer products from several different companies to their customers. Specifically, Microsoft and other major platform providers could end partnerships, cease marketing our offerings, with limited or no notice and with little or no penalty, or decide to purchase strong competition, or incorporate our capabilities into native solutions. Any of these developments would negatively impact our business.

Microsoft and other cloud platform providers may furthermore introduce functionality that competes with our products and services, as a result of an acquisition, or their own development. Additionally, we rely heavily on our early access to preview Microsoft technology, which enables our product strategy and development teams to anticipate future opportunities as well as validate our current direction. While Microsoft introduces competitive features as a premium option, some customers will choose a simpler first-party solution to their problem, even at a greater cost to them. Microsoft and other cloud providers may also choose to make it difficult for third party providers like us to continue making the necessary application programming interface (“API”) calls to provide their solutions, as illustrated by an increase in API “throttling” in recent years or API quotas provided by Salesforce.

Although we typically receive significant advance notice of new product releases from Microsoft, Microsoft does not always preview our technology with us or other partners and, as a result, it is possible that we may not receive advance notice of changes in features and functionality of new technologies with which our products will need to interoperate. If this was to happen, there could be an increased risk of product incompatibility. Any failure of our products and services to operate effectively with solutions could result in customer dissatisfaction and harm to our business, and could reduce the demand for our products and services. If we are unable to respond to these changes or failures in a cost-effective manner, our products and services may become less marketable, less competitive, or obsolete, and the results of our operations may be negatively impacted.

We have a strategic technology partnership with Microsoft for the collaboration to co-sell and co-market our products and services to new customers. If our relationships with our strategic technology partners, such as Microsoft, are disrupted or if the co-sell and co-market program was ended for any reason, we may receive less revenue and incur costs to form other revenue-generating strategic technology partnerships.

We have experienced strong growth in recent periods, and our recent growth rates may not be indicative of our future growth.

We have experienced strong growth in recent periods. In future periods, we may not be able to sustain revenue growth consistent with recent history, or at all. We believe our revenue growth and our ability to manage such growth depend on several factors, including, but not limited to, our ability to do the following:

●

Effectively recruit, integrate, train and motivate a large number of new employees, including our sales force, technical solutions professionals, customer success managers and engineers, while retaining existing employees, maintaining the beneficial aspects of our corporate culture and effectively executing our business plan;

●	Attract new customers and retain and increase sales to existing customers;
●	Maintain and expand our relationships with our partners, including effectively managing existing channel partnerships and cultivating new ones;
●

Successfully implement our products and services, increase our existing customers’ use of our products and services, and provide our customers with excellent customer support and the ability of our partners to do the same;

●	Develop our existing products and services and introduce new products or new functionality to our products and services;
●	Expand into new market segments and internationally;
●	Earn revenue share and customer referrals from our partner ecosystem;
●	Improve our key business applications and processes to support our business needs;
●	Enhance our internal controls to ensure timely and accurate reporting of all of our operations and financial results;
●	Protect and further develop our strategic assets, including our intellectual property rights; and
●	Make sound business decisions considering the scrutiny associated with operating as a public company.

We may not accomplish any of these objectives and, as a result, it is difficult for us to forecast our future revenue or revenue growth. If our assumptions are incorrect or change in reaction to changes in our market, or if we are unable to maintain consistent revenue or revenue growth, we may not be able to maintain similar growth rates in the future. You should not rely on our revenue for any prior periods as any indication of our future revenue or revenue growth.

Furthermore, these activities will require significant investments and allocation of valuable management and employee resources, and our growth will continue to place significant demands on our management and our operational and financial infrastructure. There are no guarantees we will be able to grow our business in an efficient or timely manner, or at all. Moreover, if we do not effectively manage the growth of our business and operations, the quality of our software could suffer, which could negatively affect the AvePoint brand, results of operations and overall business.

Our future revenue and operating results will be harmed if we are unable to acquire new customers, expand sales to our existing customers, or develop new functionality for our products and services that achieves market acceptance.

To continue to grow our business, it is important that we continue to acquire new customers to purchase and use our products and services. Our success in adding new customers depends on numerous factors, including our ability to: (1) offer compelling products and services, (2) execute our sales and marketing strategy, (3) attract, effectively train and retain new sales, marketing, professional services, and support personnel in the markets we pursue, (4) develop or expand relationships with partners, IT consultants, systems integrators resellers and other third parties, strengthening our network, (5) expand into new geographies, including internationally, and market segments, (6) efficiently onboard new customers on to our product offerings, and (7) provide additional paid services that fulfill the needs and complement the capabilities of our customers and their partners.

Our future success also depends, in part, on our ability to sell additional products, more functionality and/or adjacent services to our current customers, and the success rate of such endeavors is difficult to predict and, especially with regard to any new products or lines of business that we may introduce from time to time. Our ability to increase sales to existing customers depends on several factors, including their experience with implementing and using our products and services, their ability to integrate our products and services with other technologies, and our pricing model. Sales to existing customers may require increasingly costly marketing and sales efforts that are targeted at senior management, and if these efforts are not successful, our business and operating results may suffer.

In addition, as an increasing amount of our business may move to our cloud-based products and services and the use of consumption-based pricing models may represent a greater share of our revenue, our revenue may be less predictable or more variable than our historical revenue from perpetual or time period-based subscription pricing models. Moreover, a consumption-based subscription pricing model may ultimately result in lower total cost to our customers over time or may cause our customers to limit usage in order to stay within the limits of their existing subscriptions, reducing overall revenue or making it more difficult for us to compete in our markets.

Our ability to predict the rate of customer renewals and the impact these renewals will have on our revenue or operating results is limited.

Our ability to maintain or increase revenue depends in part on our ability to retain existing customers, in particular that our customers renew their subscriptions with us on the same or more favorable terms. Our customers have no obligation to renew their contracts for AvePoint products after the expiration of either the initial or renewed subscription period, and in the normal course of business, some customers elect not to renew. Our customers may renew for fewer elements of our products, for shorter renewal terms or on different pricing terms, including lower-cost offerings of our products. Our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our pricing or our products and their ability to continue their operations and spending levels, mix of customer base, decreases in the number of users at our customers, competition, pricing increases or changes, and deteriorating general economic conditions, including as a result of the COVID-19 pandemic or the military conflict between Russia and Ukraine. If our customers do not renew their subscriptions for our products on similar pricing terms, our revenue may decline and our business could suffer. In addition, over time the average term of our contracts could change based on renewal rates or for other reasons. Further, acquisitions of our customers may lead to the cancellation of our contracts with such customers or by the acquiring companies, thereby reducing the number of our existing and potential customers.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our products and services may become less competitive.

The market in which we operate is characterized by the exponential growth in data generated and managed by enterprises, rapid technological advances, changes in customer requirements, including customer requirements driven by changes to legal, regulatory and self-regulatory compliance mandates, frequent new product introductions and enhancements and evolving industry standards in computer hardware and software technology. As a result, we must continually change and improve our products in response to changes in operating systems, application software, computer and communications hardware, networking software, data center architectures, programming tools and computer language technology. Moreover, the technology in our products is especially complex because it needs to effectively identify and respond to a user’s data retention, security and governance needs, while minimizing the impact on database and file system performance. If we are unable to develop and sell new technology, features, and functionality for our products and services that satisfy our customers and that keep pace with rapid technological and industry change, our revenue and operating results could be harmed. If new technologies emerge that deliver competitive solutions at lower prices, more efficiently, more conveniently, or more securely, they could adversely impact our ability to compete. Our products and services must also integrate with a variety of network, hardware, mobile, and software platforms and technologies. We need to continuously modify and enhance our platform to adapt to changes and innovation in these technologies. If businesses widely adopt new technologies in areas covered by our products and services, we would have to develop new functionality for our products and services to work with such new technologies. This development effort may require significant engineering, marketing and sales resources, all of which would affect our business and operating results.

Any failure of our products and services to operate effectively with future technologies could reduce the demand for our products and services. We cannot guarantee that it will be able to anticipate future market needs and opportunities, extend our technological expertise and develop new products or expand the functionality of our current products in a timely and cost-effective manner, or at all. Even if we can anticipate, develop and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance. If we fail to anticipate market requirements or stay abreast of technological changes, we may be unable to successfully introduce new products, expand the functionality of our current products or convince our existing and potential customers of the value of our products in light of new technologies. Accordingly, our business, results of operations and financial condition could be harmed.

Our success with SMB customers depends in part on our resale and distribution partnerships. Our business would be harmed if we fail to maintain or expand partner relationships.

We leverage the sales and referral resources of resale and referral partners through a variety of programs, and we rely on distribution partners especially for our SMB market acquisition. We expect that sales to partners will account for a substantial portion of our revenue for the foreseeable future. Our ability to achieve revenue growth and expand our SMB acquisition in the future will depend in part on our success in maintaining successful relationships with our partners. Our agreements with our partners are generally non-exclusive, meaning our partners may offer customers the products of several different companies. If our partners do not effectively market and sell our software, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business, sell our software and maintain our reputation may be harmed. Our contracts with our partners generally allow us to terminate our agreements for any reason. The loss of a substantial number of our partners, the possible inability to replace them, the failure to recruit additional partners or the removal of our products and services from several major distribution partner’s resale platforms could harm our results of operations. If we are unable to effectively utilize, maintain and expand these relationships, our revenue growth would slow, we would need to devote additional resources to the development, sales, and marketing of our products and services, and our financial results and future growth prospects would be harmed.

Unfavorable conditions in our industry or the global economy, or reductions in IT spending, could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on it or our customers. The revenue growth and potential profitability of our business depend on our current and prospective customers’ ability and willingness to invest money in information technology services, which in turn is dependent upon their overall economic health. Current or future economic uncertainties or downturns could harm our business and results of operations. Negative conditions in the global economy or individual markets, including changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare and terrorist attacks on the United States, Europe, Australia, the Asia Pacific region or elsewhere, could cause a decrease in business investments, including spending on IT and negatively affect our business. Continuing uncertainty in the global economy makes it extremely difficult for us and our customers to forecast and plan future business activities accurately, and could cause our customers to reevaluate decisions to purchase our products and services or to delay their purchasing decisions, which could lengthen our sales cycles.

To the extent our products and services are perceived by our existing and potential customers as costly, or too difficult to launch or migrate to, it would negatively affect our growth. Our revenue may be disproportionately affected by delays or reductions in general IT spending. Competitors may respond to market conditions by lowering prices and attempting to lure away our customers. In addition, consolidation in certain industries may result in reduced overall spending on our products and services. We have a significant number of customers in the financial services, the public sector and the pharmaceutical and manufacturing industries. A substantial downturn in any of these industries, or a reduction in public sector spending, may cause enterprises to react to worsening conditions by reducing their capital expenditures in general or by specifically reducing their spending on information technology. Customers may delay or cancel information technology projects, choose to focus on in-house development efforts or seek to lower their costs by renegotiating maintenance and support agreements. To the extent purchases of licenses for our software are perceived by our existing and potential customers to be discretionary, our revenue may be disproportionately affected by delays or reductions in general information technology spending. We cannot predict the timing, strength, or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which we operate worsen from present levels, our business, results of operations and financial condition could be harmed.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services. If we are not able to generate traffic to our website through digital marketing, our ability to attract new customers may be impaired.

Our ability to increase our customer base and achieve broader market acceptance of our products and services will depend on our ability to expand our marketing and sales operations. We plan to continue expanding our sales force and strategic partners, both domestically and internationally. We also have dedicated, and plans to further dedicate, significant resources to sales and marketing programs, including search engine and other online advertising. The effectiveness of our online advertising may continue to vary due to competition for key search terms, changes in search engine use, and changes in search algorithms used by major search engines and other digital marketing platforms. Another major investment is in marketing technology to better connect our systems and data among sales, product, and marketing, in order to create a more seamless user experience. Our business and operating results will be harmed if our sales and marketing efforts do not generate a corresponding increase in revenue. We may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop, and retain talented sales personnel, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective.

If the cost of marketing our products and services over search engines or other digital marketing platforms increases, our business and operating results could be harmed. Competitors also may bid on the search terms that we use to drive traffic to our website. Such actions could increase our marketing costs and result in decreased traffic to our website. Furthermore, search engines and digital marketing platforms may change their advertising policies from time to time. If these policies delay or prevent us from advertising through these channels, it could result in reduced traffic to our website and subscriptions to our products and services. New search engines and other digital marketing platforms may develop, particularly in certain jurisdictions, that reduce traffic on existing search engines and digital marketing platforms. If we are not able to achieve prominence through advertising or otherwise, it may not achieve significant traffic to our website through these new platforms and our business and operating results could be harmed.

We depend on third-party data hosting and transmission services. Increases in cost, interruptions in service, latency, or poor service from our third-party data center providers could impair the delivery of our platform. This could result in customer dissatisfaction, damage to our reputation, loss of customers, limited growth, and reduction in revenue.

We currently serve the majority of our SaaS offerings from third-party data center hosting facilities in different geographical locations that are operated by Microsoft. Our products and services, in particular SaaS offerings, are deployed to multiple data centers within these geographies, with additional geographies available for disaster recovery. Our operations depend, in part, on our third-party providers’ protection of these facilities from natural disasters, power or telecommunications failures, criminal acts, or similar events. If any third-party facility’s arrangement is terminated, or our service lapses, we could experience interruptions in our platform, latency, as well as delays and additional expenses in arranging new facilities and services.

A significant portion of our operating costs are from our third-party data hosting and transmission services. If the costs for such services increase due to vendor consolidation, regulation, contract renegotiation or otherwise, we may not be able to increase the fees for our products and services to cover the changes. As a result, our operating results may be significantly worse than forecasted. Our failure to achieve or maintain sufficient and performant data transmission capacity could significantly reduce demand for our products and services.

Seasonal or singular events may significantly increase the traffic on our own and the used third-party’s servers and the usage volume of our products. Despite precautions taken at the used data centers, spikes in usage volume, a natural disaster, an act of terrorism, vandalism or sabotage, closure of a facility without adequate notice, or other unanticipated problems (such as the military conflict between Russia and Ukraine) could result in lengthy interruptions or performance degradation of our platform. Our own and third party data centers may also be subject to national or local administrative actions, changes in government regulations, including, for example, the impact of global economic and other sanctions like those levied in response to the Russia-Ukraine crisis, changes to legal or permitting requirements and litigation to stop, limit or delay operations. Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our products and services. Even with current and planned disaster recovery arrangements, our business could be harmed. If we experience damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability, cause us to issue credits, or cause customers to terminate their subscriptions, any of which could harm our business. If we incur such losses or liabilities, we might be unable to recover significant amounts from our third-party providers (even if they were primarily or solely responsible) because of restrictive liability and indemnification terms.

If there are interruptions or performance problems associated with our technology or infrastructure, our existing customers may experience service outages, and our new customers may experience delays in using our products and services.

Our continued growth depends, in part, on the ability of our existing and potential customers to access our products and services 24 hours a day, seven days a week, without interruption or performance degradation. We have experienced, and may in the future experience, disruptions, outages, and other performance problems with our infrastructure. These can be due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints, denial-of-service attacks, or other security-related incidents, any of which may be recurring. As we continue to add customers, expand geographically, and enhance our products’ and/or services’ functionality, the additional scale may increase complexity and our average uptime for future periods may decrease. We may not be able to identify the cause or causes of these performance problems promptly. If our products and services are unavailable or if our customers are unable to access our products and services within a reasonable amount of time, our business would be harmed. Any outage of our products and services would impair the ability of our customers to engage in their own business operations, which would negatively impact our brand, reputation and customer satisfaction. We provide service credits to our customers for downtime they experience using our SaaS products. Any downtime or malfunction could require us to issue a significant amount of service credits to customers. Issuing a significant amount of service credits would negatively impact our financial position.

We depend on services from various third parties to maintain our infrastructure and any disruptions to these services, including from causes outside our control, would significantly impact our products and services. In the future, these services may not be available to us on commercially reasonable terms, or at all. Loss of any of these services could decrease our products’ and/or services’ functionality until we develop equivalent technology or, if equivalent technology is available from another party, we identify, obtain and integrate it into our infrastructure. If we do not accurately predict our infrastructure capacity requirements, our customers could experience service shortfalls. We may also be unable to address capacity constraints, upgrade our systems, and develop our technology and network architecture to accommodate actual and anticipated technology changes.

Any of the above circumstances or events may harm our reputation, cause customers to terminate their agreements with us, impair our ability to grow our customer base, subject us to financial liabilities, and otherwise harm our business, results of operations, and financial condition.

Risks Related to Our Operations and Financial Condition

Our operations will continue to increase in complexity as we grow, which will create management challenges.

Our business has experienced strong growth and is complex. This growth is expected to continue, and our operations will be increasingly complex. To manage this growth, we will make substantial investments to improve our operational, financial, and management controls as well as our reporting systems and procedures. We may not be able to implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. For example, we may not be able to effectively monitor certain extraordinary contract requirements or individually negotiated provisions as the number of customers continues to grow. Our systems and processes may not prevent or detect all errors, omissions, or fraud. We may have difficulty managing improvements to our systems, processes and controls or in connection with third-party software. This could impair our ability to provide our products and services to our customers, causing us to lose customers, limiting products and services to less significant updates, or increasing technical support costs. If we are unable to manage this complexity, our business, operations, operating results and financial condition may suffer.

As our customer base continues to grow, we will need to expand our services and other personnel and maintain and enhance our partnerships to provide a high level of customer service. Extended stay-at-home, business closure, and other restrictive orders may impact our ability to identify, hire, and train new personnel.

We will also need to manage our sales processes as our sales personnel and partner network continue to grow and become more complex, and as we continue to expand into new geographies and market segments. If we do not effectively manage this increasing complexity, the quality of our platform and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could impair the ability to attract and retain customers and expand customers’ use of our products and services.

If we fail to maintain or grow our brand recognition, our ability to expand our customer base will be impaired and our financial condition may suffer.

We believe enhancing the AvePoint brand and maintaining our reputation in the information technology industry will be critical for the continued acceptance of our existing and future products and services, attracting new customers to our products and services, and retaining existing customers. The importance of brand recognition will increase as competition in our market increases. Successfully maintaining our brand will depend largely on the effectiveness of our marketing efforts, the ability to provide high-quality, innovative, reliable and useful products and services to meet the needs of our customers at competitive prices, the ability to be responsive to customer concerns and provide high quality customer support, training and professional services, the ability to maintain our customers’ trust, the ability to continue to develop new functionality and products, and the ability to successfully differentiate our products and services.

Additionally, partners’ performance may affect the AvePoint brand and reputation if customers do not have a positive experience. Brand promotion activities may not generate customer awareness or yield increased revenue. Even if they do, any increased revenue may not offset the expenses incurred in building our brand. Furthermore, independent industry analysts may provide reviews of our products and services, as well as other products available in the market, and perception of our products and services in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive than reviews about other products available in the market, the AvePoint brand may be harmed. Furthermore, negative publicity relating to events or activities attributed to employees, partners or others associated with any of these parties, may tarnish our reputation and reduce the value of our brand. Damage to reputation and loss of brand equity may reduce demand for our products and harm our business, results of operations and financial condition. Any attempts to rebuild our reputation and restore the value of our brand may be costly and time consuming, and such efforts may not ultimately be successful. If we fail to successfully promote and maintain our brand, we may fail to attract enough new customers or retain existing customers to realize a sufficient return on our brand-building efforts, and our business could suffer.

If we fail to offer high quality support, our business and reputation could suffer.

Our customers have historically relied on our personnel for support related to our products, in particular SaaS products. High-quality support will continue to be important for the renewal and expansion of agreements with our existing customers. The importance of high-quality support will increase as we expand our business and pursue new customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to sell new products and services to existing and new customers could suffer and our reputation with existing or potential customers could be harmed.

If our products and services do not effectively interoperate with our customers’ existing or future IT infrastructures or do not operate as effectively when accessed through mobile devices, customers may not be satisfied, which could harm our business.

Our success will depend in part on the interoperability of our products and services with third-party operating systems, applications, data, web browsers and devices that hawse have not developed and does not control. Due to the continuing rapid growth of the use of mobile devices in business operations, this also includes third-party mobile devices and mobile operating systems. Any changes in such operating systems, applications, data, web browsers or devices that degrade the functionality of our products and services or give preferential treatment to competitive services could harm the adoption and usage of our products and services. We may not be successful in adapting our products and services to operate effectively with these operating systems, applications, data or devices. Effective mobile functionality is a part of our long-term development and growth strategy. If customers have difficulty accessing and using our products and services (including on mobile devices) or if our products and services cannot connect a broadening range of applications, data and devices, then customer growth and retention may be harmed and our business and operating results could be harmed.

Being a global company may create a variety of operational challenges.

Our international operations will involve a variety of risks, including:

●	Changes in a country’s or region’s political or economic conditions;
●	Economic uncertainty around the world and adverse effects arising from economic interdependencies across countries and regions;
●	The need to adapt and localize products and services for specific countries;
●

Greater difficulty in receiving payments from different geographies, including difficulties associated with currency fluctuations, transfer of funds, longer payment cycles and collecting accounts receivable, especially in emerging markets;

●	Potential changes in trade relations arising from policy initiatives implemented by the current administration or by a successor administration;
●	Compliance with foreign laws and regulations and the risks and costs of non-compliance with such laws and regulations;
●	Unexpected changes in laws, regulatory requirements, taxes, or trade laws;
●	More stringent regulations relating to privacy and data security and the unauthorized use of, or access to, commercial and personal information, particularly in Europe;
●

Differing labor regulations, especially in Europe, where labor laws are generally more advantageous to employees as compared to the United States, including deemed hourly wage and overtime regulations in these locations;

●

Challenges inherent in efficiently managing an increased number of employees over large geographic distances (including in a work-from-home environment), including the need to implement appropriate systems, policies, benefits, and compliance programs;

●	Difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems, and regulatory systems;

●	Increased travel, real estate, infrastructure, and legal compliance costs associated with international operations;
●	Currency exchange rate fluctuations and the resulting effect on revenue and expenses, and the cost and risk of entering into hedging transactions if we elect to do so in the future;
●	Limitations on the ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;
●	Laws and business practices favoring local competitors or general preferences for local vendors;
●	Limited or insufficient intellectual property protection or difficulties enforcing our intellectual property;
●	Political instability or terrorist activities;
●

Exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the UK Bribery Act of 2010, the UK Proceeds of Crime Act 2002, and similar laws and regulations in other jurisdictions;

●

Compliance with laws and regulations for foreign operations, import and export control laws, tariffs, trade barriers, economic sanctions and other regulatory or contractual limitations on the ability to sell our software in certain foreign markets, and the risks and costs of non-compliance;

●

Heightened risks of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of financial statements and irregularities in financial statements; and

●	Adverse tax burdens and foreign exchange controls that could make it difficult to repatriate earnings and cash.

In addition, certain of our customer or resellers may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. In particular, on February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date hereof, the countries remain in active armed conflict. Around the same time, the U.S., the U.K., the E.U., and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russian-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus, as well as a number of Russian Oligarchs. The U.S. or other countries could also institute broader sanctions on Russia and others supporting Russia’s economy or military efforts. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which the Company invests), and therefore are expected to result in adverse consequences to the Russian economy and could have a material adverse effect on our business, financial condition, cash flows and results of operations. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, present material uncertainty and risk with respect to our operations, and our ability to achieve our objectives. Similar risks will exist to the extent that any service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, or the immediate surrounding areas. Sanctions could also result in Russia taking counter measures or retaliatory actions which could adversely impact our business or the business of our partners, including, but not limited to, cyberattacks targeting private companies, individuals or other infrastructure upon which our business and the business of our partners may rely.

Any of these risks could harm our international operations, reduce our revenue from outside the United States or increase our operating costs, harming our business, results of operations and financial condition and growth prospects. There can be no assurance that all of our employees, independent contractors and partners will comply with the formal policies we will implement, or applicable laws and regulations. Violations of laws or key control policies by employees, independent contractors and partners could result in delays in revenue recognition, financial reporting misstatements, fines, penalties or the prohibition of the importation or exportation of our software and services and could harm our business and results of operations. If we invest substantial time and resources to expand our international operations and is unable to do so successfully, our business and operating results will suffer.

We are exposed to fluctuations in currency exchange rates, which could negatively our revenue and earnings.

We conduct a significant number of transactions and hold cash in currencies other than the U.S. Dollar. Changes in the values of major foreign currencies relative to the U.S. Dollar may significantly affect our total assets, revenue, operating results and cash flows, which are reported in U.S. Dollars.

We may acquire or invest in companies, which may divert management’s attention and result in additional dilution to stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

We may evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products, and other assets in the future. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel, or operations of the acquired companies. Key personnel of the acquired companies may choose not to work for us, their software may not be easily adapted, or we may have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. We may also experience difficulties integrating personnel of the acquired company into our business and culture. Acquisitions may also disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business. The anticipated benefits of any acquisition, investment, or business relationship may not be realized or we may be exposed to unknown risks or liabilities.

We intend to continue investing in research and development, and to the extent such research and development investments do not translate into new products or material enhancements to our products, or if we do not use those investments efficiently, our business and results of operations would be harmed.

A key element of our strategy will be to invest significantly in our research and development efforts to develop new products and enhance our existing products to address additional applications and markets. If we do not spend our research and development budget efficiently or effectively on compelling innovation and technologies, our business may be harmed and we may not realize the expected benefits of our strategy. Moreover, research and development projects can be technically challenging and expensive. The nature of these research and development cycles may cause us to experience delays between the time we incur expenses associated with research and development and the time we are able to offer compelling products and generate revenue, if any, from such investment. Additionally, anticipated customer demand for a product or service being developed could decrease after the development cycle has commenced, and we would nonetheless be unable to avoid substantial costs associated with the development of any such product or service. If we expend a significant amount of resources on research and development and our efforts do not lead to the successful introduction or improvement of products that are competitive in our current or future markets, it would harm our business and results of operations.

If our products and services fail to perform properly, or if we fail to develop enhancements to resolve performance issues, we could lose customers, become subject to performance or warranty claims, or incur significant costs.

Our operations will be dependent upon our ability to prevent system interruption. The applications underlying our products and services are inherently complex and may contain material defects or errors, which may cause disruptions in availability or other performance problems. Also, our software will be installed and used in a variety of computing environments with different operating system management software, and equipment and networking configurations, which may cause errors or failures of our software or other aspects of the computing environment into which it is deployed. In addition, deployment of our software into computing environments may expose undetected errors, compatibility issues, failures or bugs in our software. While we have not historically experienced any defects, errors, disruptions in service, cyber-attacks, or other performance problems with our software that materially influenced our sales performance, there is no assurance that such defects, problems or events will not occur in the future, whether in connection with the day-to-day operation, upgrades or otherwise. Any of these occurrences could result in loss of customers, lost or delayed market acceptance and sales of our products and services, delays in payment by customers, injury to our reputation and brand, legal claims, including warranty and service claims, diversion of resources, including through increased service and warranty expenses or financial concessions, and increased insurance costs.

We may discover defects in our products and services that could result in data unavailability, unauthorized access, loss, corruption, or other harm to our customers’ data. Despite testing we may not be able to detect and correct defects or errors before release. Consequently, we or our customers may discover defects or errors after our products and services have been deployed. We expect to implement bug fixes and upgrades as part of our regularly scheduled system maintenance. If we do not complete this maintenance according to schedule or if customers are otherwise dissatisfied with the frequency and/or duration of our maintenance services and related system outages, customers could terminate their contracts, delay or withhold payment, or cause us to issue credits, make refunds, or pay penalties. The costs incurred or delays resulting from the correction of defects or errors in our software or other performance problems may be substantial and could harm our operating results. Moreover, customers could incorrectly implement or inadvertently misuse our software, which could result in customer dissatisfaction and adversely impact the perceived utility of our products as well as our brand. Any of these real or perceived errors, compatibility issues, failures or bugs in our software could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our Common Stock.

We cannot be certain when or if the operations of our business will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support our current business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our software, improve our operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the debt holders could have rights senior to holders of our Common Stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because the decision to issue securities in the future offering will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their Common Stock and diluting their interest.

Risks Related to Data Privacy and Cybersecurity

To the extent our security measures are compromised, our products and services may be perceived as not being secure. This may result in customers curtailing or ceasing their use of our products and services, our reputation being harmed, the incurrence of significant liabilities, and harm to our results of operations and growth prospects.

Our operations may, in some cases, involve the storage, transmission and other processing of customer data or information. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of services are expected to continue to be targeted. Threats include traditional computer “hackers,” malicious code (such as viruses and worms), phishing attacks, employee theft or misuse and denial-of-service attacks. Sophisticated nation-states and nation-state supported actors now engage in such attacks, including advanced persistent threat intrusions. The growth in state sponsored cyber activity, including the increased rate of cyberattacks arising from the Russia-Ukraine crisis and the risk that these cyberattacks could spread globally, showcases the increasing sophistication of cyber threats and could dramatically expand the global threat landscape. While no single company can thwart a nation state attack, we work to implement and continuously improve security-aware software development, operational management, and threat-mitigation practices that are essential to the strong protection of services and data. AvePoint has decades-long experience building enterprise software and running online services around the world. We implement a robust defense-in-depth security strategy based on the principle of “assume breach.” We work to continuously strengthen threat detection, response, and defense, conduct continuous security monitoring, and practice security incident response to validate and improve the security of our software and services. Rigorous third-party audits verify that we adhere to strict security controls such as the ones contained in the ISO/IEC 27001 standard mandate. We are audited once a year for ISO/IEC 27001 compliance by a third-party accredited certification body, which provides independent validation that security controls are in place and operating effectively.

We have security measures in place designed to protect us and our customers’ confidential and sensitive information and prevent data loss, but such measures cannot provide absolute security and may not be effective to prevent a security breach, including as a result of employee error, theft, misuse or malfeasance, third-party actions, unintentional events or deliberate attacks by cyber criminals, any of which may result in someone obtaining unauthorized access to our customers’ data, our data, our intellectual property and/or other confidential or sensitive business information. Importantly, the scope of our internal information controls and security measures is limited to the scope of our information security management system (“ISMS”). All of the legal entities (and each of their respective employees) within our global corporate structure are contractually bound to the ISMS, but failure by any of our subsidiaries or affiliates (or employees thereof) to abide by the terms and conditions imposed by our ISMS could result in increased vulnerabilities, decreased integrity of our assets, and ultimately, liability, loss of business, and loss of customer confidence.

The ISMS applies to the use of information, network resources, and electronic and computing devices to conduct business or interact with internal networks and business systems, whether owned or leased by us, our employees, or a third party. All employees, contractors, consultants, as well as our affiliates and subsidiaries are responsible for exercising good judgment regarding appropriate use of information, electronic devices, and network resources in accordance with the ISMS, as well as local laws and regulation. While we have policies and procedures to address global compliance with the ISMS, our employees and agents could violate these policies and applicable law, for which we may be ultimately held responsible. We are taking further steps to assess globally managed departmental systems to ensure ISMS standards are maintained. Based on the results of that analysis, if, as, and when necessary, we will subsequently implement a remediation plan that will include tools, training, and education to ensure (A) repeatable procedures are being implemented that protect the confidentiality, availability, and integrity of assets from threats and vulnerabilities in accordance with the ISMA standards and protocols, and (B) that vulnerability testing is being performed, measured, and documented across our global operations landscape.

Outside of the ISMS and the internal security measures and data protections we have developed (and continue to improve), third parties may attempt to fraudulently induce employees, contractors or users to disclose information, including user names and passwords, to gain access to our customers’ data, our data or other confidential or sensitive information, and we may be the target of email scams that attempt to acquire personal information or our assets. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques, react in a timely manner or implement adequate preventative measures. We devote significant financial and personnel resources to implement and maintain security measures; however, such resources may not be sufficient, and as cyber-security threats develop, evolve and grow more complex over time, it may be necessary to make significant further investments to protect our data and infrastructure. If our security measures are compromised as a result of third-party action, employee or customer error, malfeasance, stolen or fraudulently obtained log-in credentials, or otherwise, our reputation and business could be damaged and we could incur significant liability. As we rely on third-party and public-cloud infrastructure, it depends in part on third-party security measures to protect against unauthorized access, cyberattacks, and the mishandling of customer data. A cybersecurity event could have significant costs, including regulatory enforcement actions, litigation, litigation indemnity obligations, remediation costs, network downtime, increases in insurance premiums, and reputational damage. Many companies that provide cloud-based services have reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic. These risks, as well as the number and frequency of cybersecurity events globally, may also be heightened during times of geopolitical tension or instability between countries, including, for example, the ongoing military conflict between Russia and Ukraine, from which a number of recent cybersecurity events have been alleged to have originated.

We store confidential company information and sensitive data, including personal information of our customers and employees, which may in turn contain third-party personal or other confidential information. If the security of this information is compromised or is otherwise accessed without authorization, our reputation may be harmed, and we may be exposed to liability and loss of business.

We may in some cases transmit or store personal and other confidential information of our partners, customers, and third parties (e.g. if the customer uses our products to create backups of their information) on storage space owned or provided by us. While we have in the past taken, and intend to take, steps to protect personal information and other confidential information that we have access to, including information we may obtain through our customer support services or customer usage of our products, we will not proactively monitor (or may not even be able to access) the content that our customers upload or process otherwise or the information provided to us through the use of our products and services. Therefore, we will not control the substance of the content on our storage space owned or provided by us, which may include personal or other confidential information.

We will also use third-party service providers and sub-processors to help us deliver services to our customers. Such service providers and sub-processors may store personal information and/or other confidential information. Such information may be the target of unauthorized access or subject to security breaches as a result of third-party action, employee error, malfeasance or otherwise. Many companies that provide these services have reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic. Any of these could result in the loss of information, litigation, indemnity obligations, damage to our reputation and other liability or harm our business, financial condition, and results of operations. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Even if such a data breach did not arise out of our action or inaction, or if it were to affect one or more of our competitors or customers’ competitors, rather than us, the resulting concern could negatively affect our customers and our business. Concerns regarding data privacy and security may cause some customers to stop using our products and services and fail to renew their subscriptions. In addition, failures to meet our customers’ expectations with respect to security and confidentiality of their data and information could damage our reputation and affect our ability to retain customers, attract new customers, and grow our business.

Our potential failure to comply with legal or contractual requirements around the security of personal information could lead to significant fines and penalties, as well as claims by customers, affected data subjects, or other stakeholders. These proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or injunctive relief, divert management’s time and attention, increase our costs of doing business, and harm our reputation and the demand for our platform. If credit card information is stored in our systems or transmitted, stored or otherwise processed via our products and services and our security measures fail to protect credit card information adequately, we could be liable to our partners, the payment card associations, our customers or affected credit card holders. We could be subject to fines and face regulatory or other legal action, and our customers could end their relationships with us. The limitations of liability in our contracts may not be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim.

Insurers could deny coverage as to any future claim. We seek to cap the liability to which we are exposed in the event of losses or harm to our customers, including those resulting from security incidents, but we cannot be certain that we will obtain these caps or that these caps, if obtained, will be enforced in all instances. The successful assertion of one or more large claims against us, or changes in insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could harm our business, financial condition, and results of operations. Furthermore, the cybersecurity insurance we maintain may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our policy may not cover our remediation expenses or any claim against us for loss of data or other indirect or consequential damages. Defending any suit based on or related to any data loss or system disruption, regardless of its merit and available insurance coverage, could be costly and divert management’s attention.

We will also be subject to federal, state, and foreign laws regarding cybersecurity and the protection of data. Many jurisdictions have enacted laws requiring companies to notify individuals of security breaches involving certain types of personal information. Our agreements with certain customers and partners will require us to notify them of certain security incidents. Some jurisdictions and customers require us to safeguard personal information or confidential information using specific measures. If we fail to observe these requirements, our business, operating results, and financial condition could be harmed.

Successful cyberattacks or data breaches at other technology companies, service providers, retailers, and other participants within our industry, whether or not we are impacted, could lead to a general loss of customer confidence that could negatively affect us, including harming the market perception of the effectiveness of our security measures, which could result in reduced use of our products and services.

Our industry is prone to cyber-attacks by third parties seeking unauthorized access to our data or users’ data or to disrupt our and our counterparts’ within the industry respective ability to provide service. Our products and services (and those of our partners and competitors within the industry) involve the collection, storage, processing, and transmission of a large amount of data. Any failure by those institutions and participants in our industry to prevent or mitigate security breaches and improper access to or disclosure of data or user data, including personal information, content, or payment information from users, or information from marketers, could result in the loss, modification, disclosure, destruction, or other misuse of such data, which could indirectly harm our business and reputation and diminish our competitive position within the market generally. In addition, computer malware, viruses, social engineering (such as spear phishing attacks), scraping, and general hacking continue to be prevalent in our industry, and while we anticipate that such events may occur on our systems in the future, the impact on those within our industry has already adversely impacted the market’s perception of the effectiveness of our and our partners’ security measures and countermeasures. Such breaches and attacks on our counterparts within the industry and within our market may cause, among other things, interruptions to the provision of service, degradation of the user experience, the loss of user confidence and trust in our products, or result in financial harm to us.

Risks Related to Intellectual Property

We will rely on third-party proprietary and open source software for our products and services. The inability to obtain third-party licenses for such software, obtain them on favorable terms, or adhere to the license terms for such software or any errors or failures caused by such software could harm our business, results of operations and financial condition.

Some of our offerings will include software or other intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these applications or to seek new licenses for existing or new applications. Necessary licenses may not be available on acceptable terms or under open source licenses permitting redistribution in commercial offerings, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms could result in delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our products and services, which could harm our business, results of operations and financial condition. Third parties may allege that additional licenses are required for our use of their software or intellectual property, which it may be unable to obtain on commercially reasonable terms or at all. The inclusion in our offerings of software or other intellectual property licensed from third parties on a non-exclusive basis could limit our ability to differentiate our offerings from those of our competitors. Failure to properly adhere to the license terms for software or other intellectual property might have negative effects, such as revocation of the license grant, penalties, added license fees or other liabilities. To the extent that our products and services depend upon the successful operation of third-party software, any undetected errors or defects in such third-party software could impair the functionality of our products and services, delay new feature introductions, result in a failure of products and services, and injure our reputation.

A significant portion of our products will incorporate open source software, and we expect to incorporate open source software into other offerings or products in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. Little legal precedent governs the interpretation of these licenses; therefore, the potential impact of these terms on our business is unknown and may result in unanticipated obligations regarding our technologies. If a distributor of open source software were to allege that we had not complied with our license, we could be required to incur significant legal expenses. In addition, if the license terms for the open source code change we may be forced to re-engineer our software or incur additional costs. If we combine our proprietary software with open source software or utilizes open source software in a certain manner, under some open source licenses, we could be in breach of the license if we did not release the source code of our proprietary software. Releasing the source code could substantially help competitors develop products that are similar to or better than ours and could help malevolent actors detect security weaknesses to develop and deploy attacks, including malware, against our products and systems.

If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have generally taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business.

Risks Related to Our Common Stock and Investment in Our Securities.

The market price of shares of our Common Stock may be volatile, which could cause the value of your investment to decline.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. For example, the securities markets experienced significant volatility as a result of the COVID-19 pandemic. Market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our Common Stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including: (1) variations in quarterly operating results or dividends, if any, to stockholders, (2) additions or departures of key management personnel, (3) publication of research reports about our industry, (4) litigation and government investigations, (5) changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business, (6) adverse market reaction to any indebtedness incurred or securities issued in the future, (7) changes in market valuations of similar companies, (8) adverse publicity or speculation in the press or investment community, (9) announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments and (10) the impact of the COVID-19 pandemic on our management, employees, partners, customers, and operating results. In response, the market price of shares of our Common Stock could decrease significantly. You may be unable to resell your shares of our Common Stock at or above your purchase price. Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

A small number of stockholders have substantial control over us, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

Our directors and executive officers and their respective affiliates beneficially own, in the aggregate, approximately 26% of our outstanding Common Stock. This significant concentration of ownership may have a negative impact on the trading price for our Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock may decline.

We provide public guidance on our expected operating and financial results for future periods. This guidance consists of forward-looking statements, subject to the risks and uncertainties described in this Prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Common Stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

We have incurred (and will continue to incur) significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements has, and will continue to, increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities in which we did not engage as a private company.

For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, the material weakness in our internal control over financial reporting identified in this Prospectus), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance.

Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting, and administrative activities. These increased costs will require the us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our management has identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, our management is required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Based on an evaluation of the effectiveness of our disclosure controls and procedures as of December 31, 2022, we determined that our disclosure controls and procedures were not effective as of that date due to the material weaknesses that were initially identified in fiscal year 2020 and that continued to exist as of March 31, 2023. We determined that we had material weaknesses in internal control because we did not maintain effective controls related to: (i) the completeness and accuracy of financial accounting, reporting and disclosures, (ii) the identification, review and accounting for nonroutine transactions and/or events and (iii) segregation of duties with respect to the processing of financial transactions. With the oversight of senior management and our audit committee, we implemented actions under a remediation plan which include (A) the hiring of personnel with technical accounting and financial reporting experience to further bolster our ability to assess judgmental areas of accounting and provide an appropriate level of oversight of activities related to internal control over financial reporting and (B) the engagement of external consultants in the assistance of the evaluation of complex accounting matters. We are implementing additional actions under a remediation plan which include, but are not limited to, (I) the implementation of improved accounting and financial reporting procedures and controls to improve the completeness and accuracy of our financial accounting, reporting and disclosures and (II) the establishment of formalized internal controls to review and maintain segregation of duties between control operators. We have continued the implementation of this plan and believe the measures described above will remediate the material weaknesses identified and strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures.

While we continue to implement our plan to remediate the material weaknesses described above, we cannot predict the success of such plan or the outcome of our assessment of these plans at this time. If our steps are insufficient to remediate the material weaknesses successfully and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of our financial reporting, investor confidence in us, and the value of our Common Stock could be materially and adversely affected. We can give no assurance that the implementation of this plan will remediate these deficiencies in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, causing us to fail to meet our reporting obligations.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act. We may not complete our analysis of our internal control over financial reporting in a timely manner, these internal controls may not be determined to be effective, and our independent registered public accounting firm may issue an adverse opinion, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of Sarbanes-Oxley. In addition to our remediation efforts described above under the heading “Our management has identified material weaknesses in our internal control over financial reporting and we may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations,” we may need to undertake various costly and time-consuming actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff, which may adversely affect our business, financial condition and results of operations. We may not be able to complete our evaluation, testing and any required remediation in a timely manner. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC.

Additionally, the existence of any material weakness, including our existing material weaknesses identified by management previously, or significant deficiency requires management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause shareholders to lose confidence in our reported financial information, all of which could materially and adversely affect our business and stock price.

We have no current plans to pay cash dividends on our Common Stock; as a result, stockholders may not receive any return on investment unless they sell their Common Stock for a price greater than the purchase price.

We have no current plans to pay dividends on our Common Stock. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that the board of directors may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, stockholders may not receive any return on an investment in our Common Stock unless they sell their shares for a price greater than that which they paid for them.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

We have warrants outstanding to purchase an aggregate of 17,905,000 shares of Common Stock. Pursuant to the 2021 Plan, we may issue an aggregate of up to 30,273,164 shares of Common Stock, which amount may be subject to increase from time to time. We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

●	Existing stockholders’ proportionate ownership interest in us will decrease;
●	The amount of cash available per share, including for payment of dividends in the future, may decrease;
●	The relative voting strength of each previously outstanding Common Stock may be diminished; and
●	The market price of our Common Stock may decline.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.

Our certificate of incorporation and amended and restated bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of the board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

●	The division of the board of directors into three classes and the election of each class for three-year terms;
●	Advance notice requirements for stockholder proposals and director nominations;
●	Provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called, and to take action by written consent;
●	Restrictions on business combinations with interested stockholders;
●

In certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the certificate of incorporation;

●	No cumulative voting;
●	The required approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote at an election of the directors to remove directors; and
●

The ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions.

These provisions of our certificate of incorporation and amended and restated bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Common Stock in the future, which could reduce the market price of our Common Stock.

The provision of our certificate of incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the amended and restated bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. It further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Although these provisions are expected to benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition or results of operations.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this Prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this Prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this Prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the selling securityholders pursuant to this Prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $205.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “AVPTW.”

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the selling securityholders under this Prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock began trading on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “AVPT,” and our Public Warrants began trading on the Nasdaq under the symbol “AVPTW” on July 2, 2021. Prior to the consummation of the Business Combination on July 1, 2021, Apex Units, Apex Public Shares, and Apex Public Warrants were each traded on the Nasdaq Capital Market under the symbols “APXTU,” “APXT,” and “APXTW,” respectively. Apex Units commenced public trading on September 17, 2019, and Apex’s Public Shares and Apex's Public Warrants commenced separate public trading on November 5, 2019. In connection with the closing of the Business Combination, each Apex Unit was separated into its components, which consisted of one share of Class A Common Stock and one-half of one Warrant, and such Units no longer exist.

Current Stockholder and Common Stock Information

On May 31, 2023, there were 192,268,859 shares of Common Stock issued and outstanding held of record by 21 holders, and 17,905,000 Warrants outstanding held of record by two holders. This figure does not include a substantially greater number of beneficial holders of our Common Stock and Public Warrants whose shares (or Warrants to purchase shares) are held by banks, brokers, and other financial institutions.

Dividend Policy

We have never declared or paid any dividends on shares of our Common Stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends is at the discretion of our Board, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements, and other factors that our Board may deem relevant. Except as noted in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, there are currently no contractual restrictions on our ability to pay dividends in cash or shares.

Securities Authorized for Issuance Under Equity Compensation Plans

See “Equity Compensation Plan Information” for more information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The MD&A should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this Prospectus. Additionally, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021, for Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ended December 31, 2021, compared to the year ended December 31, 2020, which we filed with the SEC on March 31, 2022.

First Quarter 2023 Business Highlights

●	Total annual recurring revenue (“ARR”) increased 26% year-over-year to $222.4 million as of March 31, 2023. On an FX adjusted basis, total ARR increased 31% year-over-year.

●	Total revenue increased 18% year-over-year to $59.6 million for the three months ended March 31, 2023. On a constant currency basis, total revenue increased 23% year-over-year;

●	SaaS revenue increased 34% year-over-year to $35.5 million for the three months ended March 31,2023. On a constant currency basis, SaaS revenue increased 39% year-over-year; and

●	The Company launched first-to-market governance, management, data protection and migration support for Microsoft Power Platform.

Full Year 2022 Business Highlights

●	Total ARR increased 27% year-over-year to $201.7 million as of December 31, 2022. On an FX adjusted basis, total ARR increased 32% year-over-year;

●	Total revenue increased 21% year-over-year to $232.3 million for the year ended December 31, 2022. On a constant currency basis, total revenue increased 29% year-over-year;

●	SaaS revenue increased 37% year-over-year to $117.2 million for the year ended December 31, 2022. On a constant currency basis, SaaS revenue increased 46% year-over-year;

●

Completed the acquisition of four companies during 2022, further enhancing the Company’s talent, product offerings, and distribution capabilities with a strong focus in the digital workplace and EdTech markets; and

●	Announced a 100 million SGD international research and development hub in Singapore to support the growing demand for our SaaS solutions.

Overview

AvePoint provides a cloud-native platform that organizations rely on to optimize IT operations, manage critical data and secure the digital workplace. As companies around the world embrace the new normal of hybrid work, they must build and deliver a new, seamless workplace experience for knowledge workers, centered around an extensive portfolio of SaaS solutions and productivity applications aimed at improving collaboration across the organization.

The adoption of this portfolio of solutions – what has been generally described as the “digital transformation” – is a substantial and ongoing challenge for most organizations, which for decades had previously relied upon only a small number of multi-purpose on-premises applications to drive business outcomes. However, to build and deliver an efficient digital workplace today, companies must address this abundance of applications and the associated explosive growth and sprawl of data with a platform offering that is well governed, fit for purpose, easy to use and built on automation.

AvePoint’s Confidence Platform empowers organizations – of all sizes, in all regions, and across all industries – to optimize and secure the solutions that most commonly establish and underpin the digital workplace. As our customers seek to rapidly reduce costs, improve productivity and make more informed business decisions, they depend on our platform for data-driven insights, critical business intelligence and ongoing operational value through automation.

The 2021 Business Combination

On November 23, 2020, Legacy AvePoint and the members of the Apex Group entered into the Business Combination Agreement, and following a series of subsequent mergers, on July 26, 2021, we became the successor to an SEC-registered and Nasdaq-listed company. See “Prospectus Summary — Background” for more information.

Key Business Metrics

Our management reviews the following key business metrics to measure our performance, identify trends affecting our business, formulate business plans, make strategic decisions, and effectively allocate resources. We disclose key business metrics within this MD&A section and elsewhere in this Prospectus to enable investors to evaluate progress against our growth strategies, provide transparency into performance trends, and reflect the continued evolution of our products and services. Our key business metrics are fundamentally interconnected and indicative of how customers use our products and services. However, increases or decreases in our key business metrics may not correspond with increases or decreases in our revenue. Our key business metrics are further discussed in the section titled “Notes to Consolidated Financial Statements.”

Comparison of Three Months Ended March 31, 2023 and March 31, 2022

The following chart illustrates certain of our key business metrics for the three months ended March 31, 2023 and 2022:

	March 31,
	2023	2022
Total ARR ($ in mil)	$222.4	$177.2

Annual Recurring Revenue

We calculate our ARR at the end of a particular period as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers.

For the three months ended March 31, 2023 and March 31, 2022, total ARR was $222.4 million and $177.2 million, respectively, representing growth of 26%. Growth in ARR is driven by both new business and the expansion of existing business.

We believe ARR is indicative of growth in recurring revenue streams, leading to higher revenue growth in future periods. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

Beginning in 2023, the Company is including its migration products in the calculation of ARR. Prior periods have also been restated to include migration products.

Comparison of the Years Ended December 31, 2022 and December 31, 2021

The following chart illustrates certain of our key business metrics for the years ended December 31, 2022 and December 31, 2021:

	December 31,
	2022	2021
Total ARR ($ in mil)(1)	$201.7	$159.2
Core TTM Dollar-Based Net Retention Rate (2)	105%	110%

(1) For 2022 and 2021, ARR from the migration products was excluded and totaled $13.0 million and $8.0 million, respectively.

(2) On an FX adjusted basis, Core TTM Dollar-Based Net Retention Rate (as defined below) was 108% and 109% for 2022 and 2021, respectively.

Annual Recurring Revenue

As of December 31, 2022, and December 31, 2021, total ARR was $201.7 million and $159.2 million, respectively, representing growth of 27%. Growth in ARR is driven by both new business and the expansion of existing business.

Core TTM Dollar-Based Net Retention Rate

We use a trailing twelve months ("TTM") dollar-based net retention rate to evaluate our ability to expand our revenue with our Core customer base, which are those with a contract duration exceeding three months.

“Core TTM Dollar-Based Net Retention Rate” as of a period end is calculated by starting with the ARR from the cohort of all Core customers as of 12 months prior to such period end (the “Prior Period ARR”). We then calculate the ARR from these same Core customers as of the current period end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Core TTM Dollar-Based Net Retention Rate.

Beginning in 2023, the Company started reporting this metric for its entire base of customers. For 2022 and 2021, this metric was 103% and 110%, respectively.

Components of Results of Operations

Revenue

We generate revenue from four primary sources: SaaS, term license and support, services, and maintenance.

SaaS revenue sources are generated from our cloud-based solutions. Term license and support revenue sources are generated from the sales of on-premises or hybrid licenses which include a distinct support component. Both SaaS and term license and support revenue sources are primarily billed annually. SaaS and term license and support are generally sold per user license or based upon the amount of data protected.

Services revenue includes revenue generated from implementation, training, consulting, migration, license customization and managed services. These revenues are recognized by applying a measure of progress, such as labor hours, to determine the percentage of completion of each contract. These offerings are not inherently recurring in nature and as such are subject to more period-to-period volatility than other elements of our business. Services revenue from managed services are recognized ratably or on a straight-line basis over the contract term.

Maintenance revenue is a result of selling ongoing support for perpetual licenses. It also includes recurring professional services such as Technical Account Management. Maintenance revenue is recognized ratably over the term of the maintenance agreement, which is typically one year.

Cost of Revenue

Cost of SaaS and cost of term license and support consists of all direct costs to deliver and support our SaaS and term license and support products, including salaries, benefits and related expenses, allocated overhead, and third-party hosting fees related to our cloud services. We recognize these expenses as they are incurred. We expect that these costs will increase in absolute dollars but may fluctuate as a percentage of SaaS and term license and support revenue from period to period.

Cost of maintenance consists of all direct costs to support our perpetual license products, including salaries, benefits, stock-based compensation and related expenses and allocated overhead. We recognize these expenses as they are incurred. We expect that cost of maintenance will decrease in absolute dollars as maintenance revenue declines but may fluctuate as a percentage of maintenance revenue.

Cost of services consists of salaries, benefits, stock-based compensation and related expenses for our services organization, allocated overhead and IT necessary to provide services for our customers. We recognize these expenses as they are incurred.

Gross Profit and Gross Margin

Gross profit is revenue less cost of revenue, and gross margin is gross profit as a percentage of revenue.

Gross profit has been and will continue to be affected by various factors, including the mix of our revenue, the costs associated with third-party cloud-based hosting services for our cloud-based subscriptions, and the extent to which we expand our customer support and services organizations. We expect that our gross margin will fluctuate from period to period depending on the interplay of these various factors but should increase in the long term as SaaS revenue continues to increase as a percentage of total revenue.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel-related expenses for sales, marketing and customer success personnel, stock-based compensation expense, sales commissions, marketing programs, travel-related expenses, and allocated overhead costs. We focus our sales and marketing efforts on creating sales leads and establishing and promoting our brand. Incremental sales commissions for new customer contracts are deferred and amortized ratably over the estimated period of our relationship with such customers. We plan to continue our investment in sales and marketing by hiring additional sales and marketing personnel, executing our go-to-market strategy globally, and building our brand awareness.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses for finance, legal and compliance, human resources, and IT personnel, as well as, stock-based compensation expense, external professional services, allocated overhead costs and other administrative functions. Our general and administrative expenses have increased as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, and increased expenses for insurance, investor relations, and professional services.

Research and Development

Research and development expenses consist primarily of personnel-related expenses incurred for our engineering and product and design teams, as well as stock-based compensation expense and allocated overhead costs. We have a research and development presence in the United States, China, Singapore and Vietnam. This provides a strategic advantage, allowing us to invest efficiently in both new product development and increasing our existing product capabilities. We believe delivering expanding product functionality is critical to enhancing the success of existing customers while new product development further reinforces our breadth of software solutions.

Other Income (Expense), net

Other income (expense), net consists primarily of fair value adjustments on earn-out and warrant liabilities and realized gain/loss for securities. Other income (expense), net also consists of foreign currency remeasurement gains/losses and interest income on corporate funds invested in money market instruments and highly liquid short-term investments.

Income Taxes

We are subject to income taxes in the U.S. (federal and state) and numerous foreign jurisdictions. Tax laws, regulations, administrative practices, principles, and interpretations in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, and other conditions. The foreign jurisdictions in which we operate have different statutory tax rates than those of the United States. Accordingly, our effective tax rate could be affected by the relative proportion of foreign to domestic income, use of foreign tax credits, changes in the valuation of our deferred tax assets and liabilities, applicability of any valuation allowances, and changes in tax laws in jurisdictions in which we operate.

Results of Operations

Comparison of Three Months Ended March 31, 2023 and March 31, 2022

The following table summarizes our historical consolidated statement of operations data for the three months period ended March 31, 2023 and 2022. The period-to-period comparison of operating results is not necessarily of results for future periods.

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Total revenue	$59,572	$50,291
Total cost of revenue(1)	17,890	14,776
Gross profit	41,682	35,515
Operating expenses:
Sales and marketing(1)	26,851	27,206
General and administrative(1)	14,648	15,602
Research and development(1)	9,015	6,555
Total operating expenses	50,514	49,363
Loss from operations	(8,832)	(13,848)
Other income (expense), net	1,628	3,104
Loss before income taxes	(7,204)	(10,744)
Income tax expense	1,978	309
Net loss	$(9,182)	$(11,053)

(1)         Stock-based compensation for the periods was included in the following line items:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue	$670	$578
Sales and marketing	2,201	2,462
General and administrative	4,382	4,484
Research and development	851	750
Total stock-based compensation	$8,104	$8,274

Revenue

The components of AvePoint's revenue during the three months ended March 31, 2023 and 2022 were as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
Revenue:
SaaS	$35,512	$26,553	$8,959	33.7%
Term license and support	10,904	10,202	702	6.9%
Services	9,747	8,925	822	9.2%
Maintenance	3,409	4,611	(1,202)	(26.1)%
Total revenue	$59,572	$50,291	$9,281	18.5%

Total revenue increased 18.5% to $59.6 million for the three months ended March 31, 2023, primarily as a result of an increase in SaaS revenue. For the three months ended March 31, 2023, SaaS revenue increased 33.7% to $35.5 million, as we saw strong customer demand for this offering. For the three months ended March, 31, 2023, SaaS revenues represented 60% of total revenue, up from 53% of total revenue in the prior year.

These increases were partially offset by a decrease in maintenance revenue, which decreased 26.1% to $3.4 million for the three months ended March 31, 2023.

Services revenue is expected to fluctuate as the offerings are not inherently recurring in nature. Additionally, maintenance revenue is expected to continue declining as we have shifted away from the sale of perpetual licenses and towards SaaS and term licenses. Without perpetual license sales, there will be limited opportunities to sell maintenance contracts to new customers. Existing customers have and will continue to transition to SaaS and term licenses, which will continue the decline in maintenance revenue. Term license revenue for the three months ended March 31, 2023 and 2022 includes $5.9 million and $6.2 million of revenue recognized at a point of time, respectively.

For the three months ended March 31, 2023, total revenue increased 23% year over year on a constant currency basis. Within total revenue, SaaS revenue increased 39% year over year on a constant currency basis.

Revenue by geographic region for the three months ended March 31, 2023 and 2022 was as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
North America	$24,436	$21,709	$2,727	12.6%
EMEA	19,488	15,342	4,146	27.0%
APAC	15,648	13,240	2,408	18.2%
Total	$59,572	$50,291	$9,281	18.5%

From the three months ended March 31, 2023, North America revenue increased 12.6% to $24.4 million, driven by a 32%, or $3.9 million increase in SaaS revenue, partially offset by a $1.2 million combined decrease in term license and support, services, and maintenance revenues. EMEA revenues increased 27.0% to $19.5 million, driven by a combined 36%, or $4.4 million increase in SaaS and term license and support revenue, partially offset by a $0.4 million decrease in maintenance revenue. APAC revenues increased 18.2% to $15.6 million, driven by a 42%, or $2.0 million increase in SaaS revenue and an $0.8 million increase in services revenue, partially offset by a $0.4 million combined decrease in term license and support and maintenance revenue.

For the three months ended March 31, 2023, North America revenue increased 13% with little to no impact when viewed on a constant currency basis. Revenue for EMEA increased 35% and revenue for APAC increased 25% year-over-year on a constant currency basis. For the three months ended March 31, 2023, North America SaaS revenue increased 33% on a constant currency basis, EMEA SaaS revenue increased 39% on a constant currency basis, and APAC SaaS revenue increased 53% on a constant currency basis.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP research and development expense.

We believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business. Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance.

Non-GAAP financial measures should not be considered as an alternative to performance measures derived in accordance with GAAP as measures of performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Cost of Revenue, Gross Profit, and Gross Margin

Cost of revenue, gross profit, and gross margin during the three months ended March 31, 2023 and 2022 were as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
Cost of revenue:
SaaS	$7,895	$5,563	$2,332	41.9%
Term license and support	461	585	(124)	(21.2)%
Services	9,351	8,350	1,001	12.0%
Maintenance	183	278	(95)	(34.2)%
Total cost of revenue	$17,890	$14,776	$3,114	21.1%
Gross profit	41,682	35,515	6,167	17.4%
Gross margin	70.0%	70.6%	—	—

GAAP cost of revenue	$17,890	$14,776	$3,114	21.1%
Stock-based compensation expense	(670)	(578)	(92)	(15.9)%
Amortization of acquired intangible assets	(242)	(23)	(219)	952.2%
Non-GAAP cost of revenue	$16,978	$14,175	$2,803	19.8%
Non-GAAP gross profit	42,594	36,116	6,478	17.9%
Non-GAAP gross margin	71.5%	71.8%	—	—

Cost of revenue increased 21.1% to $17.9 million for the three months ended March 31, 2023, primarily driven by a $2.0 million increase from higher aggregate hosting costs resulting from increased SaaS revenue, and $0.9 million related to higher personnel costs.

Operating Expenses

Sales and Marketing

Sales and marketing expenses during the three months ended March 31, 2023 and 2022 were as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
Sales and marketing	$26,851	$27,206	$(355)	(1.3)%
Percentage of revenue	45.1%	54.1%	—	—

GAAP sales and marketing	$26,851	$27,206	$(355)	(1.3)%
Stock-based compensation expense	(2,201)	(2,462)	261	(10.6)%
Amortization of acquired intangible assets	(157)	(28)	(129)	460.7%
Non-GAAP sales and marketing	$24,493	$24,716	$(223)	(0.9)%
Non-GAAP percentage of revenue	41.1%	49.1%	—	—

Sales and marketing expenses decreased 1.3% to $26.9 million for the three months ended March 31, 2023. The decrease was driven by a $0.6 million decrease in third party marketing spend, partially offset by higher commissions related to increased bookings throughout the prior year.

General and Administrative

General and administrative expenses during the three months ended March 31, 2023 and 2022 were as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
General and administrative	$14,648	$15,602	$(954)	(6.1)%
Percentage of revenue	24.6%	31.0%	—	—

GAAP general and administrative	$14,648	$15,602	$(954)	(6.1)%
Stock-based compensation expense	(4,382)	(4,484)	102	(2.3)%
Non-GAAP general and administrative	$10,266	$11,118	$(852)	(7.7)%
Non-GAAP percentage of revenue	17.2%	22.1%	—	—

General and administrative expenses decreased 6.1% to $14.6 million for the three months ended March 31, 2023. The decrease was attributed to a $0.5 million decrease in professional service costs mainly related to the prior year’s acquisitions, and a decrease in recruiting costs mainly due to less reliance on outside agencies for hiring.

Research and Development

Research and development expenses during the three months ended March 31, 2023 and 2022 were as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
Research and development	$9,015	$6,555	$2,460	37.5%
Percentage of revenue	15.1%	13.0%	—	—

GAAP research and development	$9,015	$6,555	$2,460	37.5%
Stock-based compensation expense	(851)	(750)	(101)	13.5%
Non-GAAP research and development	$8,164	$5,805	$2,359	40.6%
Non-GAAP percentage of revenue	13.7%	11.5%	—	—

Research and development expenses increased 37.5% to $9.0 million for the three months ended March 31, 2023, primarily driven by an increase in employee compensation related costs. The increase in headcount further supports the Company's continued effort to invest in developing new offerings and improve its existing offerings.

Income Tax Provision

Income tax benefit during the three months ended March 31, 2023 and 2022 was as follows:

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
	(in thousands, except percentages)
Income tax expense	$1,978	$309	$1,669	540.1%

AvePoint's income tax expense for the three months ended March 31, 2023 was $2.0 million, as compared to a tax expense of $0.3 million for the three months ended March 31, 2022. The effective tax rate was (27.46)% for the three months ended March 31, 2023, compared to (2.88)% for the three months ended March 31, 2022. The change in effective tax rates for the three-month period ended March 31, 2023, as compared to the three-month period ended March 31, 2022, was primarily due to the mix of pre-tax income (loss) results by jurisdictions taxed at different rates, certain jurisdictions with separate tax expense calculated, and tax losses for which no benefit can be taken.

In assessing the need for a valuation allowance, the Company has considered all available positive and negative evidence including its historical levels of income, expectations of future taxable income, future reversals of existing taxable temporary differences and ongoing tax planning strategies. If in the future, the Company determines it is more likely than not that deferred tax assets will not be realized, the Company may set up valuation allowance, which may result in income tax expense in the Company’s condensed consolidated statements of operations and condensed consolidated statements of comprehensive loss.

Non-GAAP Operating Income (loss) and Non-GAAP Operating Margin

We believe that, in addition to our financial results determined in accordance with GAAP, non-GAAP operating income (loss) and non-GAAP operating margin are useful in evaluating our business, results of operations, and financial condition.

Non-GAAP operating income (loss) and non-GAAP operating margin should not be considered as an alternative to operating income, operating margin or any other performance measures derived in accordance with GAAP as measures of performance. Non-GAAP operating income (loss) and non-GAAP operating margin should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Non-GAAP operating income (loss) and non-GAAP operating margin are non-GAAP financial measures that our management uses to assess our overall performance. We define non-GAAP operating income (loss) as GAAP operating income (loss) plus stock-based compensation and the amortization of acquired intangible assets. We define non-GAAP operating margin as non-GAAP operating income divided by revenue. We believe non-GAAP operating income (loss) and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of stock-based compensation which has had historical volatility from period to period due to marked-to-market securities, and of acquired intangible assets, which are unrelated to current operations and are neither comparable to the prior period nor predictive of future results. The elimination of the effect of variability caused by stock-based compensation expense and the amortization of acquired assets, both of which are non-cash expenses, provides a better representation as to the overall operating performance of the Company. We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance and trends as well as our performance relative to our peers, (b) to set and approve spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, and (e) to assess financial discipline over operational expenditures.

The following table presents a reconciliation of non-GAAP operating income (loss) from the most comparable GAAP measure, operating income, for the three months ended March 31, 2023 and the comparable period in 2022:

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentages)
GAAP operating loss	$(8,832)	$(13,848)
GAAP operating margin	(14.8)%	(27.5)%
Add:
Stock-based compensation	8,104	8,274
Amortization of acquired intangible assets	399	51
Non-GAAP operating loss	$(329)	$(5,523)
Non-GAAP operating margin	(0.6)%	(11.0)%

Comparison of the Years Ended December 31, 2022 and December 31, 2021

The following table summarizes our historical consolidated statement of operations data for the years ended December 31, 2022 and 2021. The period-to-period comparison of operating results is not necessarily indicative of results for future periods.

	Year Ended December 31,
	2022	2021
	(in thousands)
Total revenue	$232,339	$191,909
Total cost of revenue(1)	65,123	52,664
Gross profit	167,216	139,245
Operating expenses:
Sales and marketing(1)	109,805	100,512
General and administrative(1)	64,874	59,221
Research and development(1)	30,519	31,765
Depreciation and amortization	3,084	1,238
Total operating expenses	208,282	192,736
Loss from operations	(41,066)	(53,491)
Other income (expense), net	7,416	20,703
Loss before income taxes	(33,650)	(32,788)
Income tax expense	5,038	457
Net loss	$(38,688)	$(33,245)

(1)         Stock-based compensation for the periods was included in the following line items:

	Year Ended December 31,
	2022	2021
	(in thousands)
Cost of revenue	$2,640	$3,477
Sales and marketing	11,393	15,906
General and administrative	19,398	24,063
Research and development	3,787	16,062
Total stock-based compensation	$37,218	$59,508

Revenue

The components of AvePoint’s revenue during the years ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
Revenue:
SaaS	$117,180	$85,580	$31,600	36.9%
Term license and support	57,214	50,970	6,244	12.3%
Services	41,283	31,919	9,364	29.3%
Maintenance	15,868	21,022	(5,154)	(24.5)%
Perpetual license	794	2,418	(1,624)	(67.2)%
Total revenue	$232,339	$191,909	$40,430	21.1%

Total revenue increased 21.1% to $232.3 million for the year ended December 31, 2022, primarily as a result of an increase in SaaS revenue. SaaS revenue growth comprised approximately 78% of the net increase year over year. For the year ended December 31, 2022, SaaS revenue increased 36.9% to $117.2 million, as we continued to see strong customer demand for these and our term license and services offerings.

The increases were partially offset by a decrease in maintenance revenue, which decreased 24.5% to $15.9 million for the year ended December 31, 2022.

Our revenue from perpetual license and maintenance offerings is expected to continue declining as we shift away from the sale of perpetual licenses and towards SaaS licenses. Without material perpetual license sales, there will be limited opportunities to sell maintenance contracts to new customers. Existing maintenance customers have transitioned and will continue to transition to SaaS and term licenses, which will continue the decline in maintenance revenue.

For the year ended December 31, 2022, total revenue increased 29% year over year on a constant currency basis. Within total revenue, SaaS revenue increased 46% year over year on a constant currency basis.

Revenue by geographic area during the years ended December 31, 2022 and 2021 was as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
North America	$102,025	$83,034	$18,991	22.9%
EMEA	71,635	58,285	13,350	22.9%
APAC	58,679	50,590	8,089	16.0%
Total	232,339	191,909	40,430	21.1%

From the year ended December 31, 2021 to the year ended December 31, 2022, North America revenues increased by $19.0 million, driven by a $21.1 million increase in SaaS, term license and support, and services revenues, partially offset by a $2.1 million decrease in maintenance and perpetual license revenue. EMEA revenues increased by $13.4 million, driven by an $15.6 million increase in SaaS, term license and support, and services revenue, partially offset by a $2.2 million decrease in maintenance and perpetual license revenue. APAC revenues increased by $8.1 million, driven by a $10.6 million increase in SaaS, term license and support, and services revenue, partially offset by a $2.5 million decrease in maintenance and perpetual license revenue.

For the year ended December 31, 2022, North America total revenue increased 23% on a constant currency basis, EMEA total revenue increased 38% on a constant currency basis, and APAC total revenue increased 28% on a constant currency basis. For the year ended December 31, 2022, North America SaaS revenue increased 39% on a constant currency basis, EMEA SaaS revenue increased 48% on a constant currency basis, and APAC SaaS revenue increased 57% on a constant currency basis.

Non-GAAP Financial Measures

As noted above, in addition to our financial results determined in accordance with GAAP, we disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP research and development expense. For additional information on our use of non-GAAP financial measures, see "Non-GAAP Financial Measures" above.

Cost of Revenue, Gross Profit, and Gross Margin

Cost of revenue, gross profit, and gross margin during the years ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
Cost of revenue:
SaaS	$26,617	$19,039	$7,578	39.8%
Term license and support	1,969	950	1,019	107.3%
Services	35,629	30,726	4,903	16%
Maintenance	908	1,949	(1,041)	(53.4)%
Total cost of revenue	$65,123	$52,664	$12,459	23.7%
Gross profit	167,216	139,245	27,971	20.1%
Gross margin	72.0%	72.6%	—	—

GAAP cost of revenue	$65,123	$52,664	$12,459	23.7%
Stock-based compensation expense	(2,640)	(3,477)	837	(24.1)%
Non-GAAP cost of revenue	$62,483	$49,187	$13,296	27.0%
Non-GAAP gross profit	169,856	142,722	27,134	19.0%
Non-GAAP gross margin	73.1%	74.4%	—	—

Cost of revenue expenses increased 23.7% to $65.1 million for the year ended December 31, 2022, driven by an $8.8 million increase from higher aggregated hosting costs resulting from increased SaaS revenue and a $4.9 million increase in personnel costs primarily due to higher headcount. Within personnel costs, a one-time expense of $0.2 million was associated with the Company’s reduction in workforce announced in December of 2022, primarily related to severance and compensation benefits.

Operating Expenses

Sales and Marketing

Sales and marketing expenses during the years ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
Sales and marketing	$109,805	$100,512	$9,293	9.2%
Percentage of revenue	47.3%	52.4%	—	—

GAAP sales and marketing	$109,805	$100,512	$9,293	9.2%
Stock-based compensation expense	(11,393)	(15,906)	4,513	(28.4)%
Non-GAAP sales and marketing	$98,412	$84,606	$13,806	16.3%
Non-GAAP percentage of revenue	42.4%	44.1%	—	—

Sales and marketing expenses increased 9.2% to $109.8 million for the year ended December 31, 2022, primarily due to an increase of $10.0 million in personnel costs from higher headcount as well as increasing employee compensation which includes commissions, and also from a $1.2 million increase in travel costs, which have risen as business shifts to a more normalized pre-pandemic state. Within personnel costs, a one-time expense of $1.9 million was associated with the Company’s reduction in workforce announced in December of 2022, primarily related to severance and compensation benefits.

General and Administrative

General and administrative expenses during the years ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
General and administrative	$64,874	$59,221	$5,653	9.5%
Percentage of revenue	27.9%	30.9%	—	—

GAAP sales and marketing	$64,874	$59,221	$5,653	9.5%
Stock-based compensation expense	(19,398)	(24,063)	4,665	(19.4)%
Non-GAAP sales and marketing	$45,476	$35,158	$10,318	29.3%
Non-GAAP percentage of revenue	19.6%	18.3%	—	—

General and administrative expenses increased 9.5% to $64.9 million for the year ended December 31, 2022.

The year over year increase was partially due to an increase of $4.8 million in personnel costs as a result of increased headcount and overall costs to support the growth in our business. Within personnel costs, a one-time expense of $0.5 million was associated with the Company’s reduction in workforce announced in December of 2022, primarily related to severance and compensation benefits. Of the remaining increase, professional services increased $1.4 million primarily due to increased legal fees relating to acquisitions.

Research and Development

Research and development expenses during the years ended December 31, 2022 and 2021 were as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
Research and development	$30,519	$31,765	$(1,246)	(3.9)%
Percentage of revenue	13.1%	16.6%	—	—

GAAP research and development	$30,519	$31,765	$(1,246)	(3.9)%
Stock-based compensation expense	(3,787)	(16,062)	12,275	(76.4)%
Non-GAAP research and development	$26,732	$15,703	$11,029	70.2%
Non-GAAP percentage of revenue	11.5%	8.2%	—	—

Research and development expenses decreased 3.9% to $30.5 million for the year ended December 31, 2022. Stock-based compensation contributed a decrease of $12.3 million year over year, primarily as a result of a one-time compensation expense related to existing stock-based compensation awards to a group of AvePoint’s international employees. The primary driver of the offsetting increase resulted from $8.9 million higher compensation costs for research and development personnel as the Company seeks to expand development of new offerings and improvements to existing offerings. Within personnel costs, a one-time expense of $0.5 million was associated with the Company’s reduction in workforce announced in December of 2022, primarily related to severance and compensation benefits.

Income Tax Provision

Income tax provision during the years ended December 31, 2022 and 2021 was as follows:

	Year Ended December 31,		Change
	2022	2021	Amount	%
	(in thousands, except percentages)
Income tax expense	$5,038	$457	$4,581	1,002.4%

Our income tax expense for the year ended December 31, 2022 was $5.0 million as compared to $0.5 million for the year ended December 31, 2021. The effective tax rate, which equals the income tax provision divided by income from continuing operations, was (15.0)% for the year ended December 31, 2022, compared to (1.4)% for the year ended December 31, 2021. The change in effective tax rates for the year ended December 31, 2022, as compared to the year ended December 31, 2021, was primarily due to the mix of pre-tax income (loss) results by jurisdictions taxed at different rates than 21%, a permanent item recorded for the executive compensation limitation and changes in the valuation allowance in the U.S. and certain foreign jurisdictions.

Non-GAAP Operating Income and Non-GAAP Operating Margin

As noted above, in addition to our financial results determined in accordance with GAAP, non-GAAP operating income (loss) and non-GAAP operating margin are useful in evaluating our business, results of operations, and financial condition. For additional information on our use of non-GAAP operating income (loss) and non-GAAP operating margin, see "Non-GAAP Operating Income (loss) and Non-GAAP Operating Margin" above.

GAAP operating margin for the years ended December 31, 2022 and 2021, was (17.7)% and (27.9)% respectively. Non-GAAP operating margin for the years ended December 31, 2022 and 2021, was (1.2)% and 3.1%, respectively. The reduction in non-GAAP operating margin was primarily attributable to higher personnel costs across the organization, increased Azure costs to support the growth in SaaS revenue, returning to a more normalized post-COVID travel routine and the full-year inclusion of expenses related to becoming a publicly traded company.

The following table presents a reconciliation of non-GAAP operating income from the most comparable GAAP measure, operating income, for the periods presented:

	Year Ended December 31,
	2022	2021
	(in thousands, except percentages)
GAAP operating loss	$(41,066)	$(53,491)
GAAP operating margin	(17.7)%	(27.9)%
Add:
Stock-based compensation	37,218	59,508
Amortization of acquired intangible assets	955	—
Non-GAAP operating (loss) income	$(2,893)	$6,017
Non-GAAP operating margin	(1.2)%	3.1%

Liquidity and Capital Resources

As of March 31, 2023, we had $228.8 million in cash and cash equivalents and $2.9 million in short-term investments.

Our short-term liquidity needs primarily include working capital for sales and marketing, research and development, and continued innovation. Our long-term capital requirements will depend on many factors, including our growth rate, levels of revenue, the expansion of sales and marketing activities, market acceptance of our platform, the results of business initiatives, and the timing of new product introductions.

We also maintain a loan and security agreement with HSBC Venture Bank USA, Inc. (“HSBC”) as lender for a revolving line of credit of up to $30.0 million. The line currently bears interest at a rate equal to SOFR plus 0.1%. The line carries an unused fee of 0.5%. The line will mature on July 7, 2023. We are required to maintain a specified adjusted quick ratio and a minimum annual recurring revenue tested by HSBC each quarter. We pledged, assigned and granted to HSBC a security interest in all shares, future proceeds and assets (except for excluded assets, including material intellectual property) as a security for the performance of the loan and security agreement obligations. As of March 31, 2023, we are compliant with all covenants under the line and had no borrowings outstanding under the line of credit.

We believe that our existing cash, cash equivalents and short-term investments, our cash flows from operating activities, and our borrowing capacity under our credit facility with HSBC are sufficient to meet our working capital and capital expenditure needs for at least the next twelve months. In the future, we may attempt to raise additional capital through the sale of additional equity or debt financing. The sale of additional equity would be dilutive to our stockholders. Additional debt financing could result in increased debt service obligations and more restrictive financial and operational covenants.

Cash Flows

Comparison of Three Months Ended March 31, 2023 and March 31, 2022

The following table sets forth a summary of our cash flows for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Net cash provided by (used in) operating activities	$1,250	$(6,123)
Net cash provided by (used in) investing activities	862	(181,471)
Net cash (used in) provided by financing activities	(690)	287

Operating Activities

Net cash provided by operating activities for the three months ended March 31, 2023 was $1.3 million, reflecting AvePoint’s net loss of $9.2 million, adjusted for non-cash items of $9.3 million and net cash inflows of $1.2 million from changes in its operating assets and liabilities. The primary drivers of non-cash items were stock-based compensation which reflects ongoing compensation partially offset by a decrease in the mark to market value of earn-out and warranty liabilities. The drivers of changes in operating assets and liabilities are seasonal in nature. These drivers are related to a decrease in accounts receivable due primarily to timing of customer invoices and decrease in prepaid expenses and other current assets primarily related to prepaid insurance and a decrease in accrued expenses primarily due to accrued bonuses, commissions and VAT/sales tax payable.

Net cash used in operating activities for the three months ended March 31, 2022 was $6.1 million, reflecting AvePoint’s net loss of $11.1 million, adjusted for non-cash items of $6.8 million and net cash outflows of $1.9 million from changes in its operating assets and liabilities. The primary drivers of non-cash items were stock-based compensation which reflects ongoing compensation partially offset by a decrease in the mark to market value of earn-out and warranty liabilities. The drivers of changes in operating assets and liabilities are seasonal in nature. These drivers are related to a decrease in accounts receivable due primarily to timing of customer invoices and decrease in prepaid expenses and other current assets primarily related to prepaid insurance and offset by a decrease in accrued expenses primarily due to the payment of accrued bonuses and commissions.

Investing Activities

Net cash provided by investing activities for the three months ended March 31, 2023 was $0.9 million. It primarily consisted of $1.6 million due to the maturity of short-term investments, partially offset by $0.3 million from the capitalization of internal use software and $0.2 million of purchases of property and equipment.

Net cash used in investing activities for the three months ended March 31, 2022 was $181.5 million. It primarily consisted of $179.9 million of purchases of short-term investments, $1.4 million as a result of the acquisition of I-Access, and $1.0 million of purchases of property and equipment, partially offset by $0.9 million in the maturity of short-term investments.

Financing Activities

Net cash used in financing activities for the three months ended March 31, 2023 was $0.7 million. The primary driver of cash flows from financing activities was due to $1.8 million in purchases of common stock, partially offset by $1.1 million of proceeds from the exercising of stock options.

Net cash provided by financing activities for the three months ended March 31, 2022 was $0.3 million. The primary driver of cash flows from financing activities was due to $1.0 million of proceeds from the exercising of stock options, partially offset by $0.7 million in purchases of common stock.

Indebtedness

Credit Facility

We maintain a line of credit under a Loan Agreement, as amended (the “Amended Loan Agreement”) with HSBC, as the lender. See “Note 7 - Line of Credit” to the unaudited interim condensed consolidated financial statements included in this Prospectus.

The Amended Loan Agreement provides for a revolving line of credit of up to $30.0 million and an additional $20.0 million accordion feature for additional capital we may draw at our request. Borrowings under the line currently bear interest at a rate equal to SOFR plus 0.1%. The line carries an unused fee of 0.5% per year. Any proceeds of borrowings under the Amended Loan Agreement will be used for general corporate purposes.

On a consolidated basis with our subsidiaries, we are required to maintain a specified adjusted quick ratio and minimum annual recurring revenue, tested by HSBC each quarter. Pursuant to the Amended Loan Agreement, we pledged, assigned, and granted HSBC a security interest in all shares of our subsidiaries, future proceeds, and certain assets as security for our obligations under the Amended Loan Agreement. Our line of credit under the Amended Loan Agreement will mature on July 7, 2023.

To date, we are in compliance with all covenants under the Amended Loan Agreement. We have not at any time, including as of and for the three months ended March 31, 2023, borrowed under the Amended Loan Agreement. The description of the Amended Loan Agreement is qualified in its entirety by the full text of the form of such agreement, a copy of which is attached as an exhibit to our Prospectus.

Leasing Activities

We are obligated under various non-cancelable operating leases for office space. The initial terms of the leases expire on various dates through 2030. As of March 31, 2023, the commitments related to these operating leases is $19.8 million, of which $6.7 million is due in the next twelve months.

Comparison of the Years Ended December 31, 2022 and December 31, 2021

The following table sets forth a summary of our cash flows for the years ended December 31, 2022 and December 31, 2021.

	Year Ended December 31,
	2022	2021
	(in thousands)
Net cash (used in) provided by operating activities	$(774)	$5,030
Net cash used in investing activities	(21,452)	(3,377)
Net cash (used in) provided by financing activities	(17,148)	198,617

Operating Activities

Net cash used in operating activities for the year ended December 31, 2022, was $0.8 million, reflecting our net loss of $38.7 million, adjusted for non-cash items of $46.2 million and net cash outflows of $8.3 million from changes in our operating assets and liabilities. The main considerations for non-cash items were stock-based compensation, which reflects ongoing compensation charges for the entity’s equity- and pre-merger liability-classified awards, operating lease right-of-use asset expense and mark to market adjustments on earnout and warrant liabilities. The main considerations of changes in operating assets and liabilities that resulted in cash outflows related to an increase in deferred contract costs and operating lease liabilities. This was partially offset by cash inflows related to an increase in deferred revenue that is partially offset by an increase in accounts receivable as a result of the business growth, and an increase in accrued expenses primarily due to personnel related expenses.

Net cash provided by operating activities for the year ended December 31, 2021, was $5.0 million, reflecting our net loss of $33.2 million, adjusted for non-cash items of $39.9 million and net cash outflows of $1.6 million from changes in our operating assets and liabilities. The primary drivers for non-cash items were stock-based compensation, which reflects ongoing compensation charges for the entity’s equity- and pre-merger liability-classified awards, mark to market adjustments on earnout and warrant liabilities and changes in deferred tax assets as a result of timing differences in tax related to stock option awards. The primary drivers of changes in operating assets and liabilities related to an increase in accounts receivable due primarily to timing of payments from customers and an increase in prepaid expenses and other current assets primarily related to prepaid insurance in Q3 2021 and an estimated tax payment in Q2 2021, partially offset by an increase in accounts payable and accrued expenses primarily due to billings related to professional services and an increase in deferred revenue due to continued increases in sales of our SaaS offerings which result in increased up-front payments.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2022, was $21.5 million, consisting of $18.6 million in acquisitions and $3.9 million of purchases of property and equipment, as well as $183.5 million in maturities of short-term investments and $180.9 million in the purchase of investments.

Net cash used in investing activities for the year ended December 31, 2021, was $3.4 million, consisting of $2.5 million of purchases of property and equipment and $1.4 million of purchases of short-term investments.

Financing Activities

Net cash used in financing activities for the year ended December 31, 2022, was $17.1 million. The primary driver of cash flows from financing activities was due to $19.9 million in purchases of Common Stock, partially offset by $2.8 million of proceeds from the exercising of stock options.

Net cash provided by financing activities for the year ended December 31, 2021, was $198.6 million. The primary driver of cash flows from financing activities was a result of the Business Combination, which resulted in a $441.6 million cash inflow, net of issuance costs paid immediately prior to the merger, partially offset by $130.9 million of cash outflows to Legacy AvePoint’s preferred stockholders and $106.2 million of cash outflows to Legacy AvePoint’s common stockholders. Other cash flows from financing activities included $7.5 million of cash outflows to holders of Legacy AvePoint options, $3.0 million of cash outflows for Business Combination transaction costs paid directly by us, and $1.6 million of cash outflows related to Legacy AvePoint’s purchase of pre-Business Combination Apex shares, which are now recorded as treasury stock. These cash outflows were partially offset by $5.6 million of cash inflows from the proceeds collected upon exercise of stock options.

Indebtedness

Credit Facility

We maintain a line of credit under the Amended Loan Agreement with HSBC, as the lender. See “Note 10 – Line of Credit” to the audited consolidated financial statements included in this Prospectus.

The Amended Loan Agreement provides for a revolving line of credit of up to $30.0 million, with an additional $20.0 million accordion feature for additional capital we may draw at our request. Borrowings under the line currently bear interest at a rate equal to SOFR plus 0.1%. The line carries an unused fee of 0.5% per year. Any proceeds of borrowings under the Amended Loan Agreement will be used for general corporate purposes.

On a consolidated basis with our subsidiaries, we are required to maintain a specified adjusted quick ratio, tested by HSBC each quarter. Pursuant to the Amended Loan Agreement, we pledged, assigned, and granted HSBC a security interest in all shares of our subsidiaries, future proceeds, and certain assets as security for our obligations under the Amended Loan Agreement. Our line of credit under the Amended Loan Agreement will mature on July 7, 2023.

We have not at any time, including as of and for the fiscal year ending as of December 31, 2022, borrowed under the Amended Loan Agreement. The description of the Amended Loan Agreement is qualified in its entirety by the full text of such agreement, a copy of which is attached as an exhibit to our Prospectus.

Leasing Obligations

We are obligated under various non-cancelable operating leases for office space. The initial terms of the leases expire on various dates through 2030. During the years ended December 31, 2022 and 2021, total rent expense for facilities amounted to $6.8 million and $6.4 million, respectively. As of December 31, 2022, letters of credit have been issued in the amount of $0.9 million as security for operating leases. The letters of credit are secured by certificates of deposit.

Operating Segment Information

We operate in one segment. Our products and services are sold throughout the world, through direct and indirect sales channels. Our chief operating decision maker (the “CODM”) is our Chief Executive Officer. The CODM makes operating performance assessment and resource allocation decisions on a global basis. The CODM does not receive discrete financial information about asset allocation, expense allocation, or profitability by product or geography. See “Note 18 – Segment Information” to the audited consolidated financial statements included in this Prospectus for more information.

Critical Accounting Policies and Estimates

Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. We also make estimates and assumptions on the reported revenue generated and reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that our management believes are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

While our significant accounting policies are described in more detail in the section titled “Notes to Consolidated Financial Statements” included in this Prospectus, we believe the following critical accounting policies are most important to understanding and evaluating our reported financial results.

Revenue Recognition

We derive revenue from four primary sources: SaaS, term license and support, services, and maintenance. Many of our contracts with customers include multiple performance obligations. Judgment is required in determining whether each performance obligation is distinct. Our products and services generally do not require a significant amount of integration or interdependency; therefore, our products and services are generally not combined. We allocate the transaction price for each contract to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation within each contract.

We use judgment in determining the SSP for products and services. For substantially all performance obligations except term licenses, we are able to establish the SSP based on the observable prices of products or services sold separately in comparable circumstances to similar customers. We typically establish an SSP range for our products and services which is reassessed on a periodic basis or when facts and circumstances change. Term licenses are sold only as a bundled arrangement that includes the rights to a term license and support. In determining the SSP of license and support in a term license arrangement, we apply observable inputs using the value relationship between support and term license, the value relationship between support and perpetual licenses, the average economic life of our products, software renewals rates and the price of the bundled arrangement in relation to the perpetual licensing approach. Using a combination of the relative fair value method or the residual value method, the SSP of the performance obligations in an arrangement is allocated to each performance obligation within a sales arrangement.

Company Earn-Out Shares

In evaluation of the Company Earn-Out Shares and Company Earn-Out RSUs, management determined that the Company Earn-Out Shares represent derivatives to be marked to market at each reporting period, while the Company Earn-Out RSUs represent equity under ASC 718. Refer to “Note 16 — Stock-Based Compensation” to the audited consolidated financial statements included in this Prospectus for more information regarding the Company Earn-Out RSUs.

In order to capture the market conditions associated with the Company Earn-Out Shares, the Company applied an approach that incorporated a Monte Carlo simulation, which involved random iterations that took different future price paths over the Sponsor Earn-Out Shares’ contractual life based on the appropriate probability distributions. The fair value was determined by taking the average of the fair values under each Monte Carlo simulation trial. The Monte Carlo model requires highly subjective assumptions including the expected volatility of the price of our Common Stock, and the expected term of the earn-out shares.

Economic Conditions, Challenges, and Risks

The markets for software and cloud-based services are dynamic and highly competitive. Our competitors are developing new software while also deploying competing cloud-based services for consumers and businesses. Customer preferences evolve rapidly, and choices in hardware, products, and devices can and do influence how users access services in the cloud, and in some cases, the user’s choice of which suite of cloud-based services to use. We must continue to evolve and adapt to keep pace with this changing environment. The investments we are making in infrastructure, research and development, marketing, and geographic expansion will continue to increase our operating costs and may decrease our operating margins.

Our success is highly dependent on our ability to attract and retain qualified employees. We hire a mix of university and industry talent worldwide. We compete for talented individuals globally by offering an exceptional working environment, broad customer reach, scale in resources, the ability to grow one’s career across many different products and businesses, and competitive compensation and benefits. Aggregate demand for our software, services, and devices is correlated to global macroeconomic and geopolitical factors, which remain dynamic. In 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Our international operations provide a significant portion of our total revenue and expenses. Many of these revenue and expenses are denominated in currencies other than the U.S. dollar. As a result, changes in foreign exchange rates may significantly affect revenue and expenses. Refer to the section titled “Risk Factors” for a discussion of these factors and other risks.

Seasonality

Our quarterly revenue fluctuates and does not necessarily grow sequentially when measuring any one fiscal quarter’s revenue with another (e.g. comparing the fourth fiscal quarter of fiscal year 2022 with the first fiscal quarter of fiscal year 2023). Historically, our third and fourth quarters have been our highest revenue quarters, however those results are not necessarily indicative of future quarterly revenue or full year results. Higher third and fourth quarter revenue is driven primarily by increased sales resulting from our customers’ fiscal year ends. Additionally, new product and service introductions (including the timing of those introductions) can significantly impact revenue. Revenue can also be affected when customers anticipate a product introduction. Our operating expenses have generally increased sequentially due to increases in personnel in connection with the expansion of our business.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We will be an emerging growth company at least until June 30, 2023. As a result, we have elected to avail ourselves of the extended transition period and will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. The next determination date as to whether we have satisfied the criteria set forth in the foregoing (b), (c), and (d) is the last day of our second fiscal quarter in 2023.

Recently Issued and Adopted Accounting Pronouncements

For information about recent accounting pronouncements, see Note 2 to the Consolidated Financial Statements of this Prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

Interest Rate Risk

As of March 31, 2023, we had cash and cash equivalents, marketable securities, and short-term deposits of $231.7 million. As of December 31, 2022, we had cash and cash equivalents, marketable securities, and short-term deposits of $229.8 million. Our cash and cash equivalents are held in cash deposits and money market funds. Due to the short-term nature of these instruments, we believe that it does not have any material exposure to changes in the fair value of our investment portfolio due to changes in interest rates. Declines in interest rates, however, would reduce our future interest income. The effect of a hypothetical 10% change in interest rates would not have a material negative impact on our consolidated financial statements. As of March 31, 2023 and December 31, 2022, we had no outstanding obligations under our line of credit with HSBC under the Amended Loan Agreement. To the extent we enter into other long-term debt arrangements in the future, we would be subject to fluctuations in interest rates which could have a material impact on our future financial condition and results of operation.

Foreign Currency Exchange Risk

Fluctuations in foreign currencies impact the amount of total assets and liabilities that we report for our foreign subsidiaries upon the translation of these amounts into U.S. Dollars. In particular, the amount of cash, cash equivalents and marketable securities that we report in U.S. Dollars for a significant portion of the cash held by these subsidiaries is subject to translation variance caused by changes in foreign currency exchange rates as of the end of each respective reporting period, the offset to which is substantially recorded to accumulated other comprehensive income on our consolidated balance sheets and is also presented as a line item in its consolidated statements of comprehensive income. To date, we have not entered into any hedging arrangements with respect to foreign currency risk or other derivative financial instruments.

As the U.S. Dollar fluctuated against certain international currencies as of December 31, 2022, the balances that we reported in U.S. Dollars for foreign subsidiaries that hold international currencies as of December 31, 2022, increased relative to what it would have reported using a constant currency rate from December 31, 2021. As reported in our consolidated statements of cash flows, the estimated effects of exchange rate changes on our reported cash and cash equivalents balances in U.S. Dollars was a decrease of $1.7 million for the year ended December 31, 2022, and a decrease of $1.2 million for the year ended December 31, 2021. If overall foreign currency exchange rates in comparison to the U.S. Dollar uniformly would have been weaker by 10% as of December 31, 2022, and December 31, 2021, the amount of cash, cash equivalents and marketable securities AvePoint would have reported in U.S. Dollars would have decreased by approximately $2.7 million and $2.6 million, respectively, assuming constant foreign currency cash, cash equivalents and marketable securities balances.

Concentration of Credit Risk

We deposit our cash with financial institutions, and, at times, such balances may exceed federally insured limits.

BUSINESS

Overview of Our Business

AvePoint provides a cloud-native software platform that organizations rely on to optimize IT operations, manage critical data and secure the digital workplace. As companies globally embrace the new normal of hybrid work, they must build and deliver a new, seamless workplace experience for knowledge workers, centered around an extensive portfolio of Software-as-a-Service (“SaaS”) solutions and productivity applications aimed at improving collaboration across the organization.

The adoption of this portfolio of solutions – what has been generally described as the “digital transformation” – is a substantial and ongoing challenge for most organizations, which for decades had used only a small number of multi-purpose on-premises applications to drive business outcomes. However, to build and deliver an efficient digital workplace today, companies must manage this range of applications – and the associated explosive growth and sprawl of data – with a platform offering that is well governed, fit for purpose, easy to use and built on automation.

AvePoint’s Confidence Platform empowers organizations – of all sizes, in all regions, and across all industries – to optimize and secure the solutions that most commonly establish and underpin the digital workplace. As our customers seek to rapidly reduce costs, improve productivity and make more informed business decisions, they depend on our platform for data-driven insights, critical business intelligence and ongoing operational value through automation.

Platform Overview

The AvePoint Confidence Platform delivers a comprehensive set of SaaS solutions, empowering users in a variety of technology roles – including IT operations, development operations and cybersecurity – to monitor and secure the digital workplace.

Built on top of Platform-as-a-Service (“PaaS”) architecture, the AvePoint Confidence Platform offers modularity and combines cloud services architecture with tailored, industry-specific functionality to address critical operational challenges and the ongoing management of data, as organizations leverage a variety of third-party cloud vendors, including Microsoft, Salesforce, Google, AWS, Box, DropBox and others. To drive modernization efforts, the platform also provides extensions to the functionality of existing cloud services as well as new applications, all while leveraging the common underlying SaaS services for data, process, user experience and integration.

The AvePoint Confidence Platform, and the applications that it powers, is organized into three interconnected “suites” of functionality—each targeting a core set of business drivers and customer needs. Those suites are:

●

The Control Suite efficiently ensures the sustainability and operational capacity of the digital workplace by providing a ready-made framework for automated governance and policy enforcement. This allows infrastructure and operations teams to protect business-critical information across collaborative workspaces.

●

The Resilience Suite enables organizations to efficiently and effectively comply with data protection regulations, preserve critical records, and ensure business continuity. This provides regulatory, audit, and risk management teams with the assurance that the organization is meeting its compliance obligations.

●

The Modernization Suite transforms legacy data to allow it use by modern SaaS platforms and transforms legacy business processes into modern end-user business applications. It empowers modernization and change management teams to drive digital transformation across the organization, and to measure and accelerate the impact of this transformation on employee experience and engagement.

Built with security and scale in mind, AvePoint’s cloud-native platform is available across 14 global data centers. Our multi-tenant architecture is designed to immediately provide customers the latest enhancements and upgrades, and the platform is ISO 27001:2013 and ISO 27017:2015 certified and has received SOC 2 Type II accreditation and FedRAMP (Moderate) Authorization.

Within each suite are a number of products addressing critical customer needs. Our products are typically licensed according to the number of users, while some include a consumption-based component. Lastly, because our platform is built upon a common data engine and common data layer, the purchase of products from multiple suites provides an incremental benefit to customers in the form of more intelligent and relevant data insights and automation.

●	The Control Suite contains products which offer the following capabilities:
o	Operationalize collaborative workspaces: centralize the management of SaaS solutions and productivity applications, with the flexibility to configure and delegate control for different end-users;
o	Regulatory compliance automation: Implement, enforce, and prove that access and configuration policies across collaborative workspaces comply with internal or regulatory requirements;
o	Access and risk management: gain insight into who has access to critical data and where the company is at risk; and
o	Cost optimization: maximize the return on SaaS subscription investments through real-time management and allocation of entitlements.
●	The Resilience Suite contains products which offer the following capabilities:
o

Backup-as-a-Service: support workloads in cloud infrastructure-as-a-Service and PaaS, including protection against ransomware, accidental deletions and user error in a variety of SaaS applications, as well as support for a range of on-premises workloads;

o	Data classification: automate data tagging, classification and protection to prevent loss;
o	Storage optimization: archive stale content from active systems to reduce costs and improve workspace quality and user experience; and
o	Records management: ensure content compliance and proper records retention with process automation.
●	The Modernization Suite contains products which offer the following capabilities:
o

Data modernization and restructuring: seamlessly move and transform legacy data to allow its use by modern SaaS platforms, and ensure that unstructured data can be easily restructured to reflect ongoing changes in the business;

o	Process modernization: transform manual processes with built-in data insights and process automation for Line of Business and role-based applications; and
o	Workforce transformation measurement: enable employees to thrive in the digital workplace by ensuring organizational leaders understand employee engagement and sentiment.

Our Growth Strategy

Our aggressive pursuit of the large market opportunity we see includes the following growth strategies:

●

Expand our Platform Opportunity. We have built a differentiated platform that enables organizations to integrate modern applications, and our goal is to continually invest in technologies that improve the digital workplace experience. We will introduce new and adjacent products to extend our current operational and data management story and to improve the functionality of existing products and features. We also have invested and will continue to invest in opportunities beyond the Microsoft ecosystem.

●

Grow our Customer Base. The market we are targeting is rapidly growing and largely unpenetrated. We sell to organizations of all sizes, in all regions of the world, and across a broad array of industries. While historically we primarily focused on larger, more highly regulated enterprises, the offering of our platform as a SaaS solution makes it more accessible to and in demand from small and medium-sized organizations. We intend to drive new customer growth by leveraging our global partner ecosystem and through the expansion of our direct sales force.

●

Increase Customer Lifetime Value with Customer Success. We constantly seek to increase customer satisfaction, decrease time to value, reduce customer churn and set up successful land and expand opportunities. To do so, we have made significant investments in our customer success program and in technology which provides additional telemetry to enhance our understanding of how our customers use our solutions, which we believe will deepen our relationships with existing customers.

●

Grow and Cultivate our Partner and Channel Network. We believe that building and cultivating strategic relationships with partners will enable us to penetrate those markets in which we previously lacked presence and those in which we have a presence that can be expanded. Our partner and channel network today touches all aspects of our business, but we believe there is a particular opportunity with our small and mid-sized customers and prospects.

●

Opportunistically Pursue Strategic Acquisitions. Acquisitions are an important growth driver for our business. We completed four acquisitions in 2022, and we expect to continue acquiring businesses and technologies or entering into joint ventures and strategic alliances as part of our long-term business strategy. This may include acquiring complementary products, technologies, and/or businesses that reduce the time or costs required to develop new technologies, incorporate enhanced functionality into and complement our existing product offerings, augment our engineering workforce, improve our internal business and operating systems, and enhance our technological capabilities.

Sales, Marketing and Customers

Sales

Our global go-to-market strategy allows us to efficiently sell to and serve the needs of organizations across market segments and geographies. This strategy, which combines the expertise of our highly-trained direct sales force with the leverage of valuable indirect routes to the market, including our strong partner ecosystem, has created a powerful and differentiated go-to-market approach. In addition, our increased investments in our customer success program positions us to continue expanding within our existing customer base, which we believe remains a significant growth opportunity.

Our direct sales force is organized by geography and customer size.

In addition, we employ a number of indirect routes to market, which include the following:

●

Channel Ecosystem. We leverage the resources of our partner and channel community across customers of all segments. We expect that partner sourced revenue will account for a growing portion of our revenue for the foreseeable future.

●

Partner Marketplaces. AvePoint is transactable in more than 100 marketplaces around the world through our distribution and marketplace partners. We leverage marketplaces to create operational efficiencies with automation in procurement and provisioning, and to grow and scale our acquisition of the small business market, primarily through managed service providers (“MSPs”).

●

Microsoft Partnership. We are a Microsoft Gold Certified Partner, ranking in the global top 5 in Microsoft’s IP-Co-Sell program. Microsoft sellers are incentivized to develop a pipeline, share sales leads, and accelerate sales of AvePoint solutions, and we plan to continue adding to the number of co-sell ready solutions currently available.

These collective efforts are supported by our customer success team, which employs a proactive relationship-focused approach designed to ensure that our valued customers get the care they need to rapidly deploy, and receive value from, their technology investment in us.

Marketing

Our global marketing organization focuses on enhancing the AvePoint brand and building awareness and demand generation through multi-platform campaigns that leverage our expertise, content, technical resources and customer stories. We rely on multiple marketing and sales automation tools to efficiently identify and market to the correct individuals at target companies using product and industry specific criteria.

Customers

We sell to organizations of all sizes, in all regions of the world, and across a broad array of industries. Our customers are located in more than 100 countries and, as of March 31, 2023, numbered more than 17,000.

We classify our customer base by size and geography:

●	Small Business segment. Companies with fewer than 500 user seats.
●	Mid-Market segment. Companies with greater than 500 but fewer than 5,000 user seats.
●	Enterprise segment. Companies with greater than 5,000 user seats.
●	Geography. Classification is based on the customer’s billing address and is divided into (1) North America; (2) Europe, the Middle East, and Africa (“EMEA”); and (3) Asia-Pacific (“APAC”).

Research And Development

We constantly seek to develop new offerings, drive improvements to our existing offerings, and enhance support of our existing customer deployments. We leverage agile development methodologies and work with the latest technologies, resulting in a dynamic, state of the art, automated software development process that has allowed us to quickly deliver high-quality products and services and adapt to market changes and new requirements. We believe delivering and expanding product functionality is critical to enhancing the success of existing customers while new product development further reinforces our breadth of solutions.

Intellectual Property

We rely on a combination of trade secrets, copyrights, and trademarks to establish and protect our intellectual property rights. We also rely on contractual protections, such as license, assignment, and confidentiality agreements, and technical measures. We pursue the registration of domain names, trademarks, and service marks in the United States and in various jurisdictions outside the United States. We control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and our software is protected by U.S. and international intellectual property laws. We require our employees, consultants, and other third parties to enter into confidentiality and proprietary rights agreements and control access to software, documentation, and other proprietary information. Our policy is to require employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, and other processes generated by them on our behalf and agreeing to protect our confidential information. In addition, we generally enter into confidentiality agreements with our vendors and customers.

Competition

While certain companies offer products with features similar to those embedded in our individual solutions and with which we compete in certain tactical use cases, we do not believe that any company offers the same breadth of functionalities that we offer in a single integrated platform. Unlike traditional vendors primarily focused on data management, data governance, or migration, we address a spectrum of SaaS solutions and productivity applications for the digital workplace.

The standalone point solutions we frequently encounter often fail to meet the needs of our customers, due to limitations in breadth of functionality, ease of use, scalability, rigor of security protocols, integration with third-party applications and data sources, time to value and total cost of ownership.

Seasonality

Our quarterly revenue fluctuates and does not necessarily grow sequentially when measuring any one fiscal quarter’s revenue against another (e.g. comparing the fourth fiscal quarter of fiscal year 2022 against the first fiscal quarter of fiscal year 2023). Historically, our third and fourth quarters have been our highest revenue quarters, however those results are not necessarily indicative of future quarterly revenue or full year results. Higher third and fourth quarter revenue is driven primarily by increased sales resulting from our customers’ fiscal year ends. Additionally, new product and service introductions (including the timing of those introductions) can significantly impact revenue. Revenue can also be affected when customers anticipate a product introduction. Our operating expenses have generally increased sequentially due to increases in personnel in connection with the expansion of our business.

Human Capital Resources

The success of our people is the success of our Company, making our talent strategy a core focus of our operations. We received accolades from multiple publications around the world designating us as a “best place to work” in 2022. Our key human capital objectives in managing our business includes attracting and developing top talent, engaging our team in an environment where they thrive, and integrating diversity, equity, and inclusion principles into our core operating practices.

Our values are long-held beliefs that guide the behaviors of our global teams and are foundational to our present and future success. These are not ‘statements on a wall’ but a true representation of how we act as a team:

●	Agility: We value quick, informed decision-making to meet and exceed customer expectations. We subscribe to a growth mindset, which contributes to our entrepreneurial and learning spirit.

●	Passion: Drive and energy are contagious here; we are not just going through the motions. We do things that are impactful and, as a result, amplify our customers’ success.

●

Teamwork: We are invested in the success of our colleagues, partners, customers, and communities. We do this by promoting global collaboration and taking pride in helping, sharing, mentoring, and coaching each other.

Employees

As of March 31, 2023, we had 2,150 employees globally. A large percentage of our employees have technical and professional backgrounds and undergraduate and/or advanced degrees. Our professional staff includes programmers, data and computer scientists, electrical and mechanical engineers, software and hardware specialists, project managers, sales and marketing professionals, attorneys, and CPAs. None of our employees are represented by a labor union with respect to their employment. We are not aware of any employment circumstances that are likely to disrupt our work efforts. See the section titled “Risk Factors” for a discussion of the risks related to the loss of key personnel or our inability to attract and retain qualified personnel.

Recruitment and Internal Mobility

We want to attract a pool of diverse and exceptional candidates and support their career growth once they join our team. We seek to hire based on talent rather than solely on educational pedigree, and have provided many job openings, including in our local communities, for capable workers from various backgrounds to learn valuable skills in critical operations such as business development, sales, customer support, and customer service. In our evaluation and career development efforts, we also emphasize internal mobility opportunities for employees to drive professional development. Our goal is a long-term, upward-bound career for every employee, which we believe also drives our retention efforts. Our talent acquisition team uses internal and external resources to recruit highly skilled and talented workers, and we encourage and incentivize employee referrals for open positions.

Rewards

We strive to provide globally a competitive suite of pay, comprehensive benefits, and services. We incentivize performance through a combination of competitive base pay, performance-based cash incentives and long-term incentives in the form of equity. We believe this combination fosters a strong sense of ownership, aligns the interests of employees with our stockholders, and increases stockholder value and our overall success.

Environmental, Social and Governance Matters

We recognize the importance of environmental, social and governance (“ESG”) matters and how they impact our stakeholders. We believe appropriately responding to ESG issues is an important component of corporate social responsibility and comprehensive fiscal management. In light of the continued importance surrounding ESG matters, we are active in establishing and improving programs, practices and policies to maximize the benefit to AvePoint, our stockholders, our employees, and the communities we impact. We believe that strong ESG programs and practices are critical to attracting the best talent, executing on our strategies, maintaining a robust supplier and channel partner base, and innovating to meet our consumers’ evolving expectations.

AvePoint’s policies, practices and programs include engagement with external stakeholders to understand their priorities and obtain their feedback, coordination of relevant company projects and initiatives, and alignment with AvePoint’s strategies and implementation. In 2022, in furtherance of its commitment to ESG matters, AvePoint designated the Board’s Nominating and Corporate Governance Committee to oversee ESG matters, and the Nominating and Corporate Governance Committee approved the charter for an ESG committee within AvePoint with the involvement of internal stakeholders.

In 2023, we expect to continue to explore, and report on, our efforts to expand on ESG opportunities. Our future ESG disclosures will be informed by an internal ESG prioritization assessment to be undertaken in 2023, which will assess topics based on their potential impact to both business value creation and environmental and societal impact more broadly.

To that end, AvePoint is committed to transparent reporting on ESG matters and, therefore, has provided additional disclosure below related to the goals and relevant metrics of our ESG program to allow our stakeholders to be informed about our progress.

1.	Environmental

Workplace Practices

Across our twenty-five offices, we strive to reduce our environmental footprint, operate more efficiently, and engage our personnel in social initiatives that directly impact their lives. To fulfill our aim of integrating environmental sustainability into everything we do, we have implemented numerous projects across our operations, including a company-wide paperless campaign and a computer recycling project, to reduce energy consumption and the use of non-renewable resources in our workplaces. Our Jersey City headquarters and our Arlington and Chicago offices are LEED certified, and our Singapore office is a Green Mark Platinum building. In addition, our Japan office takes many steps to maximize its energy efficiency, including:

●	Maintenance and inspection to maintain efficient operation and performance of facilities using BEMS data;
●	Operation with appropriate indoor temperature and humidity settings;
●	Introduction of LEDs in common areas;
●	Replacement of heat sources and air conditioners with high-efficiency equipment;
●	Implementation of energy conservation meetings among operators, management companies, and construction companies; and
●	Donation of carbon credits to the Tokyo Metropolitan Government under the cap-and-trade system (4,000 t-CO2)

Cloud Computing for the Good of All

AvePoint was an early mover to transition from traditional on-premises software solutions to software-as-a-service and hybrid deployments. Not only does cloud computing help meet the business needs of our customers, but it also has tremendous benefits to the environment, including greater energy efficiency, lower carbon emissions, and reduced carbon footprints.

In addition to many of AvePoint’s own workers saving resources by working remotely, our software supports customers in offering remote opportunities to their workforces, which helps them to reduce the environmental impacts of commuting and energy usage and waste production at physical worksites.

Looking forward, AvePoint is actively researching additional methods to reduce its carbon footprint and create a more sustainable future for the company and the communities we serve.

2.	Social

As a global company, we have a tremendous opportunity – and responsibility – to do good. We strive to exemplify our core values of agility, passion and teamwork every day to ensure the success of our customers, partners, and stakeholders as well as make a positive impact in the communities where we live and work. To do this, we are committed to creating and empowering access to a variety of opportunities:

Philanthropy

As a global organization, AvePoint strives to create pathways to success for individuals and communities through education. At the heart of our work—volunteering, partnerships, donations, and advocacy—is the vision of a world where everyone, no matter where they live, which resources they have, or what challenging circumstances they face, has a path to self-reliance and resilience. Our partners range from organizations that advance education for underrepresented minorities across our industry, to those that champion public policies aimed at fostering innovation and growth. AvePoint is proud to support education as not only the great equalizer, but as the single most impactful catalyst to improving one’s trajectory. In 2022, we continued our partnership with Girls Who Code, an organization that is committed to building the largest pipeline of future female engineers and has engaged over 500,000 girls, women, and nonbinary individuals through in-person programming. We also partnered with StepNow, an organization dedicated to equipping young people with the necessary tools to step into adulthood in the United Kingdom, to provide youth with a 1-week internship in our London offices to learn more about working in the technology field.

Inclusion, Diversity, Equity and Allyship

AvePoint is proud to employ talent from many different backgrounds, experiences, and identities. Diversity and inclusion drive our success and is at the core of how we hire, communicate and collaborate to deliver value and excellence. AvePoint is committed to fostering an environment where people can bring their whole selves to work and feel a sense of belonging. Through our employee resource groups, internal mobility opportunities across the countries in which we operate, and external partnerships with underrepresented minority networks, we continue to work toward creating a workforce that represents the diversity of our customers and communities. Through our IDEA (Inclusion, Diversity, Equity and Allyship) Committee, in 2022 we launched our newest employee resource group dedicated to driving greater awareness and connection with military veterans. Our employee resource groups also led the Company’s support of causes including The Trevor Project, the world’s largest suicide prevention and crisis intervention organization for LGBTQ+ youth, and The National Center for Children and Families, a nonprofit child and family welfare agency with a commitment to serving poor, disadvantaged, abused neglected and abandoned children, youth and their families.

Supporting Agents of Change: Our Talent

AvePoint is committed to investing in our people and nurturing a growth mindset across our organization. Our talent development philosophy builds upon the idea that business growth and success come from a culture of collaboration and creativity, and that our people should feel empowered to craft their careers, make an impact, and own their futures. Our portfolio of learning and development programs equips our leaders and managers with the skills and confidence to lead high-performing teams, and supports our individual contributors with the tools and resources to contribute impactfully in their roles from the moment they join AvePoint.

3.	Corporate Governance

Social Responsibility Support from the Top

At AvePoint, our corporate governance practices support our core values of agility, passion, and teamwork. These practices provide a framework for the proper operation of our company, consistent with our stockholders’ best interests and the requirements of law.

AvePoint is committed to managing our affairs consistent with the highest principles of business ethics and the corporate governance requirements of both federal law and Nasdaq, including the following:

●	A majority of our board members are independent of AvePoint and its management;
●	All members of our three board committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—are independent;
●	We have a clear code of business conduct to which all employees, officers and directors must adhere; and
●	The charters of our board committees clearly establish their respective roles and responsibilities.

In 2022, in support of these priorities, AvePoint:

●	Adopted formal Independence Standards for its Board and the Board’s Audit Committee;
●	Completed a full review of its Corporate Governance policies;
●	Updated its Code of Conduct to include additional key policies and methods of reporting violations; and
●	Introduced a more robust and user-friendly platform for whistleblowers and other reporting.

Earning the World’s Trust

As a global company which is responsible to employees, stockholders and customers, our vision for AvePoint is to build an environment in which we earn trust and confidence every day through enabling collaboration and innovation through our commitment to privacy, security, and transparency.

Commitment to powering proactive data security programs

AvePoint understands the importance of security and operational risk management and is committed to providing organizations with relevant metrics which help them make decisions that are proactive rather than reactive. When done in conjunction with policies, education and measurement, organizations can balance collaboration and transparency with data protection and privacy. We seek to earn trust not just with robust security and privacy practices, but with the way we operate and organize our business.

Aligning to clear privacy principles

AvePoint has a policy of transparency regarding our data collection, use, retention and sharing practices. It is our commitment to implement appropriate technical security measures to protect all AvePoint stakeholders and manage third party risk. AvePoint uses this foundation and discipline to develop market-leading privacy and security products and deliver world class customer service. Our software, processes and services have obtained industry-leading security and privacy certifications, including System and Organization Controls (SOC) 2 Type II, ISO 27001:2013 – Information Security, ISO 27017:015-Cloud Security, Information Security Registered Assessors (IRAP) Program, FedRAMP, and more. We have also implemented a rigorous program to assess our own vendors and suppliers.

Advancing cybersecurity

Cybersecurity is a central challenge as companies around the world embark on the digital transformation. Ransomware attacks have become one of the top security threats for organizations, especially as increased collaboration can lead to more vulnerabilities. The cost to recover stolen data can be millions of dollars, in addition to substantial reputational damage. AvePoint Ransomware Detection, and its Ransomware Warranty for MSP, which primarily serves small business clients, gives assurance that companies will be protected.

Strengthening our offerings by first strengthening ourselves

AvePoint has built a resilient, scalable and secure IT environment by investing in complementary industry leading technology and security solutions, in addition to utilizing our own software platform. In addition, AvePoint has built a corporate culture in which privacy and security are enablers of productivity, collaboration and trust; we balance the free flow of information with the risk of inappropriate access and/or disclosure; and we implement a risk-based approach to privacy and security that will allow us to maintain not only legal and regulatory compliance in the jurisdictions in which we operate, but also to facilitate business and innovation at AvePoint.

Compliance with Material Government Regulations

We are subject to many U.S. federal and state and foreign laws and regulations that involve matters central to our business, including laws and regulations that involve data privacy and data protection, intellectual property, advertising, marketing, health and safety, competition, consumer protection, taxation, anti-bribery, anti-money laundering and corruption, economic or other trade prohibitions or sanctions, environmental protection regulations, and securities law compliance. Our business may also be affected by the adoption of any new or existing laws or regulations or changes in laws or regulations that adversely affect our business. Many relevant laws and regulations are still evolving and may be interpreted, applied, created or amended in a manner that could harm our business, and new laws and regulations may be enacted, including in connection with the restriction or prohibition of certain content or business activities.

We are subject to certain U.S. federal, state, local and foreign laws and regulations regarding data privacy and the collection, storage, sharing, use, processing, disclosure and protection of personal information and other data from users, employees or business partners, including the GDPR, CCPA, and VCDPA. These laws expand the rights of individuals to control how their personal data is processed, collected, used and shared, create new regulatory and operational requirements for processing personal data, increase requirements for security and confidentiality and provide for significant penalties for non-compliance. There are also a number of legislative proposals recently enacted or pending before the U.S. Congress, various state legislatures and foreign governments concerning content regulation and data protection that could affect us. These and other laws and regulations that may be enacted, or new interpretation of existing laws and regulations, may require us to modify our data processing practices and policies and to incur substantial costs in order to comply.

In addition, we are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The FCPA prohibits corporations and individuals from engaging in improper activities to obtain or retain business or to influence a person working in an official capacity. It prohibits, among other things, providing, directly or indirectly, anything of value to any foreign government official, or any political party or official thereof, or candidate for political influence to improperly influence such person. Similar laws exist in other countries, such as the UK, that restrict improper payments to persons in the public or private sector. Many countries have laws prohibiting these types of payments within the respective country. Historically, technology companies have been the target of FCPA and other anti-corruption investigations and penalties. We are further subject to U.S. and foreign laws and regulations that restrict our activities in certain countries and with certain persons. These include the economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and the export control laws administered by the U.S. Commerce Department’s Bureau of Industry.

The foregoing description does not include an exhaustive list of the laws and regulations governing or impacting our business. See the discussion contained in the “Risk Factors” section for information regarding how actions by regulatory authorities or changes in legislation and regulation in the jurisdictions in which we operate may have a material adverse effect on our business.

Legal Proceedings

In the normal course of our business, we may be involved in various claims, negotiations, and legal actions. Except for such claims that arise in the normal course of business, as of March 31, 2023, we are not a party to any material asserted, ongoing, threatened, or pending claims, suits, assessments, proceedings, or other litigation for which a material claim is reasonably possible, probable, or estimable.

Properties

We and our subsidiaries are obligated under various non-cancelable operating leases for office space. The initial terms of the leases expire on various dates through 2030. As of March 31, 2023, we had approximately 244,725 square feet of leased office space across the United States, Australia, China, France, Germany, Japan, Netherlands, the Philippines, Singapore, South Africa, South Korea, Sweden, Switzerland, the United Kingdom, and Vietnam.

The table below shows a summary of the square footage of our office and other facilities owned and leased domestically and internationally as of March 31, 2023:

(Square feet in thousands)
Location	Owned	Leased	Total
U.S.	—	53.7	53.7
International	16.4	191.0	207.4
Total	16.4	244.7	261.1

Our Principal Offices

Our principal corporate headquarters are located in Jersey City, New Jersey, United States, and consist of approximately 15,467 square feet under a lease that expires in 2030. Our principal operating offices are located in Richmond, Virginia, United States, where we lease approximately 11,965 square feet under a lease that expires in 2027.

Use of Facilities

We use our principal corporate headquarters primarily for our executive management, information technology, human resources, and marketing, as well as for certain of data privacy and security teams. We use our principal operating headquarters for our finance, accounting, legal, general administration, certain information technology, support, data privacy and security, and sales teams. Our other facilities across the globe are used for some or all of the aforementioned operating purposes, as well as for research and development, customer support, data storage, accounts receivable and payable, and other administrative and operational purposes.

Additional Space

We believe that our current facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations as needed.

2021 Consummation of the Business Combination

Apex and Legacy AvePoint Business Combination

Legacy AvePoint was incorporated as a New Jersey corporation on July 24, 2001, was redomiciled as a Delaware corporation in 2006, and changed its name to “AvePoint Operations, Inc.” in June 2021.

On the Closing Date, Legacy AvePoint and certain members of Apex the parties to the Business Combination Agreement consummated the Business Combination and a number of qualified institutional buyers and accredited investors consummated their respective purchases of shares as contemplated by the Subscription Agreements, with Apex being renamed “AvePoint, Inc.” On July 2, 2021, shares of Common Stock were officially listed under the ticker “AVPT” on the Nasdaq Global Select Market. Subsequent to the consummation of the Business Combination, on July 26, 2021, Legacy AvePoint’s successor by merger AvePoint US LLC merged with and into AvePoint, Inc. with AvePoint, Inc. surviving. See “Prospectus Summary – Background” for more information.

MANAGEMENT

Directors and Executive Officers

Our directors and officers as of March 29, 2023 are as follows:

Name	Age	Position
Executive Officers
Xunkai Gong	60	Executive Chairman
Tianyi Jiang	48	Chief Executive Officer
Brian M. Brown	50	Chief Legal and Compliance Officer
James Caci	58	Chief Financial Officer
Non-Employee Directors
Jeff Epstein(2)(3)	66	Director
Jeff Teper(1)(2)(3)	58	Director
John Ho(1)	46	Director
Janet Schijns(1)(2)(3)	60	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers

Non-Employee Directors

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of our board of directors (the “Board”) which meets on a regular basis and additionally as required. In accordance with our amended and restated bylaws, the Board may establish the authorized number of directors from time to time by resolution. The Board consists of seven members. The Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, subject to his or her office being vacated sooner pursuant to our amended and restated bylaws.

Our directors are divided among the three classes as follows:

●	the Class I directors are Tianyi Jiang and Janet Schijns, and their terms will expire at the annual meeting of stockholders to be held in 2025;

●	the Class II directors are Brian Brown, Jeff Epstein, and John Ho and their terms will expire at the annual meeting of stockholders to be held in 2023; and

●	the Class III directors are Xunkai Gong and Jeff Teper and their terms will expire at the annual meeting of stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Board Diversity

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. The matrix is intended to provide a summary of our directors’ qualifications and is not meant to be a complete list of each directors’ strengths or contributions to the Board. Additional details on each director’s experiences, qualifications, skills, and attributes are set forth in their respective biographies above.

	Gong	Jiang	Brown	Epstein	Teper	Ho	Schijns
Skills and Experience
Executive Leadership	●	●	●	●	●	●	●
Financial and Accounting				●	●	●	●
Global Business	●	●	●	●		●	●
Software Technology	●	●	●	●		●
Strategy and Innovation	●	●		●	●	●	●
Cybersecurity			●	●	●		●
Risk Management			●	●
Service and Operations	●	●		●	●		●
Corporate Administration and Oversight			●	●		●	●
Tenure and Independence
Tenure (years)(1)	22	19	19	2	8	2	1
Independence (Y/N)	N	N	N	Y	Y	Y	Y
Demographics – Age
Age	60	48	50	66	58	46	60
Demographics – Gender Identity
Male	●	●	●	●	●	●
Female							●
Non-Binary
Did Not Disclose
Demographics – Racial Identity
African American or Black
Alaskan Native or Native American
Asian	●	●				●
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White			●	●	●
Two or More Races or Ethnicities							●
Did Not Disclose
Demographics – LGBTQ+ Identity
LGBTQ+ (Y/N)	N	N	N	N	N	N	N
Did Not Disclose

(1)	Includes tenure as a member of the board of directors of Legacy AvePoint.

Corporate Governance

Board of Directors

The Board currently consists of seven (7) directors.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s participation in and contributions to the activities of the Board, the results of the annual Board evaluation, past meeting attendance, and the other criteria for Board membership described in the Board’s Corporate Governance Guidelines, available at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Each director is encouraged to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and appropriately address issues that arise. Board members are encouraged to attend seminars, conferences, and other continuing education programs designed especially for directors of public companies, including but not limited to, accredited director education programs.

Board Leadership Structure.

The Board is currently led by an Executive Chairman, Mr. Gong. The Board determined that Mr. Gong leading the Board was in the best interests of AvePoint and its stockholders because it allows AvePoint to benefit from Mr. Gong’s significant experience and accumulated expertise in AvePoint’s industry and AvePoint’s internal policies, practices and procedures to effectively and expertly guide the Board. Mr. Gong’s familiarity with AvePoint’s executives reinforces that the Board and executives will operate with continuity and common purpose. The Board is further comprised of an independent Audit Committee Chairperson, an independent Compensation Committee Chairperson, and an independent Nominating and Corporate Governance Committee Chairperson. These independent positions align with AvePoint’s corporate governance policies and practices and assure adequate independence of and oversight by the Board.

Director Independence

The Board has affirmatively determined that all of the current directors, other than Mr. Gong, who is AvePoint’s current Executive Chairman; Dr. Jiang, who is AvePoint’s current Chief Executive Officer; and Mr. Brown, who is AvePoint’s current Chief Legal and Compliance Officer and Secretary, are “independent” within the independence guidelines governing companies listed on the Nasdaq. Nasdaq Rule 5605 delineates the listing qualifications and requirements for a board of directors and committees, including the independence standards for board members. Nasdaq requires that a majority of the board of directors of a listed company be “independent” and further that all members of the audit, nominating and compensation committees be independent. Under Rule 5605, an “independent director” means a person other than an executive officer or employee of a company or any individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In other words, the question of independence must ultimately be determined by the Board which must make an affirmative finding that a director is independent. As noted above, the Board has affirmatively determined that Mr. Epstein, Mr. Ho, Mr. Teper and Ms. Schijns are “independent” within the independence guidelines set forth in the applicable Nasdaq listing standards. However, the Nasdaq rules specify certain relationships that would disqualify a person from being considered independent. Stock ownership is not on the list and is not enough, without more, to preclude independence.

Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who report on their activities to the Board. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

Our Board has three standing committees:

●	Audit Committee, chaired by Mr. Ho;
●	Compensation Committee, chaired by Mr. Epstein; and
●	Nominating and Corporate Governance Committee, chaired by Mr. Teper.

The following table provides summary information about each committee followed by a summary of each committee’s responsibilities. Each committee has a charter describing its specific responsibilities which can be found on our website at https://ir.avepoint.com/.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Employee Directors
Xunkai Gong
Tianyi Jiang
Brian Michael Brown
Non-Employee Directors
Jeff Epstein		C	M
Jeff Teper	M	M	C
John Ho	C F
Janet Schijns	M	M	M

C = Chair
M = Member
F = Financial
Expert

Each of these committees plays an important role in the governance and leadership of our Board and each is chaired by an independent director with significant business experience.

Audit Committee

The Audit Committee is composed of three non-employee directors who meet the independence and expertise requirements of the Nasdaq listing standards: Mr. Ho, who is the Audit Committee Chairperson, Mr. Teper, and Ms. Schijns. Pursuant to SEC rules, the Board has determined that Mr. Ho is the “audit committee financial expert,” as such term is defined for purposes of Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee operates under a written charter that is reviewed annually. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing AvePoint’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the internal audit function, reviewing the adequacy of AvePoint’s system of internal controls over financial reporting and disclosure controls and procedures, reviewing the financial statements and other financial information included in AvePoint’s annual and quarterly reports filed with the SEC, reviewing the efficacy of AvePoint’s information security and technology risks (including cybersecurity) and related policies and procedures, which include receiving quarterly reports from the Chief Legal and Compliance Officer (“CLO”) who is tasked with monitoring cybersecurity risks, and exercising oversight with respect to AvePoint’s Code of Conduct and Ethics and other policies and procedures regarding adherence to legal requirements. The Audit Committee has the authority to retain and terminate any third-party consultants and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Audit Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Audit Committee charter is available on AvePoint’s website at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Compensation Committee

The Compensation Committee of the Board is composed of three non-employee directors who meet the independence requirements of the Nasdaq listing standards: Mr. Epstein, who is the Compensation Committee Chairperson, Mr. Teper, and Ms. Schijns.

The Compensation Committee operates under a written charter that is reviewed annually. Pursuant to its charter, the principal functions of the Compensation Committee are to review, determine and approve the compensation and benefits of AvePoint’s Executive Officers, including the Executive Chairman and the other executive officers named in the Summary Compensation Table, or “named executive officers,” as well as other officers, and to administer AvePoint’s employee benefit programs, including its 2021 Equity Incentive Plan (the “2021 Plan”), the 2016 Equity Incentive Plan (“2016 Plan”), and the 2006 Equity Incentive Plan (“2006 Plan”). The Compensation Committee is responsible for reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management.

The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external accounting advisers. The Compensation Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Compensation Committee charter is available on AvePoint’s website at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three non-employee directors who meet the independence requirements of the Nasdaq listing standards: Mr. Teper, who is the Nominating and Corporate Governance Committee Chairperson, Mr. Epstein, and Ms. Schijns.

The Nominating and Corporate Governance Committee operates under a written charter that is reviewed annually. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and for making recommendations to the Board regarding Board size and membership qualifications, Board committees, and corporate organization. In addition, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding corporate governance guidelines and related matters, including in relation to enterprise risk management, privacy, cybersecurity, personal data security, and corporate social responsibility.

The Nominating and Corporate Governance Committee has the authority to retain and terminate any search firm engaged to identify director candidates, and to obtain advice and assistance from outside advisors, as it deems appropriate in its sole discretion. The Nominating and Corporate Governance Committee is authorized to delegate its authority to subcommittees as determined to be necessary or advisable. A current version of the Nominating and Corporate Governance Committee charter is available on AvePoint’s website at https://ir.avepoint.com/governance/governance-documents/default.aspx.

Board Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to AvePoint and its stockholders. While the Executive Chairman, CEO and other members of the executive leadership team are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within AvePoint and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through independent board committees, and majority independent board composition, with an experienced Executive Chairman who has extensive knowledge of the business, history, and the complex challenges AvePoint faces. The Executive Chairman’s in-depth understanding of these matters and involvement in the day-to-day management of AvePoint uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Executive Chairman, independent committee chairs and other directors also are experienced executives who can and do raise issues for Board consideration and review, and who are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the Executive Chairman, independent board committees, independent board members, and the executive officers, which enhance risk oversight.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular attendance at all committee meetings by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. At each quarterly meeting, or more often as necessary, the CLO provides written and/or oral reports to the Board on the critical issues we face, and each officer reports on recent developments in their respective operating area. These reports include a discussion of business risks as well as a discussion regarding enterprise risk. In addition, at each quarterly meeting, or more often as necessary, the CLO updates the Board on material legal and regulatory matters.

The Audit Committee is responsible for reviewing the framework by which management discusses our risk profile and risk exposures with the full Board and its committees. The Audit Committee meets regularly with our CFO, CLO, independent auditor, internal auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm and internal auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices and ensuring executive compensation is aligned with performance. The Compensation Committee is also charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans, reviewing and retaining compensation advisers, and considering the results of the non-binding advisory say-on-pay vote and determine what adjustments, if any, are necessary or appropriate for AvePoint to make to its compensation policies and practices in light of the results of such vote. The Compensation Committee meets regularly with the CLO and Chief Operating Officer (“COO”) and other executive officers as well as in separate sessions with AvePoint’s external compensation consultant to facilitate a full and candid discussion of executive performance and compensation.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, Board compensation, director independence, and our corporate governance profile and ratings. The Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for the Board and management.

Compensation Committee Interlocks and Insider Participation

Jeff Epstein was an officer of Apex prior to the closing of the Business Combination. Following the consummation of the Business Combination, no member of the Compensation Committee is or has been an officer or employee of AvePoint or any subsidiary of AvePoint. There are no interlock relationships as defined in applicable SEC rules. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of any other entity that has one or more executive officers that serve as a member of the board or compensation committee.

Non-Employee Director Compensation

The Compensation Committee is responsible for making recommendations to the Board regarding non-employee director compensation. In accordance with this authority, the Compensation Committee utilizes the independent compensation consultant, Compensia, Inc. (“Compensia”), to advise the Compensation Committee on matters related to director compensation.

The Company’s director compensation program was reviewed by Compensia in 2022 relative to AvePoint’s peer group. The Company’s peer group was reviewed by Compensia prior to each compensation review, and in September 2022, Compensia provided the Compensation Committee (with respect to director compensation) a set of considerations for change, including proposed additions and deletions to the peer group.

After review, the Compensation Committee resolved to provide the following compensation to non-employee directors for their service as members of the Board and as members of the various Board committees effective as of May 9, 2022:

●	An annual cash retainer of $36,000;
●	A $4,000 cash incentive payment for each committee on which such non-employee director sits;
●	A $15,000 cash incentive payment for service as the Audit Committee Chairperson;
●	A $10,000 cash incentive payment for service as the Compensation Committee Chairperson;
●	A $10,000 cash incentive payment for service as the Nominating and Corporate Governance Committee Chairperson;
●	A $165,000 one-time restricted stock unit (“RSU”) grant for the initial year of service on the Board; and
●	Annual $165,000 RSU grants for each additional year of service on the Board (subject to the annual approval of such grant amounts by the Compensation Committee), in each case vesting annually.

Non-employee directors receive cash and stock-based compensation under the AvePoint, Inc. 2021 Equity Plan.

We also reimburse our directors for reasonable out-of-pocket and travel expenses incurred in connection with their service on the Board.

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2022, by non-employee directors. Mr. Gong, Dr. Jiang, and Mr. Brown also serve as directors but did not receive any additional compensation for their service as directors. Their compensation as executive officers is set forth below in the “Summary Compensation Table.”

Non-Employee Director	Cash Retainer (US$)(1)	RSU Awards (US$)(2)	Total (US$)
Jeff Epstein	$46,667	$165,000	$211,667
Jeff Teper	$49,333	$165,000	$214,333
John Ho	$47,333	$165,000	$212,333
Janet Schijns	$32,000(3)	$165,000	$197,000
Stephen CuUnijeng(4)	$18,000	$0	$18,000

(1)

This column represents the cash retainers, committee fees and committee chairperson fees, where applicable, paid to each non-employee director in 2022. For 2022, the committee chairperson fees were pro-rated based on May 9, 2022, effective date.

(2)

The amounts reported in this column represent the accounting cost of RSU awards made to each director on the date of grant (May 3, 2022). The RSUs are subject to a one-year vesting period from the date of grant.

(3)	The compensation that Ms. Schijns received in 2022 was for partial year service as she was elected as a director on May 3, 2022.
(4)	Mr. CuUnjieng did not stand for re-election in 2022 and, therefore, left the Board on May 3, 2022.

Non-Employee Director	Number of Shares Subject to Outstanding Options	Number of RSU Awards	Total Common Stock Shares Subject to Equity Awards
Jeff Epstein	-	34,232	34,232
Jeff Teper	528,593	34,232	562,825
John Ho	-	34,232	34,232
Janet Schijns	-	34,232	34,232
Stephen CuUnjieng	264,262	0	264,262

The annual director fee and the annual committee fees are paid in four equal quarterly installments in arrears on the first business day following each quarter of the fiscal year in which the eligible director completes Board or committee service. Such fees are paid in the form of cash, provided that a director may elect to receive all or any portion of such fees in the form of a grant of RSUs (as determined by the Compensation Committee). The fiscal year for granting outside directors’ equity is May 1 through April 30. The annual equity grants are typically made on the first business day in the month of May of each year.

All grants of RSUs vest one year after the grant is awarded, provided that the grants will immediately vest in the event of death, disability, retirement, or termination in connection with a change in control.

The compensation paid to our non-employee directors is designed to deliver compensation approximately 25% in cash and 75% in equity (assuming a director does not elect to receive additional equity in lieu of cash, as described above), with the objective of appropriately balancing the pay of non-employee directors for their service while linking their compensation closely to returns to stockholders through the potential for enhanced value from future stock price appreciation. Directors are also reimbursed for actual travel expenses.

The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at https://ir.avepoint.com/. Information contained on or accessible through this website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only. Any amendments to the Code of Conduct, or any waivers of its requirements, are will be disclosed on our website to the extent required by applicable rules and exchange requirements.

Anti-Hedging and Anti-Pledging within Insider Trading Policy

In 2021, the Board also adopted, on a voluntary basis and in advance of final Dodd-Frank Act hedging rules, an insider trading policy (the “Insider Trading Policy”) which is inclusive of anti-hedging and anti-pledging mechanics applicable to our employees, officers, employee directors, and non-employee directors. The Insider Trading Policy prohibits our directors from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of AvePoint equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering AvePoint equity as collateral for indebtedness. Any material waiver, variation, modification, or amendment to the Insider Trading Policy in connection with a proposed activity by an executive officer or director is subject to review and approval by the CLO and the Audit Committee.

EXECUTIVE COMPENSATION

For the year ended December 31, 2022, our named executive officers were:

Executive Officer	Age	Position with Company
Xunkai Gong	60	Executive Chairman
Tianyi Jiang	48	Chief Executive Officer
Brian M. Brown	50	Chief Legal and Compliance Officer
James Caci	58	Chief Financial Officer

Compensation Discussion and Analysis

Introduction

This section describes AvePoint’s compensation program for its named executive officers.

This Compensation Discussion and Analysis focuses on the material elements of our executive compensation program in effect for the 2022 fiscal year. It also provides an overview of our executive compensation philosophy and why we believe the program is appropriate for AvePoint and its stockholders. Finally, we discuss the Compensation Committee’s methodology for determining appropriate and competitive levels of compensation for the named executive officers. Details of compensation paid to the named executive officers can be found in the tables below.

Our executive compensation program is intended to align the interest of our named executive officers with those of our stockholders by rewarding performance that meets or exceeds the goals the Board and Compensation Committee establish with the objective of increasing stockholder value. In line with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive and long-term equity incentives.

Compensation Philosophy and Objectives

What person or group is responsible for determining the compensation levels of named executive officers?

The Role of the Compensation Committee. The Compensation Committee, pursuant to its charter, reviews, determines and approves the compensation, including base salary, and annual and long-term incentives of AvePoint’s Executive Chairman, CEO, the other named executive officers, as well as the other officers. Additionally, the Compensation Committee administers AvePoint’s compensation programs, including the 2021 Plan and the 2016 Plan.

The Role of Consultants. The Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisers. The Compensation Committee has the authority to compensate its outside advisers without obtaining approval of the Board. In accordance with this authority, the Compensation Committee retained Compensia in 2022 as the Compensation Committee’s independent compensation consultant to advise the Compensation Committee on matters related to CEO and other officer compensation. The Compensation Committee assessed Compensia’s work as required under rules of the SEC and concluded that it did not raise any conflicts of interest and that Compensia was independent within Nasdaq’s listing standards.

The consultant’s assignments are determined by the Compensation Committee Chairperson. At the request of the Compensation Committee Chairperson, the consultant assists in developing the peer group of companies and compensation surveys to be used for the competitive analyses, prepares the market analysis of named executive officer compensation, prepares a financial analysis of AvePoint’s performance vis-à-vis the peer group and analyzes the relationship between CEO pay and company performance, constructs market competitive ranges of pay opportunity for base salaries, annual cash incentive targets, and long-term equity incentive awards for named executive officers, and reviews the annual and long-term incentive plans for linkage to key business objectives and company performance. The consultant advises the Compensation Committee as to the compensation of executive officers of AvePoint, but does not recommend any specific pay level changes for executive officers.

During 2022, the total fees paid to Compensia for services performed during 2022 relating to executive compensation were $81,429.67.

The Role of Executives. The Company’s Executive Chairman, CEO, COO and CLO are actively involved in the executive compensation process. The CEO and COO review the performance of each of the named executive officers and, within the defined program parameters, recommend to the Compensation Committee base salary increases, annual incentive targets and long-term equity awards for such individuals. The COO and CLO ensure the executive compensation program attracts, retains, and motivates AvePoint’s executive team and potential executive hires. The COO and CLO attend the meetings of the Compensation Committee, but do not participate in the Compensation Committee’s executive sessions.

The Compensation Committee believes that the structure of the compensation program for named executive officers should be designed to attract, motivate, and retain key talent to promote the long-term success of AvePoint, and to balance these objectives with a strong link to stockholder return and other measures of performance that drive total stockholder return.

The Company’s overall executive compensation philosophy is that pay should be competitive with the relevant market for executive talent, be performance-based, vary with the attainment of specific objectives, and be closely aligned with the interests of AvePoint’s stockholders. The core principles of AvePoint’s executive compensation program include the following:

●

Pay competitively: The Compensation Committee believes in positioning executive compensation at competitive levels necessary to attract and retain exceptional leadership talent. An individual’s performance and importance to AvePoint can result in that individual’s total compensation being higher or lower than AvePoint’s target market position. The Compensation Committee regularly utilizes the assistance of the compensation consultant to provide information on market practices, programs, and compensation levels.

●

Pay-for-performance: The Compensation Committee structures the executive compensation program to balance annual and long-term corporate objectives, including specific measures which focus on financial performance, with the goal of fostering stockholder value creation in the short and long-term.

●

Create an ownership culture: The Compensation Committee believes that using equity compensation to instill an ownership culture effectively aligns the interests of management and the stockholders. To promote this alignment, the Compensation Committee granted equity awards in 2022 which were comprised of time-based stock options and time-based RSUs to provide incentives for named executive officers to enhance stockholder value.

●

Utilize a total compensation perspective: The Compensation Committee considers all of the compensation components — base salary, annual cash incentive, long-term equity incentives, benefits and perquisites — in total.

●

Improved financial performance: The Company aggressively pursues strategies intended to improve its financial and operational performance by expanding its product offerings, enhancing its sales channels, improving production performance, including quality, efficiency, capacity, and lowering costs. The Compensation Committee believes in utilizing a compensation program that appropriately rewards executives for the achievement of these objectives.

The COO, CLO and the Compensation Committee regularly review the executive compensation program and philosophy to assess whether the program promotes the objectives of enabling AvePoint to attract and retain exceptionally talented executives and to link total compensation to AvePoint’s ability to meet its annual financial and non-financial goals and, in the longer term, to produce enhanced levels of total stockholder return. Based on such reviews, programmatic changes have been implemented at various times to enhance consistency of the various compensation elements with the program’s philosophy.

How Do We Determine Executive Pay?

Comparison Data: Benchmarking in comparison to the peer group is one of several factors considered in the compensation process but is not in and of itself determinative. The relative position of an individual named executive officers in comparison to the peer group is based on their respective competencies, experience and performance. While we do not establish executive pay based solely on benchmarking data, we believe that our pay levels and practices should be within a range of competitiveness with our peer group and benchmarking provides us with an assessment of reasonableness and competitiveness; however, each individual’s actual compensation is based on numerous factors including the individual’s level of experience in the role and the annual and long-term performance of both AvePoint and the individual.

The Compensation Committee reviews target total direct compensation, which consists of base salary, target annual cash incentive, and long-term equity incentives, to a peer group of companies (the “peer group”). The Compensation Committee utilizes this comparison data for its named executive officer compensation because the Compensation Committee believes this is the best way to determine whether such compensation is competitive with AvePoint’s labor market for executive talent.

Peer Group: The Compensation Committee takes into account a number of factors for each potential peer group company including, but not limited to, size (revenues, market capitalization and number of employees), nature of business (business comparators and similar customer base), organizational complexity and business model (span and scope of the organization), competition for executive talent (organizations from which executives may be recruited to and from) and location. While all of the aforementioned factors are taken into account, the Compensation Committee considered the most important factors to be size, nature of business and competition for executive talent as these provide the most meaningful insight into competitive practices.

In September 2022, Compensia completed an executive compensation benchmarking study.

Elements of Executive Compensation

Base Salary

Base salary is annual fixed cash compensation, and is a standard element of compensation, necessary to attract and retain talent. Base salary is the principal non-variable element of AvePoint’s total compensation program.

Base salaries reflect each named executive officer’s responsibilities, the impact of each named executive officer’s position, and the contributions each named executive officer delivers to AvePoint.

Base salaries are determined by competitive levels in the market, based on AvePoint’s peer group and the results of executive compensation surveys, for executives with comparable responsibilities and job scope. Base salary increases, if any, are based on individual performance, market conditions and company performance. To gauge market conditions, the Compensation Committee evaluates the peer group and market data compiled by its consultant. Base salaries are set following review of this data upon consideration of the named executive officer’s experience, tenure, performance, and potential.

The annualized base salaries of the named executive officers are as follows:

Named Executive Officer	2021 Base Salary	2022 Base Salary
Xunkai Gong	$400,000	$400,000
Tianyi Jiang	$450,000	$450,000
Brian Michael Brown	$350,000	$350,000
James Caci	$315,000	$315,000

Annual Incentive Plan

The Annual Incentive Plan (“AIP”) is a cash incentive that provides our executive officers with the opportunity to be rewarded annually based on the achievement of AvePoint’s key financial goals. The Compensation Committee sets the target annual cash bonus for each named executive officer as a percentage of the executive’s annual base salary. Award opportunities are established at threshold, target and maximum levels. The maximum level for each performance criterion under the AIP is typically capped at 150% of target. The actual amount of the award is determined based on the level of achievement against each financial goal after the completion of the performance period. For 2022, the Compensation Committee approved the following target incentive percentages for each named executive officer:

Named Executive Officer	Target Incentive as a % of Base Salary
Xunkai Gong	100%
Tianyi Jiang	80%
Brian M. Brown	100%
James Caci(1)	90.5%

(1)	Per his employment agreement. Mr. Caci’s target Annual Cash Incentive amount is $285,000 which equates to 90.5%.

2022 Goals, Target Setting and Results. In February 2022, the Compensation Committee selected Total Revenue, Annual Recurring Revenue (“ARR”) and Non-GAAP Operating Income as the key financial goals to determine the level of payout for each named executive officer. For purposes of this section “Non-GAAP Operating Income” means GAAP Operating Income plus stock-based compensation expense and the amortization of acquired intangible assets. The Compensation Committee set target goal values that aligned with the company’s growth objectives and financial guidance. The goals, target values and financial results appear below:

Goal ($ in millions)	Weight	Fiscal Year 2022 Award Targets(1)			Fiscal Year 2022 Results	Payout as a % of Target Incentive
		Threshold	Target	Maximum
Total Revenue	40%	$228.3	$248.1	$268.0	$244.8(1)	91.5%
ARR	40%	$207.7	$225.8	$243.9	$208.0(1)	50.7%
Non-GAAP Operating Income	20%	$3.2	$3.7	$4.3	$-	0%
Payout (as a % of target annual bonus opportunity)		50%	100%	150%
Weighted Average payout as a % of Target						56.9%

(1)	Fiscal year 2022 targets and actuals reflect financial figures in constant currency.

2022 Payouts. Although the strict financial metrics would suggest a bonus payout at the 56.9% level, the Compensation Committee has the authority to provide a discretionary component based on additional circumstances. In this case, the Compensation Committee, after discussion with management, determined to adjust the bonus payout to 70%, which resulted in an incremental $182,745 of aggregate bonus compensation to the named executive officers due to the following circumstances: (1) the named executive officers’ shift to drive to greater efficiency and profitability during the second half of 2022, which resulted in additional short term expense for the benefit of long term profitability and (2) the named executive officers’ additional focus on initiatives such as four completed mergers following the review of numerous other acquisition targets.

Actual payouts to each of the named executive officers in February 2022 were calculated as follows:

Executive Officer	2022 Base Salary	Target Annual Cash Incentive (as a % of Base Salary)	Target Annual Cash Incentive	Annual Cash Incentive Payout Percentage	2022 Annual Cash Incentive
Xunkai Gong	$400,000	100%	$400,000	70%	$280,000
Tianyi Jiang	$450,000	80%	$360,000	70%	$252,000
Brian M. Brown	$350,000	100%	$350,000	70%	$245,000
James Caci(1)	$315,000	90.5%	$285,000	70%	$199,500

(1)	Per his employment agreement. Mr. Caci’s target Annual Cash Incentive amount is $285,000 which equates to 90.5%.

Long-Term Equity Compensation

We believe that long-term equity compensation provides appropriate motivational tools to achieve certain long-term company goals. The long-term equity compensation plan is designed to align the interests of named executive officers with those of stockholders, motivate each named executive officer to achieve key financial goals and reward superior performance. The design of the program, which also applies to the larger employee base, helps to reduce turnover and to retain the knowledge and skills of AvePoint’s valued employees. In structuring the amount of long-term equity compensation awards, the Compensation Committee seeks to balance such awards and the interests of AvePoint’s stockholders under a policy that moderates the dilutive effects of annual equity awards against the need to provide attractive and competitive incentive compensation.

The Compensation Committee approves annual equity awards to named executive officers and other key employees at the February Compensation Committee meeting, with the grant date following in March after the blackout is lifted. The Company does not time the grant in coordination with the release of material non-public information.

Elements of Long-Term Equity Compensation:

Time-Based RSUs. RSUs are similar to time-based restricted shares, with the principal difference being that with RSUs, the shares are not actually issued until vesting. The RSUs have a four-year vesting period, vesting one-fourth after the first year with the remaining three-fourths vesting quarterly over the next twelve quarters. The number of RSUs granted is based on the approved target dollar amount of the award, divided by the fair market value of AvePoint’s Common Stock on the date of the grant. Upon vesting, each RSU will equal the right to receive one share of AvePoint’s stock.

RSUs facilitate retention by providing value if the named executive officer remains with AvePoint over the vesting period. In addition, RSUs provide alignment with stockholders through stock ownership, and the potential for future growth.

Stock Options. Stock options (“options”) are grants which give the holder the right to receive stock in AvePoint upon paying the exercise price determined at the time of grant. The grant price is the closing market price of AvePoint’s Common Stock on the grant date. Options have a four-year vesting period, vesting one-fourth after the first year with the remaining three-fourths vesting quarterly over the next twelve quarters. The number of options issued is based on the approved target dollar amount of options to be awarded, divided by the value of one option, which is equal to the Black-Scholes value of an equivalent stock option. Options have a term of ten years.

Options motivate executive efforts to achieve results that produce long-term increases (since executives have up to 10 years to exercise their options) in Common Stock. The four-year option vesting period encourages named executive officers to work with a long-term view of AvePoint’s performance and reinforces their long-term affiliation with AvePoint. Named executive officers receive value in the option grants only when the share price increases above the grant price, which strengthens their alignment with stockholder interests.

The award agreements for RSUs and stock options provide that if a participant’s employment with AvePoint is terminated due to death, permanent and total disability, retirement, by AvePoint without “cause,” or by the participant with “good reason” (with “cause” and “good reason” being defined in the award agreements), any unvested awards held by a participant at termination will vest. The award agreements and the change in control provisions in the employment agreements further provide that in the event of a change in control of AvePoint, any unvested awards held by the participant at the time of the change in control will vest immediately.

2021 Equity Awards. In connection with the Business Combination, making AvePoint a public company, and in recognition of such a milestone in our growth, AvePoint made a broad-based equity award in the form of RSUs to over 1,500 AvePoint employees globally with a goal of promoting ownership as shareholders. For our named executive officers and other senior leaders in the company, the award consisted of 50% stock options and 50% RSUs, vesting over four years. The award values were determined in consultation with Lockton Companies, Inc., the Company’s independent compensation consultant at the time, and based on data of newly public companies. The award values for the named executive officers were specific to the year of the initial public offering and are not representative of future target award values.

2022 Equity Awards. In February 2022, the Compensation Committee considered each named executive officers’ role, market data and awards made in 2021 in connection with the Business Combination on July 2, 2021, making AvePoint a public company. With all factors weighted, the Compensation Committee made a determination to make the awards as set forth in the table below in fiscal year 2022:

Named Executive Officer	Year	Option Award Value (US$)(1)	RSU Award Value (US$)(2)	Total Value (US$)
Xunkai Gong	2022 2021	375,000 3,069,293	1,125,000 2,999,997	1,500,000 6,069,290
Tianyi Jiang	2022 2021	375,000 3,069,293	1,125,000 2,999,997	1,500,000 6,069,290
Brian M. Brown	2022 2021	107,501 2,557,740	322,500 2,499,999	430,001 5,057,739
James Caci	2022 2021	225,000 -	675,000 999,996	900,000 999,996

(1)

The amounts reported in this column represent the aggregate grant date fair value of service-based option grants awarded to the named executive officers in 2022 and 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions used in calculating the grant date fair values of the equity awards reported in this column are set forth in Note 16 — Stock-Based Compensation to our audited Consolidated Financial Statements for the year ended December 31, 2022. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the Common Stock underlying such stock options.

(2)

The amounts reported in this column represent the aggregate grant date fair value of service-based RSU grants awarded to the named executive officer in 2021 and 2022, calculated by reference to the closing price of our Common Stock on the grant date of such awards (March 21, 2022 and September 1, 2021, respectively) as reported on Nasdaq.

Perquisites

The Company does not provide any perquisites to its named executive officers.

The Compensation Committee oversees the design, implementation and administration of all AvePoint benefit programs, including the grant of perquisites, if there ever are any.

Additional Information on our Program

Anti-Hedging and Anti-Pledging within the Insider Trading Policy

The Board adopted in July 2021 an Insider Trading Policy that prohibits our executive officers from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of AvePoint equity (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds), or pledging, hypothecating, or otherwise encumbering AvePoint equity as collateral for indebtedness.

Severance or Change-in-Control Agreements with named executive officers

The named executive officers have severance provisions in their respective employment agreements, which provide for certain benefits upon an involuntary termination. These agreements promote retention of high-performing individuals and also assist in recruiting and retaining key employees by providing competitive arrangements. In addition, equity awards provided to these named executive officers provide for an acceleration of equity grants upon a change in control of AvePoint. Change in control provisions are designed to protect executives in the event of a change in control and provide security for executives against sudden or arbitrary termination in connection with a change in control. The provisions of each agreement were determined by analysis of peer group and market trends and practices and are set at competitive levels with industry practice.

Decisions regarding each element affect decisions regarding the other elements

The Compensation Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Compensation Committee considers the retention value of the long-term equity currently held by the executive. Based on this review, the Compensation Committee may decide to adjust one or more elements of an executive’s total compensation. The Compensation Committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market. Additionally, the Compensation Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Compensation Committee, such as individual performance, internal equity, and historical pay practices. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential annual cash incentive and long-term equity incentive payouts are based on the executive’s base salary, increases in base salary also increase the amount of such payouts.

Tax and accounting considerations that factor into decisions regarding executive compensation

We consider tax and accounting implications in determining our compensation programs.

Policy on Deductibility of Named Executive Officer Compensation. Although the Compensation Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible in order to maintain flexibility in compensating named executive officers in a manner consistent with our compensation philosophy, as deemed appropriate. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to AvePoint.

Internal Revenue Code Section 409A. The Company reviews its compensation plans and programs for compliance with Section 409A of the Internal Revenue Code and the relevant Treasury Resolutions regarding nonqualified deferred compensation.

Summary Compensation Table

The following table provides information regarding total compensation awarded to, earned by, and paid to our named executive officers for services rendered in all capacities for the fiscal years ended December 31, 2022, and 2021. All figures shown are in U.S. Dollars.

Named Executive Officer	Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-equity incentive plan compensation (4)	Bonus (5)	Total
Xunkai Gong	2022	400,000	1,125,000	375,000	280,000	-	2,180,000
	2021	380,000	2,999,997	3,069,293	360,000	-	6,809,290
	2020	330,000	-	3,362,737	-	1,177,500	4,870,237
Tianyi Jiang	2022	450,000	1,125,000	375,000	252,000	-	2,202,000
	2021	390,000	2,999,997	3,069,293	324,000	-	6,783,290
	2020	360,000	-	4,741,337	-	998,900	6,100,237
Brian Michael Brown	2022	350,000	322,500	107,501	245,000	-	1,025,001
	2021	295,000	2,499,999	2,557,740	315,000	-	5,667,739
	2020	240,000	-	1,599,479	-	927,900	2,767,379
James Caci	2022	315,000	675,000	225,000	199,500	-	1,414,500
	2021	113,481	999,996	-	118,125	-	1,231,602
	2020	-	-	-	-	-	-

(1)	Salary amounts reflect the actual base salary payments made in fiscal years 2022 and 2021, as applicable to the named executive officer.
(2)

The amounts reported in this column represent the aggregate grant date fair value of service-based RSU grants awarded to the named executive officer in 2022 and 2021, calculated by reference to the closing price of our Common Stock on the grant date of such awards (March 21, 2022 and September 1, 2021, respectively) as reported on Nasdaq and calculated in accordance with FASB ASC Topic 718.

(3)

The amounts reported in this column represent the aggregate grant date fair value of service-based option grants awarded in 2022 and 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules.

(4)	The amounts reported in this column represent performance-based bonuses paid under the annual incentive plan for 2022 and 2021.
(5)	The bonuses reported in this column for 2020 consist of special transaction bonuses paid in December 2020 to the named executive officers following our execution of the Business Combination Agreement.

See the Compensation Discussion and Analysis above for a description of the material terms of each grant disclosed in the table above.

Outstanding Equity Awards at Fiscal-Year End

Named Executive Officer	Grant Date	Outstanding Options (#)(1)	Vested Options (#)(1)	Unvested Options (#)(1)	Option Exercise Price (US$)	Option Expiration Date	Outstanding Unvested RSUs (#)	Vested RSUs (#)	FMV on RSU Grant Date (US$)
Xunkai Gong	01-Jul-2016	949,442	949,442	0	$1.3357	01-Jul-2026	-	-	-
	10-Jan-2019	521,487	488,894	32,593	$1.5866	10-Jan-2029	-	-	-
	12-Aug-2020	2,304,377	1,296,224	1,008,153	$3.9049	12-Aug-2030	-	-	-
	01-Sep-2021	749,888	234,240	515,548	$9.64	01-Sep-2031	-	-	-
	01-Sep-2021	-	-	-	-	-	213,951	97,252	$9.64
	21-Mar-2022	-	-	-	-	-	191,327	0	$5.88
	21-Mar-2022	138,250	0	138,250	$5.88	21-Mar-2032	-	-	-
Tianyi Jiang	01-Jul-2016	869,142	869,142	0	$1.3357	01-Jul-2026	-	-	-
	10-Jan-2019	521,484	488,892	32,592	$1.5866	10-Jan-2029	-	-	-
	12-Aug-2020	3,173,514	1,785,119	1,388,395	$3.9049	12-Aug-2030	-	-	-
	01-Sep-2021	749,888	234,340	515,548	$9.64	01-Sep-2031	-	-	-
	01-Sep-2021	-	-	-	-	-	213,951	97,525	$9.64
	21-Mar-2022	-	-	-	-	-	191,327	0	$5.88
	21-Mar-2022	138,250	0	138,250	$5.88	21-Mar-2032	-	-	-
Brian Michael Brown	01-Jul-2016	82,803	82,803	0	$1.3357	01-Jul-2026	-	-	-
	10-Jan-2019	391,113	366,664	24,449	$1.5866	10-Jan-2029	-	-	-
	12-Aug-2020	1,077,168	605,924	417,244	$3.9049	12-Aug-2030	-	-	-
	01-Sep-2021	624,906	195,284	429,622	$9.64	01-Sep-2031	-	-	-
	01-Sep-2021	-	-	-	-	-	178,292	81,044	$9.64
	21-Mar-2022	-	-	-	-	-	54,847	0	$5.88
	21-Mar-2022	39,632	0	39,632	$5.88	21-Mar-2032	-	-	-
James Caci	01-Sep-2021	-	-	-	-	-	51,864	51,870	$9.64
	21-Mar-2022	-	-	-	-	-	114,796	0	$5.88
	21-Mar-2022	82,950	0	82,950	$5.88	21-Mar-2032	-	-	-

(1)

This option vests as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter. Represents both incentive stock option and non-statutory stock option.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2022.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2022.

Employment Agreements

In January of 2021, we entered into employment agreements with three of our named executive officers: Xunkai Gong, who serves as our Executive Chairman, Tianyi Jiang, who serves as our Chief Executive Officer and Brian Michael Brown, who serves as our Chief Legal and Compliance Officer. In August of 2021, we entered into an employment agreement with James Caci, who serves as our Chief Financial Officer.

For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment under the arrangements with our named executive officers, please see “Potential Payments Upon Termination or Change in Control” below.

Term. The employment agreements with each of the named executive officers provide for at-will employment for an initial term of three years. Following the initial term, the employment agreements will automatically renew for successive one-year terms unless either party provides the other with at least 60 days’ notice of intent not to renew before the expiration of the applicable term.

Base Salary. The employment agreements provide for the annual base salaries set forth below:

2022 Base Salary (US$)
Xunkai Gong	400,000
Tianyi Jiang	450,000
Brian Michael Brown	350,000
James Caci	315,000

Annual Bonus (Non-Equity Incentive Plan Compensation in the Summary Compensation Table above). Each named executive officer is eligible to receive annual cash bonus with a target amount equal to a percentage of his then current annual base salary (as described in the Compensation Discussion and Analysis section), payable dependent on the achievement of corporate performance goals as established by our Compensation Committee, and such named executive officer’s continued performance of services through December 31 of the applicable bonus year.

Equity Awards. The named executive officers are also eligible to receive awards of stock options or other equity awards pursuant to any plans or arrangements maintained by us. Such equity awards are subject to accelerated vesting upon certain circumstances as discussed in “Potential Payments Upon Termination or Change in Control” below.

Benefits. Each of the named executive officers are eligible to participate in our standard employee benefit plans and programs.

Potential Payments Upon Termination or Change in Control

Pursuant to the terms of the employment agreements, if a named executive officer’s employment is terminated or his employment agreement is not renewed by us without “Cause” or such named executive officer resigns employment for “Good Reason” (each, as defined in the applicable employment agreement), and subject to delivery of a separation agreement including a general release of claims in favor of us, each named executive officer will be entitled to (i) an amount equal to his then current base salary and annual bonus (based on the average of his annual bonus earned in the two years prior to his termination) payable on each of our regularly scheduled payroll dates for up to eighteen (18) months (depending on the named executive officer, or in the case of Mr. Gong, twenty four (24) months) after his termination or resignation date, (ii) the cost of COBRA continuation coverage for all health plans and programs that such named executive officer participated in immediately prior to his termination until the earliest of up to (A) eighteen (18) months (depending on the named executive officer, or in the case of Mr. Gong, twenty four (24) months) following his termination or resignation date, (B) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment, or (C) the date he ceases to be eligible for COBRA continuation coverage for any reason, and (iii) immediate vesting of all unvested equity awards (excluding any equity award subject to the achievement of any performance-based or other vesting criteria other than time- or service-based vesting) that otherwise would have vested during the eighteen (18) month period following such named executive officer’s termination or resignation.

In the event that a named executive officer’s employment is terminated due to his death or “Disability”, by us for “Cause”, by such named executive officer other than for “Good Reason”, or due to the “Discontinuance of Business” (each as defined in the applicable employment agreement), the named executive officer or his estate will not be entitled to any severance benefits or any other compensation or benefits other than (i) the payment of any accrued but unpaid salary, (ii) any unreimbursed business expenses, and (iii) any benefits owed under a qualified retirement, health, or welfare benefit plan in which such named executive officer was a participant in accordance with applicable law and the provisions of such plan.

In addition to the foregoing, each named executive officer is entitled to full vesting of their outstanding equity awards if they (i) remain in “Continuous Service” to us through the closing of a “Change in Control” (each as defined in the then current equity incentive plan), or (ii) are terminated without “Cause” or resign for “Good Reason” during the three-month period immediately prior to the closing of a change in control. In order to receive any such acceleration, the applicable named executive officer must execute a general release of claims in favor of us, and allow such release to become effective.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2022, for all equity compensation plans previously approved by AvePoint’s stockholders:

●	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

●	the weighted average exercise price of such outstanding options, warrants and rights; and
●

other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans. The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

Equity compensation plans approved by stockholders(1)	Number of securities to be issued upon exercise of outstanding RSUs and stock options (1)	Weighted-average exercise price of outstanding stock options (2)	Weighted-average grant date fair value of outstanding RSUs (3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(4))
AvePoint, Inc. 2021 Equity Incentive Plan(2)	16,681,131	$7.26	$7.20	20,298,497
AvePoint, Inc. 2016 Equity Incentive Plan	20,014,041	$2.82	NA	0(3)
AvePoint, Inc. 2006 Equity Incentive Plan	858,063	$1.65	NA	0(4)

(1)

The equity compensation plans approved by security holders are described in Note 16 – Stock-Based Compensation to our audited Financial Statements for the year ended December 31, 2022 and include the AvePoint, Inc. 2021 Plan, the AvePoint, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), and the AvePoint, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which were all approved by AvePoint’s stockholders.

(2)

The number of shares reserved for issuance under the 2021 Plan automatically increases on January 1st of each year, beginning January 1, 2022, and continuing through January 1, 2031, by the lesser of (a) 5.0% of the total number of shares of the Company’s Common Stock outstanding on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Board prior to the applicable January 1st.

(3)	As of the effective date of the 2021 Plan, no further stock awards have been or will be made under the 2016 Plan.
(4)	As of the effective date of the 2016 Plan, no further stock awards have been or will be made under the 2006 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 29, 2021, AvePoint’s Board approved and adopted a written policy for the approval of transactions with related persons (the “Related Person Transaction Policy”). The Related Person Transaction Policy requires Board or Audit Committee approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which AvePoint and any Related Person (as defined by the Related Person Transaction Policy and 17 CFR § 229.404 (Item 404)), directly or indirectly, are, were or will be participants in which the amount involved exceeds the lesser of (a) $120,000 USD or (b) one percent of the average of AvePoint’s total assets at year-end for the last two completed fiscal years (“Related Person Transaction”). Transactions involving compensation for services provided to AvePoint as an employee, consultant or director shall not be considered Related Person Transactions under the Related Person Transaction Policy. Nor shall a transaction, arrangement or relationship in which the Related Person’s participation is solely due to the Related Person’s position as a director of an entity that is participating in such transaction, arrangement, or relationship be considered a Related Person Transaction. Under the Related Person Transaction Policy, any proposed transaction that has been identified as a Related Person Transaction may be consummated or materially amended only following approval by the Board or the Audit Committee in accordance with the requirements of the Related Person Transaction Policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related Person Transaction shall be approved by the Board or another independent body of the Board.

Any director who has a direct or indirect material interest in the proposed Related Person Transaction must not participate in any action regarding whether to approve the Related Person Transaction and must not be present during deliberations concerning the Related Person Transaction unless the transaction related to the remuneration of the director is for director indemnification or insurance or is with an affiliate of AvePoint and the director’s interest is solely that of a director of the affiliate. If, however, a proposed Related Person Transaction arises in which all directors are deemed to have a direct or indirect material interest in the transaction, the proposed Related Person Transaction shall be submitted to the stockholders for approval and the disclosure provided to the stockholders shall clearly identify each director’s interests in the proposed Related Person Transaction.

Legacy AvePoint Related Party Transactions (as reported on a pre-split basis)

Put & Call Agreements

In December 2019, Legacy AvePoint entered into put & call agreements with Brian Brown and certain other officers. The Put & Call Agreements granted to Mr. Brown and certain other officers put options to request redemption of up to 182,432 shares of Legacy AvePoint Common Stock during the period from March 26, 2025 to April 26, 2025 or, if earlier, the 30 day period following a qualifying termination, as defined in the Put & Call Agreements, for a redemption price per share equal to the fair market value of the shares, as determined by Legacy AvePoint’s board of directors. The put & call agreements also granted Legacy AvePoint call rights to purchase up to the same number of shares from Mr. Brown at a purchase price equal to the fair market value of the shares, subject to the prior written consent of Avatar Investment and its affiliated entities as long as they continue to hold any shares of Series C Legacy AvePoint Preferred Stock.

The put & call agreements were terminated upon the closing of the Business Combination.

Series C Preferred Stock Financing

In December 2019, Legacy AvePoint entered into a stock purchase and redemption agreement (the “Series C SPA”) pursuant to which it issued and sold an aggregate of 4,832,409 shares of its Series C Legacy AvePoint Preferred Stock to investors affiliated with Sixth Street at a purchase price of $31.0404 per share, for aggregate gross proceeds of $150.0 million.

At the same time, Legacy AvePoint entered into a non-voting Common Stock purchase agreement (the “Non-Voting SPA”) with AVPT, LLC, one of Legacy AvePoint’s former principal stockholders. Messrs. Gong and Jiang were managers of AVPT Manager, LLC, which was the sole manager of AVPT, LLC. Pursuant to the Non-Voting SPA, AVPT, LLC purchased 497,735 shares of Legacy AvePoint’s Common Stock at a purchase price of $32.889 per share, for a total purchase price of $16.4 million. The transactions contemplated by the Series C SPA and the Non-Voting SPA are together referred to as the “Series C Financing.” AVPT, LLC was dissolved in connection with the Business Combination.

Immediately following the closing of the Series C Financing, Legacy AvePoint redeemed 2,631,842 shares of Series B-1 convertible preferred stock and 2,385,032 shares of Series B-2 convertible preferred stock for an aggregate of $165.0 million from entities affiliated with Goldman Sachs & Co., one of Legacy AvePoint’s former principal stockholders.

All per share information has not been adjusted to reflect the exchange ratio of 8.69144 per share and is reported on a pre-split basis.

Our Related Party Transactions

A&R Registration Rights Agreement

In connection with the closing of the Business Combination, certain holders of our capital stock entered into an amended and restated registration rights agreement.

Under the Related Person Transaction Policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	The risks, costs, and benefits to us;
●	The impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	The terms of the transaction;
●	The availability of other sources for comparable services or products; and
●	The terms available to or from, as the case may be, unrelated third parties.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such Related Person Transaction Policy.

The Company’s Compensation Policies and Practices as They Relate to Risk

The Company does not believe that its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on AvePoint. The annual cash incentive compensation plan described in the Compensation Discussion and Analysis section above is based upon achievement of annual financial targets, and potential cash incentive compensation opportunities are tempered so as not to place a disproportionate incentive on short-term financial results. In addition, the long-term equity incentive plan provides appropriate motivation to achieve long-term financial results as well, given that the ultimate value of the award is based upon the future value of AvePoint’s stock, and such awards constitute a significant portion of each executive’s total compensation package. The Company has constructed the performance factors in short- and long-term performance plans such that they balance focus on performance metrics with strong links to stockholder value creation and overall company performance, which we believe avoids any potential risks that may result from an imbalance in performance metrics.

DILUTION

We are offering 17,905,000 shares of Common Stock, consisting of (i) 405,000 shares of Common Stock that are issuable upon exercise of the Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon exercise upon the exercise of the Public Warrants and the selling securityholders are offering for resale up to 130,532,274 shares of Common Stock (including 405,000 shares of Common Stock that may be issued upon exercise of the Private Warrants, up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units, up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options, up to 1,912,155 shares of Common Stock issuable as Earnout Shares and up to 2,916,700 shares of Common Stock issuable as Sponsor Earn-Out Shares) and up to 405,000 Private Warrants. The resale of the current outstanding shares of Common Stock under this Prospectus will not dilute the ownership interests of existing stockholders. To the extent the Warrants are exercised, existing stockholders will experience dilution to their ownership interests in the Company.

PRINCIPAL STOCKHOLDERS

The following table presents, as of March 20, 2023, information based upon AvePoint’s records and filings with the SEC regarding beneficial ownership of its Common Stock by the following persons:

●	each person known to AvePoint to be the beneficial owner of more than 5% of the Common Stock;
●	each director and each nominee to the Board;
●	each executive officer of AvePoint named in the Summary Compensation Table following the Compensation Discussion and Analysis section of this Proxy Statement; and
●	all directors and executive officers of AvePoint as a group.

As of March 20, 2023, there were 190,339,282 shares of our Common Stock outstanding. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units (“RSUs”) that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 190,339,282 shares of Common Stock issued and outstanding, including treasury stock, as of March 20, 2023, plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 20, 2023.

Name of Beneficial Owner *	Amount and Nature of Beneficial Ownership	Percent of Class (%) (1)
5% or Greater Stockholders:
Entities Affiliated with Sixth Street(2)	28,500,592	14.97%
Zhijian Lu(3)	19,673,846	10.34%
James Zhu(4)	11,328,280	5.95%
The Vanguard Group, Inc.(5)	13,397,219	7.04%
	72,899,937	38.30%
Executive Officers and Directors:
Xunkai Gong(6)	20,715,449	10.88%
Tianyi Jiang(7)	19,599,054	10.30%
Brian Michael Brown(8)	2,566,642	1.35%
Jeff Epstein(9)	1,094,422	0.57%
John Ho(10)	4,266,720	2.24%
Jeff Teper(11)	496,843	0.26%
James Caci(12)	200,896	0.09%
Janet Schijns(13)	34,232	0.02%
All executive officers and directors as a group (8 persons)(14)	48,974,258	25.72%

*

Unless otherwise indicated, the business address of each of the directors, executive officers and 5% or greater stockholders of the Company is C/O AvePoint, Inc., 525 Washington Blvd, Suite 1400 Jersey City, NJ, 07310.

(1)

The percentage of beneficial ownership as to any person as of March 20, 2023 (the “Ownership Date”) is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 20, 2023, by the sum of the number of shares outstanding as of March 20, 2023 plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after March 20, 2023. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s Common Stock listed in the table have sole voting and investment power with respect to the shares shown. In all cases, stock options and RSUs that are not scheduled to vest as of or within 60 days after the Ownership Date are excluded from this calculation.

(2)

Consists of shares of Common Stock issued upon exchange for shares of Series C Convertible Preferred shares of AvePoint held by Avatar Investment Opportunities, LLC, which directly holds 13,300,276 shares of Common Stock, Avatar Investment Solutions (A), LLC, which directly holds 8,523,089 shares of Common Stock, and Avatar Investment Solutions 1, LLC, which directly holds 6,677,227 shares of Common Stock (together, the “Sixth Street Holders”). Redwood IV Finance 1, LLC is the managing member of Avatar Investment Opportunities, LLC. TCS Finance (A), LLC is the managing member of Avatar Investment Solutions (A), LLC, which directly holds 8,523,089 shares of Common Stock. TCS Finance 1, LLC is the managing member of Avatar Investment Solutions 1, LLC. TSSP Opportunities GenPar IV, L.P. is the manager of Redwood IV Finance 1, LLC. TSSP Capital Solutions GenPar, L.P. is the manager of each of TCS Finance (A), LLC and TCS Finance 1, LLC. Each of TSSP Opportunities GenPar IV, L.P. and TSSP Capital Solutions GenPar, L.P. is ultimately indirectly controlled by Sixth Street Partners Management Company, L.P., a Delaware limited partnership (“Management Company”). Management Company is managed by its general partner, whose managing member is Alan Waxman. Alan Waxman disclaims beneficial ownership over the reported securities, except to the extent of his pecuniary interest therein. The address for each of these entities is 2100 McKinney Avenue, Suite 1500, Dallas, Texas 72501. The principal business address for Mr. Waxman is c/o Sixth Street Partners, LLC, 345 California Street, Suite 3300, San Francisco, CA 94104.

(3)

Consists of (i) 18,558,275 shares of Common Stock, (ii) 1,107,599 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date and (iii) 7,972 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date. The 18,558,275 shares include (i) 57,602 shares held by Zhijian Lu, (ii) 1,608,724 shares held The Bridge Water Trust, (iii) 804,757 shares held by KEM Lily LLC, (iv) 6,542,236 shares held by Fire Stone Family Trust, (v) 7,131,475 shares held by KEM Phoenix LLC, (vi) 804,757 shares held by KEM Rose LLC and (vii) 1,608,724 shares held by The Cherry Tree Trust. Mr. Lu has sole voting and dispositive power with respect to the shares held in his name and shares underlying options. Mr. Lu shares voting and dispositive power with Yan Ji with respect to shares held by Fire Stone Family Trust, KEM Lily LLC, KEM Rose LLC and KEM Phoenix, LLC. Mr. Lu shares voting and dispositive power with Jeffrey Scott Bardsley with respect to shares held by The Bridge Water Trust. Mr. Lu shares voting and dispositive power with Wen Ji Bardsley with respect to shares held by The Cherry Tree Trust.

(4)

Consists of (i) 10,717,309 shares of Common Stock and (ii) 375,758 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date. The 10,717,309 shares include (i) 347,123 shares held by James Zu, (ii) 402,378 shares held by MZ-Theta LLC, (iii) 919,609 shares held by MZ-Omega1 Trust, (iv) 842,209 shares held by The Shanmiao Trust, (v) 1,207,145 shares held by MZ-Alpha LLC, (vi) 1,207,145 shares held by MZ-Beta LLC, (vii) 402,378 shares held by MZ-Delta LLC, (viii) 402,378 shares held by MZ-Eta LLC, (ix) 2,347,778 shares held by MZ-Gamma LLC, (x) 1,077,422 shares held by The Zhijian 2020 Trust, (xi) 898,479 shares held by MZ-Iota Revocable Trust, and (xii) 898,478 shares held by MZ-Kappa Revocable Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma with respect to the shares held by MZ-Alpha LLC, MZ-Beta LLC, MZ-Delta LLC, MZ-Eta LLC, MZ-Gamma LLC, MZ-Theta LLC, MZ-Iota Revocable Trust and MZ-Kappa Revocable Trust. Mr. Zhu shares voting and dispositive power with Brian Zhu with respect to the shares held by The Shanmiao Trust. Mr. Zhu shares voting and dispositive power with Sharron Shanmiao Ma and Alec Zhu with respect to the shares held by The Zhijian 2020 Trust. Mr. Zhu has sole voting and dispositive power with respect to the shares held by MZ-Omega1 Trust and shares underlying options.

(5)

Consists of 13,397,219 shares of Common Stock pursuant to the Schedule 13G filed with the SEC on February 9, 2023, disclosing the number of shares as of December 30, 2022. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)

Consists of (i) 17,296,641 shares of Common Stock, (ii) 3,370,976 shares of Common Stock underlying options exercisable within 60 days of the Ownership Date and (iii) 47,832 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date. The 17,296,641 shares include (i) 57,007 shares held by Mr. Gong, (ii) 4,696,958 shares held by Mr. Gong’s affiliate Giocoso Holdings LLC, (iii) 804,757 shares held by Mr. Gong’s affiliate Cadenza Holdings LLC, (iv) 239,431 shares held by Mr. Gong’s affiliate Vivace Holdings LLC, each of which Mr. Gong may be deemed to beneficially own, (v) 2,011,112 shares held by The Purple Harbor Trust, for which Mr. Gong is the trustee, (vi) 2,011,112 shares held by The Purple Cove Trust, for which Mr. Gong is the trustee, and (vii) 7,276,264 shares held by G Sonata Trust, for which Mr. Gong is the trustee. Mr. Gong holds sole voting and dispositive power with respect to the shares held of record by each trust.

(7)

Consists of (i) 15,663,010 shares of Common Stock, (ii) (iii) 3,888,212 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Ownership Date and (iii) 47,832 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date. The 15,663,010 shares include (i) 11,797 shares held by Mr. Jiang, (ii) 3,902,404 shares held by Mr. Jiang’s affiliate River Valley Ltd., (iii) 2,633,766 shares held by Red Kite LLC, each of which Mr. Jiang may be deemed to beneficially own, (iv) 1,784,664 shares held by the Capella 2021 GRAT, (v) 5,971,000 shares held by Capella 2022 GRAT ,(vi) 1,187,786 shares held by Capella 2022 GRAT II, for each of which Mr. Jiang is the trustee, and (vii) 172,000 shares held by Mr. Jiang’s spouse.

(8)

Consists of (i) 1,094,192 shares of Common Stock, (ii) 804,520 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Ownership Date and (iii) 13,712 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date.

(9)	Consists of (i) 1,060,190 shares of Common Stock and (ii) 34,232 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date.

(10)

Consists of (i) 216,598 shares of Common Stock, (ii) 34,232 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date and (iii) 4,015,890 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock held by Mr. Ho’s affiliate, Balmoral Blue Limited. Mr. Ho and his wife, Anita Hong, may be deemed to beneficially own these securities.

(11)	Consists of (i) 16,598 shares of Common Stock and (ii) 446,013 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Ownership Date.

(12)

Consists of (i)144,975 shares of Common Stock, (ii) 20,738 shares of Common Stock issuable pursuant to options exercisable within 60 days of the Ownership Date and (iii) 35,183 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date.

(13)	Consists of 34,232 shares of Common Stock issuable pursuant to the vesting of RSUs within 60 days of the Ownership Date.

(14)

The shares of Common Stock shown as beneficially owned by all directors and executive officers as a group include a total of 9,466,164 RSUs and stock options they have the right to exercise as of or within 60 days after the Ownership Date, and exclude 6,485,197 RSUs and stock options that are not scheduled to vest as of or within 60 days after the Ownership Date.

SELLING SECURITYHOLDERS

This Prospectus relates to the issuance of up to 17,905,000 shares of Common Stock, consisting of (i) 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 130,532,274 shares of Common Stock (including up to 405,000 shares of Common Stock that may be issued upon exercise of the Private Warrants, up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units, up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options, up to 1,912,155 shares of Common Stock issuable as Earnout Shares and 2,916,700 Sponsor Earn-Out Shares) and (ii) up to 405,000 Private Warrants. The selling securityholders may from time to time offer and sell any or all of the Common Stock and Private Warrants set forth below pursuant to this Prospectus and any accompanying Prospectus supplement.

As used in this Prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this Prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Common Stock or Private Warrants other than through a public sale.

Pursuant to the Registration Rights Agreement executed in connection with the Business Combination, we filed with the SEC a registration statement on Form S-1, under the Securities Act of 1933 (the “Securities Act”) to register these resales. On July 23, 2021, we filed an initial registration statement on Form S-1 under the Securities Act covering up to 405,000 shares of Common Stock are issuable upon the exercise of 405,000 Private Warrants, 17,500,000 shares of our Common Stock that are issuable upon the exercise of the Public Warrants, up to 136,029,478 shares of Common Stock offered for resale by the selling securityholders or their permitted transferees from time to time, and up to 405,000 Private Warrants, which registration statement was amended on August 5, 2021 and was declared effective on August 9, 2021. The Form S-1 was later amended pursuant to that certain Post-Effective Amendment No. 1 to Form S-1 on April 5, 2022 to provide certain material updates to the prospectus therein. The Post-Effective Amendment No. 1 was declared effective on April 11, 2022. The Form S-1 was further amended pursuant to that certain Post-Effective Amendment No. 2 on August 25, 2022 for the purpose of converting the Form S-1 to Form S-3. The Post-Effective Amendment No. 2 was declared effective on August 30, 2022. We are filing this Post-Effective Amendment for the purpose of converting the registration statement on Form S-3 into a registration statement on Form S-1 because we are now ineligible to use Form S-3 due to the untimely filing of our Annual Report on Form 10-K for the year ended December 31, 2022. The selling securityholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of our Common Stock described under the column “Shares of Common Stock” in the table below.

Apex Technology Sponsor, LLC, on behalf of Jeff Epstein and Brad Koenig, and each of Jeff Epstein and Brad Koenig, entered into Lock-Up Agreements providing that they will not, subject to certain exceptions, transfer any of their shares of Class B Common Stock (which converted to Common Stock in connection with the Business Combination) until 12 months after the Closing and 50% of such shares of Class B Common Stock until 24 months after the Closing. See the section titled “Certain Relationships and Related Party Transactions - Lock-Up Agreements” in our Post-Effective Amendment No. 1 to Form S-1 Registration Statement.

Except as set forth herein and in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of August 3, 2021, regarding the beneficial ownership of our Common Stock and Warrants by the selling securityholders and the shares of Common Stock and Warrants being offered by the selling securityholders. The table below has been updated as of August 8, 2022, to reflect the distribution by Apex Technology Sponsor, LLC to its members of 6,490,796 shares of Common Stock and 328,750 warrants to purchase Common Stock, including 993,592 shares of Common Stock distributed to Jeff Epstein. For the avoidance of doubt, the table below also includes Earnout Shares and shares of Common Stock issuable upon the exercise of options not yet vested. The applicable percentage ownership of Common Stock is based on approximately 189,467,338 shares of Common Stock outstanding as of December 31, 2022 (prior to exercise of all Warrants). Information with respect to shares of Common Stock and Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock or Private Warrants. The selling securityholders may offer and sell some, all or none of their shares of Common Stock or Private Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Except as set forth in the footnotes below, (i) the following table does not include up to 17,500,000 shares of Common Stock issuable upon exercise of the Public Warrants and (2) the address of each selling securityholder is 525 Washington Blvd, Suite 1400, Jersey City, New Jersey 07310.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholders	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
PIPE Investors
Tiger Global Investments, L.P. (1)	5,000,000	5,000,000	—	—	—	—	—	—
Franklin Templeton Investment Funds – Franklin Technology Fund (2)	3,500,000	3,500,000	—	—	—	—	—	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (3)	2,500,000	2,500,000	—	—	—	—	—	—
Shotfut Manayot Chool - Pheonix Amitim (4)	1,350,000	1,350,000	—	—	—	—	—	—
The Phoenix Insurance Company Ltd. (4)	150,000	150,000	—	—	—	—	—	—
EDB Investments Pte Ltd. (5)	700,000	700,000	—	—	—	—	—	—
Millais Limited (6)	500,000	500,000	—	—	—	—	—	—
Koenig Family LLC (7)	50,000	50,000	—	—	—	—	—	—
Director and Officers of AvePoint, Inc.
Xunkai Gong (8)	21,342,644	21,342,644	—	—	—	—	—	—
The Purple Cove Trust (8)	2,045,360	2,045,360	—	—	—	—	—	—
The Purple Harbor Trust (8)	2,045,360	2,045,360	—	—	—	—	—	—
Giacoso Holdings LLC (8)	4,870,218	4,870,218	—	—	—	—	—	—
Vivace Holdings LLC (8)	243,508	243,508	—	—	—	—	—	—
Cadenza Holdings LLC (8)	818,460	818,460	—	—	—	—	—	—
G Sonata Trust (8)	7,544,403	7,544,403	—	—	—	—	—	—
Tianyi Jiang (9)	20,978,445	20,978,445	—	—	—	—	—	—
Capella 2021 GRAT (9)	7,887,324	7,887,324	—	—	—	—	—	—
Red Kite LLC (9)	2,678,617	2,678,617	—	—	—	—	—	—
River Valley Ltd. (9)	3,985,909	3,985,909	—	—	—	—	—	—
Jeff Epstein (10)	1,043,592	1,043,592	—	—	—	—	—	—
Brian Brown (11)	3,382,970	3,382,970	—	—	—	—	—	—
Andy Yong (12)	478,120	478,120	—	—	—	—	—	—
Stephen CuUnjieng (13)	264,263	264,263	—	—	—	—	—	—
Jeff Teper (14)	528,596	528,596	—	—	—	—	—	—
Balmoral Blue Limited (15)	4,286,002	4,286,002	—	—	—	—	—	—
Sophia Wu (16)	283,835	283,835	—	—	—	—	—	—
Other Holders of Registration Rights Pursuant to Registration Rights Agreement
Apex Technology Sponsor LLC (17)	3,245,454	3,245,454	—	—	—	—	—	—
Cantor Fitzgerald & Co. (18)	228,750	228,750	—	—	—	—	—	—
Avatar Investment Opportunities LLC (19)	13,634,059	13,634,059	—	—	—	—	—	—
Avatar Investment Solutions 1, LLC (19)	6,891,122	6,891,122	—	—	—	—	—	—
Avatar Investments (A), LLC (19)	8,690,660	8,690,660	—	—	—	—	—	—
Zhijian Lu (20)	20,054,556	20,054,556	—	—	—	—	—	—
The Bridge Water Trust (20)	1,636,119	1,636,119	—	—	—	—	—	—
KEM Lily LLC (20)	818,461	818,461	—	—	—	—	—	—
Fire Stone Family Trust (20)	6,626,813	6,626,813	—	—	—	—	—	—
KEM Pheonix LLC (20)	7,305,328	7,305,328	—	—	—	—	—	—
KEM Rose LLC (20)	818,461	818,461	—	—	—	—	—	—
The Cherry Tree Trust (20)	1,636,119	1,636,119	—	—	—	—	—	—
James Zhu (21)	11,278,227	11,278,227	—	—	—	—	—	—
MZ-Theta LLC (21)	409,230	409,230	—	—	—	—	—	—
MZ-Omega1 Trust (21)	2,723,166	2,723,166	—	—	—	—	—	—
The Shanmiao 2020 Trust (21)	856,551	856,551	—	—	—	—	—	—
MZ-Alpha LLC (21)	1,227,702	1,227,702	—	—	—	—	—	—
MZ-Beta LLC (21)	1,227,702	1,227,702	—	—	—	—	—	—
MZ-Delta LLC (21)	409,230	409,230	—	—	—	—	—	—
MZ-Eta LLC (21)	409,230	409,230	—	—	—	—	—	—
MZ-Gamma LLC (21)	2,435,109	2,435,109	—	—	—	—	—	—
The Zhijian 2020 Trust (21)	856,551	856,551	—	—	—	—	—	—
Thomas Morf (22)	170,979	170,979	—	—	—	—	—	—

(1)

Consists of 5,000,000 shares of Common Stock held of record by Tiger Global Investments, L.P. and/or other entities or persons affiliated with Tiger Global Management, LLC. Tiger Global Management, LLC is controlled by Chase Coleman and Scott Shleifer. The address for each of these entities and individuals is 9 West 57th Street, 35th Floor, New York, NY 10019.

(2)

Consists of 3,500,000 shares of Common Stock held of record by Franklin Templeton Investment Funds – Franklin Technology Fund (the “Franklin Fund”). Franklin Advisers, Inc. (“FAV”) is the investment manager of the Franklin Fund. FAV is an indirect wholly owned subsidiary of a publicly traded company, Franklin Resources (“FRI”) and may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to such funds and accounts pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The address of the Franklin Fund is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, California 94403. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of broker-dealers. Based on such information, the selling securityholder acquired the shares of Common Stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(3)

Beneficial ownership consists of 2,500,000 shares of Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(4)

Consists of (i) 1,350,000 shares held by Shotfut Menayot Chool - Phoenix Amitim (“Amitim”) and (ii) 150,000 shares held by The Phoenix Insurance Company Ltd. (“Phoenix Insurance”). Haggai Schreiber, Deputy Chief Executive Officer and Chief Investment Officer, Gilad Shamir, Chief Investment Officer and Dan Kerner, Head of Nostro, each of Amitim and Phoenix Insurance Company, may be deemed to have voting and dispositive power with respect to the securities held by Amitim and Phoenix Insurance. The address of each of Amitim and Phoenix Insurance is Derech Hashalom 53, Giv’atayim, Israel 5345433.

(5)

Consists of 700,000 shares of Common Stock purchased in the PIPE held by EDB Investments Pte Ltd (“EDB Investments”). EDBI Pte Ltd (“EDBI”) is the fund manager of EDB Investments. Both EDB Investments and EDBI are wholly-owned by the Economic Development Board of Singapore, a Singapore statutory board. EDBI has the power to direct the vote and disposition of the shares owned beneficially and of record by EDB Investments. The address of EDB Investments is 250 North Bridge Road, #20-03 Raffles City Tower, Singapore 179101.

(6)	Consists of 500,000 shares of Common Stock purchased in the PIPE. The address of Millais Limited is c/o Millais USA LLC, 767 5th Avenue, 9th Floor, New York, NY 10153.

(7)

Consists of 50,000 shares of Common Stock purchased in the PIPE held by Koenig Family LLC. These numbers are calculated without regard to Mr. Koenig’s membership interest in Apex Technology Sponsor LLC. Mr. Koenig is the manager of Koenig family LLC and may be deemed to beneficially own these securities.

(8)

Consists of (i) 17,239,634 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 3,775,335 shares of Common Stock issuable pursuant to options held as of August 3, 2021 (the “Selling Holder Ownership Date”) and (iii) 327,675 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 17,239,634 shares and 327,675 Earnout Shares respectively include (i) 4,788,670 shares and 81,548 Earnout Shares held by Mr. Gong’s affiliate Giocoso Holdings LLC, (ii) 804,757 shares and 13,703 Earnout Shares held by Mr. Gong’s affiliate Cadenza Holdings LLC and (iii) 239,431 shares and 4,077 Earnout Shares held by Mr. Gong’s affiliate Vivace Holdings LLC, each of which Mr. Gong may be deemed to beneficially own, as well as 2,011,112 shares and 34,248 Earnout Shares held by The Purple Harbor Trust, for which Mr. Gong is the trustee, 2,011,112 shares and 34,248 Earnout Shares held by The Purple Cove Trust, for which Mr. Gong is the trustee, and 7,384,552 shares and 159,851 Earnout Shares held by G Sonata Trust, for which Mr. Gong is the trustee. Mr. Gong holds sole voting and dispositive power with respect to the shares held of record by each trust. Mr. Gong currently serves as Executive Chairman of our board of directors and served as Chairman and Chief Executive Officer of Legacy AvePoint since its incorporation in 2001.

(9)

Consists of (i) 14,291,427 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 1,862,424 shares of Common Stock issuable on the earlier of (a) July 1, 2022 and (b) specified events including change of control of AvePoint, separation of service and Mr. Jiang’s disability or death, pursuant to an agreement between us and Mr. Jiang dated June 30, 2021, (iii) 4,564,171 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date and (iv) 260,423 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 14,291,427 shares and 260,423 Earnout Shares respectively include (i) 3,902,404 shares and 83,505 Earnout Shares held by Mr. Jiang’s affiliate River Valley Ltd. and (ii) 2,633,766 shares and 44,851 Earnout Shares held by Red Kite LLC, which Mr. Jiang may be deemed to beneficially own, as well as 7,755,257 shares and 132,067 Earnout Shares held by the Capella 2021 GRAT, for which Mr. Jiang is the trustee. Mr. Jiang currently serves and Chief Executive Officer and a member of our board of directors and served as Co-Chief Executive Officer of Legacy AvePoint since 2008 and a director since 2005.

(10)

Consists of (i) 50,000 shares of Common Stock purchased in the PIPE held by Mr. Epstein and (ii) 993,592 shares of Common Stock received in a distribution from Apex Technology Sponsor, LLC, of which Mr. Epstein is a member. These numbers are calculated without regard to Mr. Epstein’s membership interest in Apex Technology Sponsor LLC. Mr. Epstein currently has served as a director of AvePoint since July 2021.

(11)

Consists of (i) 90,304 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 1,732,488 shares of Common Stock issuable on the earlier of (a) July 1, 2022 and (b) specified events including change of control of AvePoint, separation of service and Mr. Brown’s disability or death, pursuant to an agreement between us and Mr. Brown dated June 30, 2021, (iii) 1,551,099 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date and (iv) 9,079 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Brown currently serves as of Chief Operating Officer and General Counsel and a member of our board of directors and served as the same for Legacy AvePoint since 2004.

(12)

Consists of (i) 478,028 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date and (ii) 92 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Yong currently serves as our Chief Investment Officer, a role he held for Legacy AvePoint since February 2020.

(13)

Consists of 264,263 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date. Mr. CuUnjieng currently serves as a member of our board of directors, a role he held for Legacy AvePoint since February 2020.

(14)

Consists of 528,596 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date. Mr. Teper currently serves as a member of our board of directors, a role he held for Legacy AvePoint since December 2014.

(15)

Consists of (i) 200,000 shares of Common Stock purchased in the PIPE, (ii) 4,015,890 shares of Common Stock issued in exchange for outstanding Legacy AvePoint common stock and (iii) 70,112 shares of Common Stock issuable upon the achievement of certain earnout provisions held by Balmoral Blue Limited, an affiliate of John Ho. Mr. Ho and his wife, Anita Hong may be deemed to beneficially own these securities. Mr. Ho has served as a director of AvePoint since July 2021.

(16)

Consists of 283,835 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date. Ms. Wu currently serves as our Chief Financial Officer, a role she held for Legacy AvePoint since August 2020.

(17)

Consists of 3,245,454 shares of Common Stock, of which 2,916,700 are Sponsor Earn-Out Shares and currently deposited in escrow subject to meeting the Sponsor Vesting Conditions (as defined below). The Sponsor Earn-Out Shares are subject to the following vesting conditions (the “Sponsor Vesting Conditions”): a) 100% of the Sponsor Earn-Out Shares shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, the Closing Price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations and the like) over any 20 trading days within any 30 trading day period; and 100% of the remaining Sponsor Earn- Out Shares that have not previously vested under the Sponsor Support Agreement (as defined herein) shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, Apex consummates a Subsequent Transaction. There are three managing members of the Sponsor, Brad Koenig, Alex Vieux and Steven Fletcher. Each manager has one vote, and the approval of two of the three managing members is required to approve an action of the Sponsor. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing, no individual managing member of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such managing member directly holds a pecuniary interest. Accordingly, none of the managing members will be deemed to have or share beneficial ownership of such shares. Mr. Epstein, a member of our board of directors, is a member of the Sponsor.

(18)

Consists of (i) 152,500 shares of Common Stock that were issued as a result of the split of the Private Units in connection with the Closing, and (ii) 152,500 Private Warrants that were issued as a result of the split of the Private Units in connection with the Closing. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co., has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. Based on information provided to us by the selling securityholder, the selling securityholder is a registered broker- dealer. Based on such information, the selling securityholder acquired the shares of Common Stock being registered for investment or transaction-based compensation for investment banking or similar services. Based on such information, the selling securityholder acquired the shares of Common Stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares. The business address of Cantor Fitzgerald & Co. is 110 East 59th Street, New York, New York 10022.

(19)

Consists of 28,500,592 shares of Common Stock issued upon exchange for shares of Series C Convertible Preferred shares of Legacy AvePoint and 715,249 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 28,500,592 shares and 715,249 Earnout Shares respectively include (i) 13,300,276 shares and 333,783 Earnout Shares held by Avatar Investment Opportunities, LLC, (ii) 6,677,227 shares and 213,895 Earnout Shares held by Avatar Investment Solutions (A), LLC and (iii) 8,523,089 shares and 167,571 Earnout Shares held by Avatar Investment Solutions 1, LLC. Redwood IV Finance 1, LLC is the managing member of Avatar Investment Opportunities, LLC. TCS Finance (A), LLC is the managing member of Avatar Investment Solutions (A), LLC. TCS Finance 1, LLC is the managing member of Avatar Investment Solutions 1, LLC. TSSP Opportunities GenPar IV, L.P. is the manager of Redwood IV Finance 1, LLC. TSSP Capital Solutions GenPar, L.P. is the manager of each of TCS Finance (A), LLC and TCS Finance 1, LLC. Each of TSSP Opportunities GenPar IV, L.P. and TSSP Capital Solutions GenPar, L.P. is ultimately indirectly controlled by Management Company. Management Company is managed by its general partner, whose managing member is Alan Waxman. Alan Waxman disclaims beneficial ownership over the reported securities, except to the extent of his pecuniary interest therein. The address for each of these entities is 2100 McKinney Avenue, Suite 1500, Dallas, Texas 72501. The principal business address for Mr. Waxman is c/o Sixth Street Partners, LLC, 345 California Street, Suite 3300, San Francisco, CA 94104.

(20)

Consists of (i) 18,552,065 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 1,160,988 shares of Common Stock issuable pursuant to options held as of the Ownership Date and (iii) 341,503 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 18,552,065 shares and 341,503 Earnout Shares respectively include (i) 51,392 shares and 875 Earnout Shares held by Zhijian Lu, (ii) 1,608,724 shares and 27,395 Earnout Shares held The Bridge Water Trust, (iii) 804,757 shares and 13,704 Earnout Shares held by KEM Lily LLC, (iv) 6,490,706 shares and 136,107 Earnout Shares held by Fire Stone Family Trust, (v) 7,183,005 shares and 122,323 Earnout Shares held by KEM Phoenix LLC, (vi) 804,757 shares held by KEM Rose LLC and (vii) 1,608,724 shares and 27,395 Earnout Shares held by The Cherry Tree Trust. Each of The Bridge Water Trust, KEM Lily LLC, Fire Stone Family Trust, KEM Phoenix LLC, KEM Rose LLC and The Cherry Tree Trust is ultimately indirectly controlled by Zhijian Lu and he may be deemed to beneficially own these securities.

(21)

Consists of (i) 10,370,186 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 722,881 shares of Common Stock issuable pursuant to options held as of the Ownership Date and (iii) 185,160 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 10,370,186 shares and 185,160 Earnout Shares respectively include (i) 402,378 shares and 6,852 Earnout Shares held by MZ-Theta LLC, (ii) 2,670,009 shares and 53,157 Earnout Shares held by MZ-Omega1 Trust, (iii) 842,209 shares and 14,342 Earnout Shares held by The Shanmiao Trust, (iv) 1,207,145 shares and 20,557 Earnout Shares held by MZ-Alpha LLC, (v) 1,207,145 shares and 20,557 Earnout Shares held by MZ-Beta LLC, (vi) 402,378 shares and 6,852 Earnout Shares held by MZ-Delta LLC, (vii) 402,378 shares and 6,852 Earnout Shares held by MZ-Eta LLC, (viii) 2,394,335 shares and 40,774 Earnout Shares held by MZ-Gamma LLC and (ix) 842,209 shares and 14,342 Earnout Shares held by The Zhijian 2020 Trust. Each of MZ-Theta LLC, MZ-Omega1 Trust, The Shanmiao 2020 Trust, MZ-Alpha LLC, MZ-Beta LLC, MZ-Delta LLC, MZ-Eta LLC, MZ-Gamma LLC, and The Zhijian 2020 Trust is ultimately indirectly controlled by James Zhu and he may be deemed to beneficially own these securities.

(22)

Consists of (i) 168,117 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock and (ii) 2,862 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Morf is the husband of Sophia Wu, who is our Chief Accounting Officer, a role she served for us since August 2021.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and the exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long- term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock – Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “— Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

●

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
●

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will or will not be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our Common Stock, preferred stock and the Warrants to purchase Common Stock. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this Prospectus forms a part. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” We urge you to read the amended and restated certificate of incorporation and the amended and restated bylaws in their entirety.

General

The Certificate of Incorporation authorizes the Company to issue up to 1,000,000,000 shares of Common Stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Certificate of Incorporation, stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

Liquidation Rights

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Preferred Stock

Under the Certificate of Incorporation, the Company’s board of directors may, without further action by the stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, preemption rights, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.

Warrants

As of March 31, 2023, there were 17,905,000 Warrants to purchase Common Stock outstanding, consisting of 17,500,000 Public Warrants and 405,000 Private Warrants. Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.

Holders of the Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date of exercise.

The Private Warrants are identical to the Public Warrants except that such warrants will be exercisable for cash or on a cashless basis, at the holder's option, and will not be redeemable by us, in each case so long as they are still held by their current holders and/or their permitted transferees.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the Public Warrants become exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;
●

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20-trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants, if such modification or amendment is being undertaken in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding.

Anti-Takeover Provisions

Section 203 of the DGCL

The Company is subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, the Certificate of Incorporation and the Bylaws:

●

permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be changed only by resolution of our board of directors;
●	provide that directors may only be removed with cause;
●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●

require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●

provide that special meetings of our stockholders may be called by the president or the board of directors and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning at least 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote;

●

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

●	allow the Company’s board of directors, by a majority vote, to amend the Bylaws;
●	provides the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders, at which a quorum is present; and
●	provides that the Board is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible;

The amendment of any of these provisions by the stockholders would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for existing stockholders to replace the Company’s board of directors as well as for another party to obtain control of the Company by replacing the Company’s board of directors. Since the Company’s board of directors has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf of the Company; (2) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the Certificate of Incorporation or our Bylaws (as either may be amended from time to time); (5) any action as to which the DGCL confers jurisdiction to the court of Chancery of the State of Delaware; (6) any action asserting a claim against us that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although the Company believes this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, the Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	for any unlawful payment of dividends or redemption of shares; or
●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors, officers and employees, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Certificate of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

The transfer agent for the Common Stock and the warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Listing

The Common Stock and the Warrants are listed on the Nasdaq Global Select Market as “AVPT” and “AVPTW,” respectively.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Common Stock then outstanding; or
●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	issuer of the securities that was formerly a shell company ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As of July 7, 2022, we have fulfilled the foregoing conditions and Rule 144 is available for the resale of our securities.

Common Stock that stockholders of Legacy AvePoint received in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for certain shares of our Common Stock issued pursuant to the 2006 Plan, the 2016 Plan, and 2021 Plan which are registered pursuant to that certain registration statement on Form S-8 (File No. 333-259617) filed and declared effective on September 17, 2021, and any shares issued to our affiliates within the meaning of Rule 144.

As of the date of this Prospectus, there are 17,905,000 Warrants outstanding, consisting of 17,500,000 Public Warrants and 405,000 Private Warrants. The Public Warrants are freely tradable. We filed an initial registration statement on Form S-1 under the Securities Act covering 17,905,000 shares of our Common Stock that may be issued upon the exercise of the Public Warrants on July 23, 2021, which registration statement was amended on August 5, 2021 and was declared effective on August 9, 2021. The Form S-1 was later amended pursuant to that certain Post-Effective Amendment No. 1 to Form S-1 on April 5, 2022 to provide certain material updates to the prospectus therein. The Post-Effective Amendment No. 1 was declared effective on April 11, 2022. The From S-1 was later amended pursuant to that certain Post-Effective Amendment No. 2 to Form S-1 on Form S-3 on August 25, 2022 for the purpose of converting the Form S-1 to Form S-3. The Post-Effective Amendment No. 2 was declared effective on August 30, 2022. We are obligated to use our best efforts to maintain the effectiveness of such registration statement until the expiration of the Public Warrants.

Registration Rights Agreement

In connection with the Closing of the Business Combination, we entered into the Registration Rights Agreement on July 1, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

The Registration Rights Agreement is filed as an exhibit to the registration statement of which this Prospectus forms a part. For more information on how you can obtain copies of this document, see “Where You Can Find More Information.” We urge you to read the Registration Rights Agreement in its entirety.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 17,905,000 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Private Warrants, consisting of (i) 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of up to 130,532,274 shares of Common Stock (including up to 405,000 shares of Common Stock that may be issued upon exercise of the Private Warrants, up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units, up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options, up to 1,912,155 shares of Common Stock issuable as Earnout Shares and 2,916,700 Sponsor Earn-Out Shares) and (ii) up to 405,000 Private Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this Prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The shares of Common Stock beneficially owned by the selling securityholders covered by this Prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this Prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●

block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position (including 2,916,700 Sponsor Earn-Out Shares (as defined below)) and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;
●

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this Prospectus and any applicable Prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;
●	distribution to employees, members, limited partners or stockholders of the selling securityholders;
●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
●	by pledge to secured debts and other obligations;
●	delayed delivery arrangements;
●	to or through underwriters or broker-dealers;
●

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this Prospectus is a part by delivering a Prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a Prospectus supplement in order to permit the distributees to use the Prospectus to resell the securities acquired in the distribution.

To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this Prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this Prospectus available to the selling securityholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a Prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the warrant agreement.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this Prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this Prospectus constitutes a part effective until such time as all of the securities covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until three years from the effective date of this registration statement.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements of AvePoint, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this Prospectus, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of AvePoint, Inc. for the year ended December 31, 2020, included in this Prospectus have been so included in reliance on the report of Crowe LLP ("Crowe"), independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Crowe

In 2020, Crowe informed our Board that two of its international associated entities, Crowe Horwath Osborne AB, or Crowe Sweden, and Crowe Horwath (NZ) Limited, or Crowe NZ, had been providing payroll payment services (“Payroll Services”) related to employee(s) in AvePoint’s Swedish branch, or AvePoint Sweden, and in our New Zealand subsidiary, or AvePoint NZ, since 2015. AvePoint Sweden had, depending on the date, one or two employees, and AvePoint NZ had one employee, during the periods in question. The services are inconsistent with the auditor independence rules of the SEC and the Public Company Accounting Oversight Board. Crowe Sweden and Crowe NZ were paid less than $1,500 and $2,000 per annum for the Payroll Services, respectively. The provisioning of the Payroll Services was terminated in September 2020 for Crowe Sweden, and in November 2018 for Crowe NZ.

Crowe considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as our auditors and has concluded that there has been no impairment of Crowe’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audit. Crowe believed and currently believes that a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion. Based on the information provided by Crowe, after taking into consideration the facts and circumstances of the above matter and Crowe’s conclusion, we and our Board also concluded that Crowe’s objectivity and ability to exercise impartial judgment has not been impaired.

In reaching our respective conclusions, we, our Board, and Crowe considered, among other factors, the following:

●

Crowe Sweden and Crowe NZ were paid $1,500 and $2,000 per annum for the Payroll Services, respectively, which are de minimis in light of AvePoint’s total operating expenses, as well as aggregate audit fees paid to Crowe;

●	AvePoint Sweden and AvePoint NZ are immaterial on a consolidated basis to us; and

●	No Crowe Sweden or Crowe NZ personnel who provided Payroll Services are members of the Crowe audit team.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this Prospectus. This Prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to AvePoint and the securities offered by this Prospectus, we refer you to the registration statement and its exhibits. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov.

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

●

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov (SEC File No. 1-39048).

●	Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.

●	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.

●

Corporate governance information including our articles of incorporation, bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

●

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this or any other report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus or in deciding whether to purchase our Common Stock.

AvePoint, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 31, 2023 and December 31, 2022

(In thousands, except par value)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$228,827	$227,188
Short-term investments	2,879	2,620
Accounts receivable, net of allowance for doubtful accounts of $847 and $725 as of March 31, 2023 and December 31, 2022, respectively	56,627	66,474
Prepaid expenses and other current assets	6,453	10,013
Total current assets	294,786	306,295
Property and equipment, net	5,176	5,537
Goodwill	18,871	18,904
Intangible assets, net	10,848	11,079
Operating lease right-of-use assets	16,984	15,855
Deferred contract costs	47,794	48,553
Other assets	7,052	9,310
Total assets	$401,511	$415,533
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$1,451	$1,519
Accrued expenses and other liabilities	35,057	47,784
Current portion of deferred revenue	91,479	93,405
Total current liabilities	127,987	142,708
Long-term operating lease liabilities	11,755	11,348
Long-term portion of deferred revenue	7,710	8,085
Earn-out shares liabilities	6,922	6,631
Other non-current liabilities	5,839	3,607
Total liabilities	160,213	172,379
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	14,057	14,007
Total mezzanine equity	14,057	14,007
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 186,788 and 185,278 shares issued and outstanding	19	19
Additional paid-in capital	674,768	665,715
Treasury stock	(23,477)	(21,666)
Accumulated other comprehensive income	2,055	2,006
Accumulated deficit	(426,124)	(416,927)
Total stockholders’ equity	227,241	229,147
Total liabilities, mezzanine equity, and stockholders’ equity	$401,511	$415,533

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2023 and 2022

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
SaaS	$35,512	$26,553
Term license and support	10,904	10,202
Services	9,747	8,925
Maintenance	3,409	4,611
Total revenue	59,572	50,291
Cost of revenue:
SaaS	7,895	5,563
Term license and support	461	585
Services	9,351	8,350
Maintenance	183	278
Total cost of revenue	17,890	14,776
Gross profit	41,682	35,515
Operating expenses:
Sales and marketing	26,851	27,206
General and administrative	14,648	15,602
Research and development	9,015	6,555
Total operating expenses	50,514	49,363
Loss from operations	(8,832)	(13,848)
(Loss) gain on earn-out and warrant liabilities	(109)	3,267
Interest income, net	325	14
Other income (expense), net	1,412	(177)
Loss before income taxes	(7,204)	(10,744)
Income tax expense	1,978	309
Net loss	$(9,182)	$(11,053)
Net income attributable to and accretion of redeemable noncontrolling interest	(15)	(617)
Net loss attributable to AvePoint, Inc.	$(9,197)	$(11,670)
Net loss available to common shareholders	$(9,197)	$(11,670)
Basic and diluted loss per share	$(0.05)	$(0.06)
Basic and diluted shares used in computing loss per share	182,818	182,833

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

For the Three Months Ended March 31, 2023 and 2022

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(9,182)	$(11,053)
Other comprehensive income (loss) net of taxes
Foreign currency translation adjustments	84	(1,728)
Total other comprehensive income (loss)	84	(1,728)
Total comprehensive loss	$(9,098)	$(12,781)
Comprehensive income attributable to redeemable noncontrolling interests	(50)	(608)
Total comprehensive loss attributable to AvePoint, Inc	$(9,148)	$(13,389)

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Condensed Consolidated Statements of Mezzanine Equity and Stockholders’ Equity

(In thousands, except share amounts)

(Unaudited)

	Redeemable	Total							Accumulated
	noncontrolling	mezzanine			Additional				Other	Total
	interest	equity	Common Stock		Paid-In	Treasury Stock		Accumulated	Comprehensive	Stockholders’
	Amount	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Income	Equity
Balance, December 31, 2022	$14,007	$14,007	185,277,588	$19	$665,715	4,189,750	$(21,666)	$(416,927)	$2,006	$229,147
Proceeds from exercise of options	—	—	680,385	—	1,131	—	—	—	—	1,131
Common stock issued upon vesting of restricted stock units	—	—	1,254,710	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	8,104	—	—	—	—	8,104
Reclassification of earn-out RSUs to earn-out shares	—	—	—	—	(182)	—	—	—	—	(182)
Repurchase of common stock	—	—	(424,876)	—	—	424,876	(1,811)	—	—	(1,811)
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	(9,182)	—	(9,182)
Net income attributable to and accretion of redeemable noncontrolling interest	15	15	—	—	—	—	—	(15)	—	(15)
Foreign currency translation adjustments	35	35	—	—	—	—	—	—	49	49
Balance, March 31, 2023	$14,057	$14,057	186,787,807	$19	$674,768	4,614,626	$(23,477)	$(426,124)	$2,055	$227,241

	Redeemable	Total							Accumulated
	noncontrolling	mezzanine			Additional				Other	Total
	interest	equity	Common Stock		Paid-In	Treasury Stock		Accumulated	Comprehensive	Stockholders’
	Amount	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Income	Equity
Balance, December 31, 2021	$5,210	$5,210	181,821,767	$18	$625,056	143,564	$(1,739)	$(375,297)	$2,317	$250,355
Proceeds from exercise of options	—	—	713,810	—	1,036	—	—	—	—	1,036
Common stock issued upon vesting of restricted stock units	—	—	92,430	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	8,274	—	—	—	—	8,274
Reclassification of earn-out RSUs to earn-out shares	—	—	—	—	(296)	—	—	—	—	(296)
Repurchase of common stock	—	—	(135,000)	—	—	135,000	(743)	—	—	(743)
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	(11,053)	—	(11,053)
Net income attributable to and accretion of redeemable noncontrolling interest	617	617	—	—	—	—	—	(617)	—	(617)
Foreign currency translation adjustments	(9)	(9)	—	—	—	—	—	—	(1,719)	(1,719)
Balance, March 31, 2022	$5,818	$5,818	182,493,007	$18	$634,070	278,564	$(2,482)	$(386,967)	$598	$245,237

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2023 and 2022

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Operating activities
Net loss	$(9,182)	$(11,053)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,134	511
Operating lease right-of-use assets expense	1,749	1,151
Foreign currency remeasurement (gain) loss	(175)	194
Stock-based compensation	8,104	8,274
Deferred income taxes	(82)	(9)
Other	(1,566)	(21)
Change in value of earn-out and warrant liabilities	109	(3,252)
Changes in operating assets and liabilities:
Accounts receivable	10,049	6,837
Prepaid expenses and other current assets	3,571	205
Deferred contract costs and other assets	2,987	321
Accounts payable, accrued expenses, operating lease liabilities and other liabilities	(12,828)	(11,725)
Deferred revenue	(2,620)	2,444
Net cash provided by (used in) operating activities	1,250	(6,123)
Investing activities
Maturities of investments	1,670	861
Purchases of investments	(74)	(179,890)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(1,473)
Capitalization of internal-use software	(259)	—
Purchase of property and equipment	(225)	(969)
Other	(250)	—
Net cash provided by (used in) investing activities	862	(181,471)
Financing activities
Purchase of common stock	(1,811)	(744)
Proceeds from stock option exercises	1,131	1,036
Repayments of finance leases	(10)	(5)
Net cash (used in) provided by financing activities	(690)	287
Effect of exchange rates on cash	217	(2,146)
Net increase (decrease) in cash and cash equivalents	1,639	(189,453)
Cash and cash equivalents at beginning of period	227,188	268,217
Cash and cash equivalents at end of period	$228,827	$78,764
Supplemental disclosures of cash flow information
Income taxes paid	$327	$335
Contingent consideration in business combination	$—	$5,636

See accompanying notes.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Nature of Business and Organization

AvePoint, Inc. (hereinafter referred to as “AvePoint,” the “Company,” “we,” “us,” or “our”) was incorporated as a New Jersey corporation on July 24, 2001 and redomiciled as Delaware corporation in 2006.

AvePoint provides a cloud-native software platform that organizations rely on to optimize operations, manage critical data and secure the digital workplace. As companies around the world embrace the new normal of hybrid work, they must build and deliver a new, seamless workplace experience for knowledge workers, centered around an extensive portfolio of SaaS solutions and productivity applications aimed at improving collaboration across the organization.

The adoption of this portfolio of solutions – what has been generally described as the “digital transformation” – is a substantial and ongoing challenge for most organizations, which for decades had previously relied upon only a small number of multi-purpose on-premises applications to drive business outcomes. However, to build and deliver an efficient digital workplace today, companies must address this abundance of applications – and the associated explosive growth and sprawl of data – with a platform offering that is well governed, fit for purpose, easy to use and built on automation.

AvePoint’s Confidence Platform empowers organizations – of all sizes, in all regions, and across all industries – to optimize and secure the solutions that most commonly establish and underpin the digital workplace. As our customers seek to rapidly reduce costs, improve productivity and make more informed business decisions, they depend on our platform for data-driven insights, critical business intelligence and ongoing operational value through automation.

Our principal corporate headquarters are located in Jersey City, New Jersey, with our principal operating headquarters in Richmond, Virginia and additional offices in North America, Europe, Asia, Australia and the Middle East.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated balance sheet as of December 31, 2022, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information and include the accounts of the Company. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) have been condensed or omitted.

In the opinion of management, these financial statements contain all material adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. Operating results for the three months ended  March 31, 2023 are not necessarily indicative of results that may be expected for any other interim period or for the year ending December 31, 2023.

These unaudited interim condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, and the related notes included in our most recent Annual Report on Form 10-K for the year ended  December 31, 2022, which was filed with the SEC on March 31, 2023 (“Annual Report”).

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Recently Adopted Accounting Guidance

In January 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses on Financial Instruments which replaces incurred loss methodology to estimate credit losses on financial instruments with a methodology that reflects expected credit losses. This amendment affects entities holding financial assets that are not accounted for at fair value through net income including trade receivables. Subsequently FASB issued ASU 2020-02 which deferred the adoption date. The amendments in this ASU are effective for Emerging Growth Company entities, which elected to take advantage of the extended transition period, for fiscal years beginning after December 15, 2022. Early application of the amendments is permitted. The Company adopted the standard on January 1, 2023. The adoption of the standard did not have material impact on its condensed consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815 — 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The Company adopted the standard on January 1, 2022. The adoption of the standard did not have a material impact on its consolidated financial statements.

Comparative Data

Certain amounts from prior periods have been reclassed to conform to the current period presentation, including:

•	The reclassification of perpetual license revenue to be included in maintenance revenue on the condensed consolidated statements of operations for the three months ended March 31, 2022;
•	The reclassification of depreciation and amortization to be included in cost of revenue, sales and marketing, general and administrative and research and development on the condensed consolidated statements of operations for the three months ended March 31, 2022;
•	The reclassification of operating lease right-of-use assets expense to be separated from depreciation and amortization within net cash provided by (used in) operating activities on the condensed consolidated statements of cash flows for the three months ended March 31, 2022;
•	The reclassification of long-term unbilled receivables to be included in deferred contracts and other assets within net cash provided by (used in) operating activities on the condensed consolidated statements of cash flows for the three months ended March 31, 2022; and
•	The reclassification of provision for doubtful accounts and loss (gain) on disposal of property and equipment to be included in other within net cash provided by (used in) operating activities on the condensed consolidated statements of cash flows for the three months ended March 31, 2022.

Business Combination

When we consummate a business combination, the assets acquired and the liabilities assumed are recognized separately from goodwill at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of the fair value of consideration transferred over the acquisition date fair value of the net identifiable assets acquired. While best estimates and assumptions are used to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, our estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill as we obtain new information about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. Upon the earlier of the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, any subsequent adjustments are recorded in the condensed consolidated statements of operations. Acquisition-related costs were immaterial and were expensed as incurred. Pro forma historical results of operations related to the business combinations closed in 2022 have not been presented because they are not material business combinations to our condensed consolidated financial statements, either individually or in aggregate.

Goodwill

Goodwill represents the excess of the fair value of consideration transferred over the fair value of net identifiable assets acquired.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

We review goodwill for impairment at least annually or more frequently if events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. We have elected to first assess the qualitative factors to determine whether it is more likely than not that the fair value of our single reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. If we determine that it is more likely than not that its fair value is less than its carrying amount, then the quantitative goodwill impairment test will be performed. The quantitative goodwill impairment test identifies goodwill impairment and measures the amount of goodwill impairment loss to be recognized by comparing the fair value of our single reporting unit with its carrying amount. If the fair value exceeds its carrying amount, no further analysis is required; otherwise, any excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value.

No other events or circumstances changed since the acquisitions that would indicate that the fair value of our reporting unit is below its carrying amount. No impairment was deemed necessary as of March 31, 2023 or December 31, 2022.

Intangible Assets, net

Intangible assets primarily consist of customer related assets and acquired software and technology. Typical customer related assets include order backlogs and customer relationships. Intangible assets that have finite useful lives are amortized over their useful lives on a straight-line basis, which range from one year to ten years. We evaluate the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our condensed consolidated financial statements and accompanying notes. We base our estimates and assumptions on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The amounts of assets and liabilities reported in our condensed consolidated balance sheets and the amounts of revenue and expenses reported for each of its periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, deferred contract costs, valuation of goodwill and other intangible assets, income taxes and related reserves, stock-based compensation, purchase price in a business combination, and earn-out liabilities. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Foreign Currency

The Company has foreign operations where the functional currency has been determined to be the local currency, in accordance with FASB ASC 830, Foreign Currency Matters. Adjustments resulting from translating such foreign functional currency assets and liabilities into U.S. dollars, based on current exchange rates, are recorded as a separate component of stockholders’ equity under the caption, accumulated other comprehensive income. Revenue and expenses are translated using average rates prevailing during the period. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income (expense), net in the Company’s condensed consolidated statements of operations. Transaction losses totaled $0.3 million and $0.2 million for the three months ended March 31, 2023 and 2022, respectively.

Cash and Cash Equivalents

The Company maintains cash with several high credit-quality financial institutions. The Company considers all investments available with original maturities of three months or less to be cash equivalents. These investments are not subject to significant market risk. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. The Company maintains cash balances used in operations at entities based in countries which imposes regulations that limit the ability to transfer cash out of the country. As of March 31, 2023 and December 31, 2022, the Company’s cash balances at these entities were $7.8 million and $10.8 million, respectively. For purposes of the condensed consolidated statements of cash flows, cash includes all amounts in the condensed consolidated balance sheets captioned cash and cash equivalents.

Short-Term Investments

Short-term investments consist mainly of U.S. treasury bills and certificates of deposit held by financial institutions which have an initial maturity of greater than three months but less than or equal to one year at period end.

Based on our intentions regarding these investments, we classify substantially all of our investments as available-for-sale. We carry these securities at fair value, and report the unrealized gains and losses, net of taxes, as a component of stockholders’ equity, except for any unrealized losses determined to be related to credit losses, which we record within non-operating income, net in the accompanying condensed consolidated statements of operations. Substantially all of our investments are classified as current based on the nature of the investments and their availability for use in current operations.

Prepaid Expenses and Other Current Assets

The Company recognizes payments made for services to be received in the near future as prepaid expenses and other current assets. Prepaid expenses and other current assets consist primarily of payments related to insurance premiums, prepaid rent, prepaid subscriptions, and other costs. The prepaid expenses balance as of March 31, 2023 and December 31, 2022 were $5.3 million and $7.1 million, respectively.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Deferred Contract Costs

We defer sales commissions earned by our sales force that are considered to be incremental and recoverable costs of obtaining SaaS, term license and support, service, perpetual license and maintenance contracts. We have structured commissions plans such that the commission rate paid on renewal contracts are less than those paid on the initial contract; therefore, it is determined that the renewal commissions are not commensurate with the initial commission that are deferred and amortized. We determine the estimated average customer relationship period and average renewal term utilizing a portfolio approach. Deferred costs are periodically reviewed for impairment.

Amortization of deferred contract costs of $4.2 million and $3.0 million for the three months ended March 31, 2023 and 2022, respectively, is included as a component of sales and marketing expenses in our condensed consolidated statements of operations. Deferred contract costs recognized as a contract asset on our balance sheet was $47.8 million and $48.6 million at March 31, 2023 and December 31, 2022, respectively.

Revenue Recognition

The Company derives revenue from four primary sources: SaaS, term license and support, services, and maintenance. Services include installation services, training and other consulting services. The following table presents our revenue by source:

	Three Months Ended
	March 31,
	2023	2022
	(in thousands)
Revenue:
SaaS	$35,512	$26,553
Term license and support	10,904	10,202
Services	9,747	8,925
Maintenance	3,409	4,611
Total revenue	$59,572	$50,291

Term license revenue recognized at point in time was $5.9 million and $6.2 million for the three months ended March 31, 2023 and 2022, respectively.

We use judgement in determining the relative standalone selling price (“SSP") for products and services. For substantially all performance obligations except term licenses, we are able to establish the SSP based on the observable prices of products or services sold separately in comparable circumstances to similar customers. We typically establish an SSP range for our products and services which is reassessed on a periodic basis or when facts and circumstances change. Term licenses are sold only as a bundled arrangement that includes the rights to a term license and support. In determining the SSP of license and support in a term license arrangement, we apply observable inputs using the value relationship between support and term licenses, the value relationship between support and perpetual licenses, the average economic life of our products, software renewal rates and the price of the bundled arrangement in relation to the perpetual licensing approach. Using a combination of the relative fair value method or the residual value method, the SSP of the performance obligations in an arrangement is allocated to each performance obligation within a sales arrangement.

In rare cases when the software and the related when-and-if available updates are critical to the combined utility of the software, the Company has determined this to be one performance obligation and revenue is recognized ratably over the license term.

Accounts receivable, net is inclusive of accounts receivable, current unbilled receivables and long-term unbilled receivables, net of allowance for doubtful accounts. We record an unbilled receivable when revenue is recognized prior to invoicing. We have a well-established collection history from our direct and indirect sales. We periodically evaluate the collectability of our accounts receivable and provide an allowance for doubtful accounts as necessary, based on the age of the receivable, expected payment ability, and collection experience. As of March 31, 2023 and December 31, 2022, the allowance for doubtful accounts was not material.

We record deferred revenue in the condensed consolidated balance sheets when cash is collected or invoiced before revenue is earned. Deferred revenue as of March 31, 2023 and December 31, 2022 was $99.2 million and $101.5 million, respectively. Revenue recognized that was included in the opening deferred revenue balance was $35.0 million for the three months ended March 31, 2023.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The opening and closing balances of the Company's accounts receivable, net, deferred revenue and deferred contract costs are as follows:

	Accounts		Deferred
	receivable,	Deferred	contract
	net	revenue	costs
	(in thousands)
Balance, December 31, 2022	$73,348	$101,490	$48,553
Balance, March 31, 2023	60,738	99,189	47,794

There were no significant changes to the Company’s contract assets or liabilities during the year ended December 31, 2022 and the three months ended March 31, 2023 outside of its sales activities.

As of March 31, 2023, transaction price allocated to remaining performance obligations, which includes deferred revenue and amounts that will be invoiced and recognized as revenue in future periods, was $238.6 million, of which $186.4 million is related to SaaS and term license and support revenue. AvePoint expects to recognize approximately 64% of the total transaction price allocated to remaining performance obligations over the next twelve months and the remainder thereafter.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards granted to employees. To date, we have issued both stock options and restricted stock units (“RSUs”). With respect to equity-classified awards, the Company measures stock-based compensation cost at the grant date based on the estimated fair value of the award and recognizes the cost ratably (net of estimated forfeitures) over the requisite service period. With respect to liability-classified awards, the Company measures stock-based compensation cost at the grant date and at each reporting period based on the estimated fair value of the award. Stock-based compensation cost is recognized ratably over the requisite service period, net of actual forfeitures in the period.

We estimate the fair value of stock options using the Black-Scholes valuation model. The Black-Scholes model requires highly subjective assumptions in order to derive the inputs necessary to calculate the fair value of stock options. To estimate the expected term of stock options, the Company considers the contractual terms of the options, including the vesting and expiration periods, as well as historical option exercise data and current market conditions to determine an estimated expected term. The Company’s historical experience is too limited to be able to reasonably estimate the expected term. Expected volatility is based on historical volatility of a group of peer entities. Dividend yields are based upon historical dividend yields. Risk-free interest rates are based on the implied yields currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected term.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled.

We recognize liabilities for uncertain tax positions taken or expected to be taken in income tax returns. Accrued interest and penalties related to unrecognized tax benefits are recognized as part of the provision for income taxes. Judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and unrecognized tax benefits. In determining the need for a valuation allowance, the historical and projected financial performance of the operation that is recording a net deferred tax asset is considered along with any other pertinent information.

We file income tax returns in the U.S. federal, various states and foreign jurisdictions. The tax years 2019 through 2022 are open and subject to audit by US federal, state and local authorities. The tax years 2012 through 2022 are open and subject to audit by foreign tax jurisdictions.

Emerging Growth Company

The Company is considered an emerging growth company. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under Section 21E of the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Recent Accounting Pronouncements

Recently issued accounting pronouncements are not expected to have a material impact on our financial position, results of operations or cash flows upon adoption.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

3. Goodwill

The changes in the carrying amounts of goodwill were as follows:

Goodwill
(in thousands)
Balance as of December 31, 2022	$18,904
Effect of foreign currency translation	(33)
Balance as of March 31, 2023	$18,871

4. Intangible assets, net

Intangible assets consist of the acquired intangible assets and the self-developed software. Amortization expense for intangible assets was $0.5 million and $0.1 million for the three months ended March 31, 2023 and 2022, respectively.

As of March 31, 2023, estimated future amortization expense for the intangible assets reflected above was as follows:

Year Ending December 31:
(in thousands)
2023 (nine months)	$1,521
2024	1,961
2025	1,573
2026	1,163
2027	1,136
Thereafter	3,494
Total intangible assets subject to amortization	$10,848

A summary of the balances of the Company's intangible assets as of  March 31, 2023 and  December 31, 2022 is presented below:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average
			March 31,			December 31,	Life
			2023			2022
	(in thousands)						(in years)
Technology and software, net	7,129	(1,081)	6,048	6,842	(777)	6,065	6.8
Customer related assets, net	4,466	(294)	4,172	4,799	(477)	4,322	10.0
Content, net	838	(210)	628	830	(138)	692	3.0
Total	$12,433	$(1,585)	$10,848	$12,471	$(1,392)	$11,079	7.7

5. Concentration of Credit Risk

The Company deposits its cash with financial institutions and, at times, such balances may exceed federally insured limits. No customer accounted for more than 10% of revenue for the three months ended March 31, 2023 and 2022.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

6. Accounts Receivable, Net

Accounts receivable, net, consists of the following components:

	March 31,	December 31,
	2023	2022
	(in thousands)
Trade receivables	$35,841	$47,046
Current unbilled receivables	21,633	20,153
Allowance for doubtful accounts	(847)	(725)
	$56,627	$66,474

7. Line of Credit

The Company maintains a loan and security agreement with a commercial bank for a revolving line of credit of up to $30.0 million, with an accordion feature that provides up to $20.0 million of additional borrowing capacity the Company may draw at its request. The line currently bears interest at a rate equal to SOFR plus 0.1%. The line carries an unused fee of 0.5% per year. The line will mature on July 7, 2023. We are required to maintain a specified adjusted quick ratio and a minimum annual recurring revenue tested by the bank each quarter. The Company pledged, assigned and granted the bank a security interest in all shares of its subsidiaries, future proceeds and assets (except for excluded assets, including material intellectual property) as security for the performance of the loan and security agreement obligations. As of March 31, 2023, the Company is compliant with all covenants under the line and had no borrowings outstanding under the line of credit.

8. Income Taxes

The Company had an effective tax rate of (27.46)% and (2.88)% for the three months ended March 31, 2023 and 2022, respectively.

The change in effective tax rates for the three-month period ended March 31, 2023 as compared to the three-month period ended  March 31, 2022 was primarily due to the mix of pre-tax income (loss) results by jurisdictions taxed at different rates, certain jurisdictions with separate tax expense calculated, and tax losses for which no benefit can be taken.

The Company continues to evaluate the realizability of its deferred tax assets on a quarterly basis and will adjust such amounts in light of changing facts and circumstances. In making such an assessment, management would consider all available positive and negative evidence, including the level of historical taxable income, future reversals of existing temporary differences, tax planning strategies, and projected future taxable income.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

9. Leases

The Company is obligated under various non-cancelable operating leases primarily for office space. The initial terms of the leases expire on various dates through 2030. We determine if an arrangement is a lease at inception.

Leases are classified as either operating or finance leases based on certain criteria. This classification determines the timing and presentation of expenses on the income statement, as well as the presentation of the related cash flows and balance sheet. Operating leases are recorded on the balance sheet beginning January 1, 2022, as operating lease right-of-use assets, accrued expenses and other liabilities, and long-term operating lease liabilities. The Company currently has no significant finance leases.

ROU assets and related liabilities are recorded at lease commencement based on the present value of the lease payments over the expected lease term. Lease payments include future increases unless the increases are based on changes in an index or rate. As the Company's leases do not provide an implicit rate, the Company’s incremental borrowing rate is used to calculate ROU assets and related liabilities. The incremental borrowing rate is determined based on the Company’s estimated credit rating, the term of the lease, the economic environment where the asset resides and full collateralization. Lease terms include periods under options to extend or terminate the lease when it is reasonably certain that we will exercise that option. We generally use the base, non-cancelable, lease term when determining the lease assets and liabilities. Operating lease expense is recognized on a straight-line basis over the lease term and is allocated within operating expenses in the condensed consolidated statements of operations.

The components of the Company's operating lease expenses are reflected in the condensed consolidated statements of income for the three months ended March 31, 2023 and 2022 as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Lease liability cost	$1,749	$1,151
Short-term lease expenses (1)	248	814
Variable lease cost not included in the lease liability (2)	110	32
Total lease cost	$2,107	$1,997

(1) Short-term lease expenses include rent expenses from leases of 12 months or less on the transition date or lease commencement.

(2) Variable lease cost includes common area maintenance, property taxes, and fluctuations in rent due to a change in an index or rate.

Our lease agreements generally contain lease and non-lease components. Non-lease components primarily include payments for maintenance and utilities. We elected to combine fixed payments for non-lease components, for all classes of underlying assets, with our lease payments and account for them together as a single lease component which increases the amount of our lease assets and liabilities.

During the three months ended March 31, 2023, ROU assets obtained in exchange for new operating lease liabilities amounted to $2.6 million.

Other information related to operating leases for the three months ended March 31, 2023 and 2022, is as follows:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cash paid for amounts included in the measurement of the lease liability:
Operating cash flows from operating leases	$2,046	$1,354

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

As of March 31, 2023, our operating leases had a weighted average remaining lease term of 4.3 years and a weighted average discount rate of 5.5%.

As of December 31, 2022, our operating leases had a weighted average remaining lease term of 4.4 years and a weighted average discount rate of 5.1%.

The maturity schedule of the operating lease liabilities as of March 31, 2023 is as follows:

Year Ending December 31:
(in thousands)
2023 (nine months)	$4,789
2024	5,171
2025	3,590
2026	2,499
2027	1,709
Thereafter	1,999
Total future lease payments	$19,757
Less: Present value adjustment	(2,186)
Present value of future lease payments (1)	$17,571

(1) Includes the current portion of operating lease liabilities of $5.8 million, which is reflected in accrued expenses and other liabilities in the condensed consolidated balance sheets.

10. Commitments and Contingencies

Legal Proceedings

In the normal course of its business, the Company may be involved in various claims, negotiations and legal actions. Except for such claims that arise in the normal course of business, as of March 31, 2023, the Company was not a party to any other litigation for which a material claim is reasonably possible, probable or estimable.

Guarantees

In the normal course of business, we are seldomly required to enter into service agreements that require contingency agreements with customers in highly regulated sectors. These agreements are secured by certificates of deposit. As of March 31, 2023, letters of credit have been issued in the amount of $2.6 million, as security for the agreements. These agreements have not had a material effect on our results of operations, financial position or cash flow.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

11. Earn-Out and Warrant Liabilities

Company Earn-Out Agreement

Certain holders of common stock and certain holders of options shall be issued additional shares of AvePoint's common stock, as follows:

•

1,000,000 shares of AvePoint's common stock, in the aggregate, if at any time from July 1, 2021 through the seventh anniversary thereof (a) AvePoint's stock price is greater than or equal to $12.50 over any 20 Trading Days within any 30 trading day period or (b) the Company consummates a subsequent transaction, which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $12.50 per share;

•

1,000,000 shares of AvePoint's common stock, in the aggregate, if at any time from July 1, 2021 through the seventh anniversary thereof (a) AvePoint's stock price is greater than or equal to $15.00 over any 20 Trading Days within any 30 trading day period or (b) the Company consummates a subsequent transaction, which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $15.00 per share;

•

1,000,000 shares of AvePoint's common stock, in the aggregate, if at any time from July 1, 2021 through the seventh anniversary thereof (a) AvePoint's stock price is greater than or equal to $17.50 over any 20 Trading Days within any 30 trading day period or (b) the Company consummates a subsequent transaction, which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $17.50 per share.

The rights described above are hereafter referred to as the “Company Earn-Out Shares”. To the extent that any portion of the Company Earn-Out Shares that would otherwise be issued to a holder of options that remain unvested at the date of the milestones described above, then in lieu of issuing the applicable Company Earn-Out Shares, the Company shall instead issue an award of restricted stock units of the Company for a number of shares of AvePoint's common stock equal to such portion of the Company Earn-Out Shares issuable with respect to the unvested options (the “Company Earn-Out RSUs”). In evaluation of the Company Earn-Out Shares and Company Earn-Out RSUs, management determined that the Company Earn-Out Shares represent derivatives to be marked to market at each reporting period, while the Company Earn-Out RSUs represent equity under ASC 718, Compensation-Stock Compensation (“ASC 718”). Refer to “Note 13 — Stock-Based Compensation” for more information regarding the Company Earn-Out RSUs.

In order to capture the market conditions associated with the Company Earn-Out Shares, the Company applied an approach that incorporated a Monte Carlo simulation, which involved random iterations that took different future price paths over the Sponsor Earn-Out Shares’ (as defined below) contractual life based on the appropriate probability distributions. The fair value was determined by taking the average of the fair values under each Monte Carlo simulation trial. The Monte Carlo model requires highly subjective assumptions including the expected volatility of the price of our common stock, and the expected term of the earn-out shares. Significant increases or decreases to these inputs in isolation could result in a significantly higher or lower liability. Under this approach, the fair value of the Company Earn-Out Shares on July 1, 2021 was determined to be $29.6 million. The fair value was remeasured as of March 31, 2023 and December 31, 2022, and was determined to be $6.9 million and $6.6 million, respectively, and included in the earn-out shares liabilities in the condensed consolidated balance sheets. As a result, during the three months ended March 31, 2023, approximately $0.1 million was recognized and included as (loss) gain on earn-out and warrant liabilities in the condensed consolidated statements of operations. We estimated the earn-out shares fair value using a Monte Carlo model with the following significant unobservable assumptions:

March 31,
2023
Term (in years)	5.25
Volatility	55.00%

Private Warrants to Acquire Common Stock

On July 1, 2021, the Company granted 405,000 private placement warrants with a 5-year term and strike price of $11.50 per share. Management has determined that the private placements warrants are to be classified as liabilities to be marked to market at each reporting period.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The private placement warrants are held by only two parties and any transfer of the warrants to a party other than a current holder of the warrants would cause the warrants to be converted into public warrants. Consequently, the fair value of the private placement warrants is equivalent to the quoted price of the publicly traded warrants. Under this approach, the fair value of the private placement warrants on July 1, 2021, was determined to be $1.4 million. The fair value was remeasured as of March 31, 2023 and December 31, 2022, and was determined to be $0.2 million and $0.2 million, respectively, and included in the other non-current liabilities in the consolidated balance sheets. As a result, $0 million and $0.1 million was recognized during the three months ended March 31, 2023 and 2022, respectively, and included as (loss) gain on earn-out and warrant liabilities in the consolidated statements of operations.

12. Mezzanine Equity and Stockholders’ Equity

The Company has one class of capital stock: common stock. The following summarizes the terms of the Company’s capital stock.

Common Stock

Pursuant to the Company’s restated Articles of Incorporation, the Company was authorized to issue up to 1,000,000,000 shares of common stock at $0.0001 par value. There were 191,402,433 and 189,467,338 shares issued and outstanding, including treasury shares, at March 31, 2023 and December 31, 2022, respectively. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Company's Board of Directors. The Company’s Board of Directors has not declared common stock dividends since inception.

Sponsor Earn-Out Shares

On July 1, 2021, the Company modified the terms of 2,916,700 shares of common stock (“Sponsor Earn-Out Shares”) then held by Apex’s sponsor, such that such shares will be subject to the following vesting provisions:

•

100% of the Sponsor Earn-Out Shares shall vest and be released if at any time through the seventh anniversary of the Apex Business Combination, AvePoint's stock price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations and the like) over any 20 trading days within any 30 trading day period; and

•

100% of the remaining Sponsor Earn-Out Shares that have not previously vested shall vest and be released if at any time through the seventh anniversary of the Apex Business Combination, the Company consummates a subsequent transaction.

The Sponsor Earn-Out Shares are currently outstanding and receive all benefits of regular shares with the exception of the fact that the shares are held in escrow and restricted from transfer until the vesting conditions described above are met. Consequently, the shares are classified as equity. No Sponsor Earn-Out Shares have vested as of  March 31, 2023.

Public Warrants to Acquire Common Stock

On July 1, 2021, as part of the Apex Business Combination, the Company issued 17,500,000 public warrants with an exercise price of $11.50. Each warrant entitles the registered holder to purchase one share of AvePoint's common stock and the warrants are exercisable from the date of issuance through the fifth anniversary of the Apex Business Combination. At  March 31, 2023, all 17,500,000 warrants remain outstanding.

Share Repurchase Program

On March 17, 2022, the Company announced that its Board of Directors authorized a new share repurchase program (the “Share Repurchase Program”) for the Company to buy back shares of its common stock. Under the Share Repurchase Program, the Company has the authority to buy up to a maximum of $150 million of common stock shares via acquisitions in the open market or privately negotiated transactions. The Share Repurchase Program will remain open for a period of three years from the date of authorization and may be suspended or discontinued at any time. The Company is not obligated to make purchases of, nor is it obligated to acquire any particular amount of, common stock under the Share Repurchase Program. During the three months ended March 31, 2023, the Company purchased 424,876 shares at an average price of $4.2635.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

13. Stock-Based Compensation

The Company previously maintained the 2006 Equity Incentive Plan (the “2006 Plan”) and the 2016 Equity Incentive Plan (the "2016 Plan"). Under both the 2006 Plan and the 2016 Plan, the Company granted incentive stock options, non-qualified stock options and restricted stock to eligible recipients which included employees, directors and consultants. On May 27, 2021, the Company’s Board of Directors approved the 2021 Equity Incentive Plan (the “2021 Plan”), which succeeded the 2016 Plan. As of the adoption of the 2021 Plan, all equity awards are granted under the 2021 Plan and no equity is granted under the 2016 Plan, or, for avoidance of doubt, the 2006 Plan. As of March 31, 2023, 22,573,555 shares remained for future issuance under the 2021 Plan. All outstanding stock awards granted under the 2006 Plan and 2016 Plan will remain subject to the terms and conditions of the 2006 Plan and 2016 Plan, respectively, and the provisions of any award agreements made thereunder. To date, the Company has issued only stock options, restricted stock and restricted stock units to employees, directors and consultants.

The Company records stock-based compensation in cost of revenue, sales and marketing, general and administrative and research and development. Stock-based compensation was included in the following line items:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Cost of revenue	$670	$578
Sales and marketing	2,201	2,462
General and administrative	4,382	4,484
Research and development	851	750
Total stock-based compensation	$8,104	$8,274

Stock Options

The compensation costs for stock option awards are accounted for in accordance with ASC 718. Stock options vest over a four-year service period and expire on the tenth anniversary of the date of award.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On  March 13, 2023, the Company granted 1,125,374 options under the 2021 Plan. The Company estimated the grant date fair value of these stock options using the Black-Scholes option-pricing model with the following weighted-average assumptions:

March 13,
2023
Expected life (in years)	6.11
Expected volatility	59.19%
Risk-free rate	3.63%
Dividend yield	—

To estimate the expected life of stock options, the Company considered the vesting term, contractual expiration period, and market conditions. Expected volatility is based on historical volatility of a group of peer entities. Dividend yields are based upon historical dividend yields. Risk-free interest rates are based on the implied yields currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected life. Based on these inputs, the grant-date fair value was determined to be $2.8 million.

As of March 31, 2023, there was $25.0 million in unrecognized compensation costs related to all unvested awards.

As of  March 31, 2023, the Company had 29,436,670 options outstanding and 20,229,958 options exercisable with intrinsic values of $32.3 million and $31.4 million, respectively. During the three months ended March 31, 2023, 680,385 options were exercised, with a total intrinsic value of $2.0 million.

Restricted Stock Units

6,349,464 RSUs were granted under the 2021 Plan during the three months ended March 31, 2023, with a weighted-average grant date fair-value of $4.22 per RSU. The compensation costs for RSUs are accounted for in accordance with ASC 718. RSUs vest over a four-year service period from the grant date. The RSUs are measured at the fair market value of the underlying stock at the grant date. As of March 31, 2023, there was $73.2 million in unrecognized compensation costs specific to the unvested RSUs under the 2021 Plan.

Company Earn-Out RSUs

The compensation costs for Company Earn-Out RSUs are accounted for in accordance with ASC 718. In order to capture the market conditions associated with the Company Earn-Out RSUs, the Company applied an approach that incorporated a Monte Carlo simulation, which involved random iterations that took different future price paths over the Sponsor Earn-Out RSUs’ contractual life based on the appropriate probability distributions. The fair value was determined by taking the average of the fair values under each Monte Carlo simulation trial. Under this approach, the grant-date fair value of the Company Earn-Out RSUs on July 1, 2021, was determined to be $2.5 million. The stock options underlying the Earn-Out RSUs vest over a four-year period and expire on the tenth anniversary of the date of award. If the contingent milestones of the Earn-Out RSUs are not met by the seventh anniversary of the Apex Business Combination, the holders of the underlying stock options will not receive the Earn-Out RSUs.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

14. Financial Instruments

Fair value is defined by ASC 820, Fair Value Measurement (“ASC 820”) as the price that would be received upon selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

•	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 — Unobservable inputs for the asset or liability.
	March 31, 2023
	(in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash Equivalents:
Certificates of deposit (1)	$—	$1,707	$—	$1,707
Money funds (2)	—	190,734	—	190,734
Short term investments:
Certificates of deposit (1)	—	2,879	—	2,879
Total	$—	$195,320	$—	$195,320
Liabilities:
Earn-out shares liabilities:
Earn-out shares (3)	$—	$—	$6,922	$6,922
Other non-current liabilities:
Warrant liabilities (3)	—	227	—	227
Total	$—	$227	$6,922	$7,149

	December 31, 2022
	(in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash Equivalents:
Certificates of deposit (1)	$—	$1,693	$—	$1,693
Money funds (2)	—	188,769	—	188,769
Short term investments:
Certificates of deposit (1)	—	2,620	—	2,620
Other assets:
Certificates of deposit (1)	—	162	—	162
Total	$—	$193,244	$—	$193,244
Liabilities:
Earn-out shares liabilities:
Earn-out shares (3)	$—	$—	$6,631	$6,631
Other non-current liabilities:
Warrant liabilities (3)	—	227	—	227
Total	$—	$227	$6,631	$6,858

(1) The majority of certificates of deposit are foreign deposits.

(2) Profits on securities for the three months ended March 31, 2023 and 2022 were $1.7 million and $0 million, respectively.

(3) Refer to “Note 11 — Earn-Out and Warrant Liabilities” for further details.

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The following table presents the reconciliation in Level 3 instruments which consisted of earn-out shares liabilities which were measured on a recurring basis for the three months ended March 31, 2023.

Three Months Ended March 31,
2023
(in thousands)
Opening balance	$6,631
Total gains or losses from the period
Included in earnings	109
Reclass from Earnout-RSU	182
Closing balance	$6,922

15. Segment information

The Company operates in one segment. Its products and services are sold throughout the world, through direct and indirect sales channels. The Company’s chief operating decision maker (the “CODM”) is the Chief Executive Officer. The CODM makes operating performance assessment and resource allocation decisions on a global basis. The CODM does not receive discrete financial information about asset allocation, expense allocation or profitability by product or geography.

Revenue by geography is based upon the billing address of the customer. All transfers between geographic regions have been eliminated from consolidated revenue. No customers represented greater than 10% of revenue for the three months ended March 31, 2023 and 2022. The following table sets forth revenue by geographic area:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Revenue:
North America	$24,436	$21,709
EMEA	19,488	15,342
APAC	15,648	13,240
Total revenue	$59,572	$50,291

The following table sets forth revenue generated from customers by country and represent more than 10% of total consolidated revenue:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Revenue:
United States	$23,518	21,709
Germany	8,655	5,971
Singapore	6,437	4,200
Japan	5,375	5,895

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

16. Loss Per Share

Basic loss per share available to AvePoint common shareholders (“EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding for the period. In computing diluted EPS, the Company adjusts the denominator, subject to anti-dilution requirements, to include the dilution from potential shares of common stock resulting from outstanding share based payment awards, warrants, earn-outs and the conversion of convertible preferred shares. AvePoint applies the two-class method in calculating loss per share. AvePoint’s Sponsor Earn-Out Shares described in “Note 12 — Mezzanine Equity and Stockholders’ Equity” are considered participating securities and have no contractual obligation to shares in the loss of the Company. As such, the weighted-average impact of these shares is excluded from the calculation of loss per share below. As losses were incurred during all periods presented, no earnings per share exists for the Sponsor Earn-Out Shares.

	Three Months Ended March 31,
	2023	2022
	(in thousands, except per share amounts)
Loss per share available to common shareholders, excluding sponsor earn-out shareholders
Numerator:
Net loss	$(9,182)	$(11,053)
Net income attributable to redeemable noncontrolling interest	(15)	(617)
Net loss attributable to AvePoint, Inc.	$(9,197)	$(11,670)
Total net loss available to common shareholders	$(9,197)	$(11,670)
Denominator:
Weighted average common shares outstanding	182,818	182,833
Effect of dilutive securities	—	—
Weighted average diluted shares	182,818	182,833

Basic and diluted loss per share available to common shareholders, excluding sponsor earn-out shareholders	$(0.05)	$(0.06)

To arrive at net loss available to common shareholders, the Company deducted net income attributable to the redeemable noncontrolling interest.

For the three months ended March 31, 2023 and 2022, the Company’s potentially dilutive securities were deemed to be anti-dilutive given the Company’s net loss position. As such, basic loss per share is equal to diluted loss per share for the periods presented.

The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted-average shares outstanding because such securities have an antidilutive impact due to losses reported:

	March 31,
	2023	2022
	(in thousands)
Stock options	29,437	30,437
Restricted stock units	13,246	9,369
Warrants	17,905	17,905
Company Earn-Outs	3,000	3,000
Total potentially dilutive securities	63,588	60,711

AvePoint, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

17. Related Party Transactions

The Company has entered into indemnification agreements with its executive officers and directors. These agreements, among other things, require AvePoint to indemnify its directors and executive officers to the fullest extent permitted by Delaware law, specifically the Delaware General Corporation Law (as the same exists or may hereafter be amended) for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

18. Subsequent Events

No material subsequent events occurred since the date of the most recent balance sheet period reported.

Report of Independent Registered Public Accounting Firm

To the stockholders and the Board of Directors of AvePoint, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AvePoint, Inc. and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive loss, mezzanine equity and stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the financial statements, the Company has changed its method of accounting for leases, effective January 1, 2022, due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

March 31, 2023

We have served as the Company’s auditor since 2021.

Report of Independent Registered Public Accounting Firm

Shareholders and the Board of Directors of AvePoint, Inc.

Jersey City, New Jersey

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of operations, comprehensive loss, mezzanine equity and stockholders’ deficiency, and cash flows of AvePoint, Inc. (the "Company") for the year ended December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the results of the Company’s operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Crowe LLP

We served as the Company's auditor from 2017 to 2021.

New York, New York

March 10, 2021, except for the number of shares and per share amounts, as to which the date is March 31, 2022

AvePoint, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$227,188	$268,217
Short-term investments	2,620	2,411
Accounts receivable, net of allowance of $725 and $838 as of December 31, 2022 and December 31, 2021, respectively	66,474	55,067
Prepaid expenses and other current assets	10,013	8,461
Total current assets	306,295	334,156
Property and equipment, net	5,537	3,922
Goodwill	18,904	—
Intangible assets, net	11,079	—
Operating lease right-of-use assets	15,855	—
Deferred contract costs	48,553	38,926
Other assets	9,310	11,734
Total assets	$415,533	$388,738
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$1,519	$1,824
Accrued expenses and other liabilities	47,784	35,062
Current portion of deferred revenue	93,405	74,294
Total current liabilities	142,708	111,180
Long-term operating lease liabilities	11,348	—
Long-term portion of deferred revenue	8,085	8,038
Earn-out shares liabilities	6,631	10,012
Other non-current liabilities	3,607	3,943
Total liabilities	172,379	133,173
Commitments and contingencies (Note 13)
Mezzanine equity
Redeemable noncontrolling interest	14,007	5,210
Total mezzanine equity	14,007	5,210
Stockholders’ equity
Common Stock, $0.0001 par value; 1,000,000 shares authorized, 185,278 and 181,822 shares issued and outstanding	19	18
Additional paid-in capital	665,715	625,056
Treasury stock	(21,666)	(1,739)
Accumulated other comprehensive income	2,006	2,317
Accumulated deficit	(416,927)	(375,297)
Total stockholders’ equity	229,147	250,355
Total liabilities, mezzanine equity, and stockholders’ equity	$415,533	$388,738

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Year Ended December 31,
	2022	2021	2020
Revenue:
SaaS	$117,180	$85,580	$52,074
Term license and support	57,214	50,970	38,949
Services	41,283	31,919	34,140
Maintenance	15,868	21,022	23,462
Perpetual license	794	2,418	2,908
Total revenue	232,339	191,909	151,533
Cost of revenue:
SaaS	26,617	19,039	11,050
Term license and support	1,969	950	1,930
Services	35,629	30,726	26,089
Maintenance	908	1,949	1,221
Total cost of revenue	65,123	52,664	40,290
Gross profit	167,216	139,245	111,243
Operating expenses:
Sales and marketing	109,805	100,512	76,545
General and administrative	64,874	59,221	36,872
Research and development	30,519	31,765	12,204
Depreciation and amortization	3,084	1,238	1,059
Total operating expenses	208,282	192,736	126,680
Loss from operations	(41,066)	(53,491)	(15,437)
Gain on earn-out and warrant liabilities	4,497	21,233	—
Interest (expense) income, net	(40)	102	41
Other income (expense), net	2,959	(632)	(511)
Loss before income taxes	(33,650)	(32,788)	(15,907)
Income tax expense	5,038	457	1,062
Net loss	$(38,688)	$(33,245)	(16,969)
Net income attributable to and accretion of redeemable noncontrolling interest	(2,942)	(1,974)	(27)
Net loss attributable to AvePoint, Inc.	$(41,630)	$(35,219)	$(16,996)
Deemed dividends on preferred stock	—	(32,928)	(34,446)
Net loss available to Common Stockholders	$(41,630)	$(68,147)	$(51,442)
Basic and diluted loss per share	$(0.23)	$(0.48)	(0.57)
Basic and diluted shares used in computing loss per share	181,957	141,596	89,638

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(In thousands)

	For the Year Ended December 31,
	2022	2021	2020
Net loss	$(38,688)	$(33,245)	$(16,969)
Other comprehensive (loss) income net of taxes
Foreign currency translation adjustments	(250)	463	217
Total other comprehensive (loss) income	(250)	463	217
Total comprehensive loss	$(38,938)	$(32,782)	$(16,752)
Comprehensive income attributable to redeemable noncontrolling interest	(3,003)	(1,911)	(27)
Total comprehensive loss attributable to AvePoint, Inc.	$(41,941)	$(34,693)	$(16,779)

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Consolidated Statements of Mezzanine Equity and Stockholders’ Equity (Deficiency)

(In thousands, except share amounts)

	Redeemable noncontrolling interest	Total mezzanine equity	Common Stock (1)		Additional Paid-In	Treasury Stock		Accumulated	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Amount	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Income	(Deficiency)
Balance, December 31, 2021	$5,210	$5,210	181,821,767	$18	$625,056	143,564	$(1,739)	$(375,297)	$2,317	$250,355
Proceeds from exercise of options	—	—	1,799,665	—	2,818	—	—	—	—	2,818
Common Stock issued upon vesting of restricted stock units	—	—	1,784,993	—	—	—	—	—	—	—
Common Stock issued upon acquisition	—	—	324,845	—	1,517	—	—	—	—	1,517
Common Stock issued for canceled officer awards	—	—	3,592,504	1	(1)	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	37,210	—	—	—	—	37,210
Issuance of redeemable noncontrolling interest in EduTech	5,794	5,794	—	—	—	—	—	—	—	—
Reclassification of earn-out RSUs to earn-out shares	—	—	—	—	(885)	—	—	—	—	(885)
Repurchase of Common Stock	—	—	(4,046,186)	—	—	4,046,186	(19,927)	—	—	(19,927)
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	(38,688)	—	(38,688)
Net income attributable to and accretion of redeemable noncontrolling interest	2,942	2,942	—	—	—	—	—	(2,942)	—	(2,942)
Foreign currency translation adjustment	61	61	—	—	—	—	—	—	(311)	(311)
Balance, December 31, 2022	$14,007	$14,007	185,277,588	$19	$665,715	4,189,750	$(21,666)	$(416,927)	$2,006	$229,147

	Convertible Preferred Stock (1)		Redeemable Common Shares	Share Based Awards	Redeemable noncontrolling interest	Total mezzanine equity	Common Stock (1)		Additional Paid-In	Treasury	Accumulated	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Amount	Amount	Amount	Amount	Shares	Amount	Capital	Stock	Deficit	Income	(Deficiency)
Balance, December 31, 2020	42,000,592	$183,390	$25,074	$1,489	$3,061	$213,014	100,068,469	$12	$105,159	$—	$(299,789)	$1,791	$(192,827)
Reclassification of share-based awards to mezzanine equity	—	—	—	206	—	206	—	—	(206)	—	—	—	(206)
Reclassification of common shares to mezzanine equity	—	—	6,872	—	—	6,872	—	—	—	—	—	—	—
Remeasurement of redemption value of common shares	—	—	7,361	—	—	7,361	—	—	—	—	(7,361)	—	(7,361)
Proceeds from exercise of options	—	—	—	—	—	—	5,141,331	—	8,242	—	—	—	8,242
Common Stock issued upon vesting of restricted stock units	—	—	—	—	—	—	170,852	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	46,475	—	—	—	46,475
Remeasurement of redemption value of convertible preferred stock	—	32,928	—	—	—	32,928	—	—	—	—	(32,928)	—	(32,928)
Issuance of redeemable noncontrolling interest in EduTech	—	—	—	—	238	238	—	—	515	—	—	—	515
Conversion of convertible preferred stock	(42,000,592)	(216,318)	—	—	—	(216,318)	28,500,592	3	85,390	—	—	—	85,393
Reclassification of redeemable common shares from mezzanine to permanent equity	—	—	(39,307)	—	—	(39,307)	—	—	39,307	—	—	—	39,307
Reclassification of share-based awards from liabilities and mezzanine equity to permanent equity	—	—	—	(1,695)	—	(1,695)	—	—	41,152	—	—	—	41,152
Merger and recapitalization, net of transaction costs	—	—	—	—	—	—	47,940,523	3	299,736	—	—	—	299,739
Reclassification of earn-out RSUs to earn-out shares	—	—	—	—	—	—	—	—	(714)	—	—	—	(714)
Reclassification of Apex shares purchased prior to the Business Combination	—	—	—	—	—	—	—	—	—	(1,739)	—	—	(1,739)
Comprehensive income (loss):
Net loss	—	—	—	—	—	—	—	—	—	—	(33,245)	—	(33,245)
Net income attributable to and accretion of redeemable noncontrolling interest	—	—	—	—	1,974	1,974	—	—	—	—	(1,974)	—	(1,974)
Foreign currency translation adjustment	—	—	—	—	(63)	(63)	—	—	—	—	—	526	526
Balance, December 31, 2021	$—	$—	$—	$—	5,210	5,210	181,821,767	$18	$625,056	$(1,739)	$(375,297)	$2,317	$250,355

	Convertible Preferred Stock (1)		Redeemable Common Shares	Share Based Awards	Redeemable noncontrolling interest	Total mezzanine equity	Common Stock (1)		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Amount	Amount	Amount	Amount	Shares	Amount	Capital	Deficit	Income	(Deficiency)
Balance, December 31, 2019	51,091,344	$182,656	$10,684	$1,291	$—	$194,631	84,331,573	$10	$33,691	$(233,957)	$1,574	$(198,682)
Reclassification of share-based awards to mezzanine equity	—	—	—	198	—	198	—	—	(198)	—	—	(198)
Remeasurement of redemption value of common shares	—	—	14,390	—	—	14,390	—	—	—	(14,390)	—	(14,390)
Proceeds from exercise of options	—	—	—	—	—	—	759,293	—	612	—	—	612
Stock-based compensation expense	—	—	—	—	—	—	—	—	3,277	—	—	3,277
Proceeds from the issuance of Common Stock, net of issuance costs	—	—	—	—	—	—	11,979,055	1	56,260	—	—	56,261
Settlement of restricted stock issued in exchange for non-recourse promissory note	—	—	—	—	—	—	2,607,432	1	4,639	—	—	4,640
Issuance of common shares in exchange for issuance cost	—	—	—	—	—	—	391,115	—	2,407	—	—	2,407
Remeasurement of redemption value of convertible preferred stock	—	32,976	—	—	—	32,976	—	—	—	(32,976)	—	(32,976)
Redemption of Series B convertible preferred stock	(9,090,752)	(32,242)	—	—	—	(32,242)	—	—	—	(1,470)	—	(1,470)
Issuance of redeemable noncontrolling interest in EduTech	—	—	—	—	3,034	3,034	—	—	4,471	—	—	4,471
Comprehensive loss:	—	—	—	—							—
Net loss	—	—	—	—	—	—	—	—	—	(16,969)	—	(16,969)
Net income attributable to noncontrolling interest	—	—	—	—	27	27	—	—	—	(27)	—	(27)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	217	217
Balance, December 31, 2020	42,000,592	$183,390	$25,074	$1,489	$3,061	$213,014	100,068,469	$12	$105,159	$(299,789)	$1,791	$(192,827)

(1) As part of the Business Combination (as disclosed in “Note 3 — Business Combination”), all per share information has been retroactively adjusted using an exchange ratio of 8.69144 per share.

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	For the Year Ended December 31,
	2022	2021	2020
Operating activities
Net loss	$(38,688)	$(33,245)	$(16,969)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,494	1,238	1,059
Operating lease right-of-use assets expense	5,945	—	—
Foreign currency remeasurement loss (gain)	835	1,308	(378)
Stock-based compensation	37,218	59,508	33,767
Deferred income taxes	3,701	(175)	(433)
Other	(607)	(755)	770
Change in value of earn-out and warrant liabilities	(4,402)	(21,233)	—
Changes in operating assets and liabilities:
Accounts receivable	(14,388)	(8,243)	(7,133)
Prepaid expenses and other current assets	(2,108)	(5,914)	1,204
Deferred contract costs and other assets	(9,596)	(8,890)	(5,049)
Accounts payable, accrued expenses, operating lease liabilities and other liabilities	(2,553)	10,626	971
Deferred revenue	20,375	10,805	11,311
Net cash (used in) provided by operating activities	(774)	5,030	19,120
Investing activities
Maturities of investments	183,554	—	2,391
Purchases of investments	(180,969)	(916)	—
Cash paid in business combinations and asset acquisitions, net of cash acquired	(18,572)	—	—
Capitalization of internal-use software	(1,612)	—	—
Purchase of property and equipment	(3,853)	(2,461)	(1,023)
Net cash (used in) provided by investing activities	(21,452)	(3,377)	1,368
Financing activities
Proceeds from recapitalization of Apex shares, net of transaction fees of $49,990	—	441,573	—
Redemption of redeemable convertible preferred stock	—	(130,925)	(33,712)
Redemption of Legacy AvePoint Common Stock	—	(106,169)	—
Purchase of Common Stock	(19,927)	(1,628)	—
Payment of net cash settlement for management options	—	(7,530)	—
Proceeds from stock option exercises	2,818	5,566	612
Proceeds from sale of common shares of subsidiary	—	753	7,505
Repayments of finance leases	(39)	(25)	(49)
Payments of debt issuance costs	—	—	(300)
Proceeds from issuance of Common Stock, net of issuance costs	—	—	58,770
Collection of promissory note	—	—	284
Collection of non-recourse promissory note	—	—	4,639
Payments of transaction fees by Legacy AvePoint	—	(2,998)	(2,089)
Payments of transaction fees	—	—	(101)
Net cash (used in) provided by financing activities	(17,148)	198,617	35,559
Effect of exchange rates on cash	(1,655)	(1,165)	903
Net (decrease) increase in cash and cash equivalents	(41,029)	199,105	56,950
Cash and cash equivalents at beginning of period	268,217	69,112	12,162
Cash and cash equivalents at end of period	$227,188	$268,217	$69,112
Supplemental disclosures of cash flow information
Income taxes paid	$3,320	$4,037	$1,068
Issuance of common shares in exchange for issuance cost	$—	$—	$2,408
Contingent considerations in business combination	$5,635	$—	$—
Common Stock issued in business combination	$1,517	$—	$—
Loan to certain acquiree shareholders	$235	$—	$—
Property and equipment acquired under capital leases	$—	$—	$29

See accompanying notes.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Nature of Business and Organization

AvePoint, Inc. was incorporated as a New Jersey corporation on July 24, 2001, and redomiciled as Delaware corporation in 2006. On July 1, 2021, AvePoint, Inc. (hereinafter referred to as “AvePoint,” the “Company,” “we,” “us,” or “our”) became a publicly traded company, as further described in “Note 3 - Business Combination.”

AvePoint provides a cloud-native software platform that organizations rely on to optimize operations, manage critical data and secure the digital workplace. As companies around the world embrace the new normal of hybrid work, they must build and deliver a new, seamless workplace experience for knowledge workers, centered around an extensive portfolio of SaaS solutions and productivity applications aimed at improving collaboration across the organization.

The adoption of this portfolio of solutions – what has been generally described as the “digital transformation” – is a substantial and ongoing challenge for most organizations, which for decades had previously relied upon only a small number of multi-purpose on-premises applications to drive business outcomes. However, to build and deliver an efficient digital workplace today, companies must address this abundance of applications – and the associated explosive growth and sprawl of data – with a platform offering that is well governed, fit for purpose, easy to use and built on automation.

AvePoint’s Confidence Platform empowers organizations – of all sizes, in all regions, and across all industries – to optimize and secure the solutions that most commonly establish and underpin the digital workplace. As our customers seek to rapidly reduce costs, improve productivity and make more informed business decisions, they depend on our platform for data-driven insights, critical business intelligence and ongoing operational value through automation.

Our principal headquarters are located in Jersey City, New Jersey, with our operating headquarters in Richmond, Virginia and additional offices in North America, Europe, Asia, Australia and the Middle East.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and include the consolidated accounts of AvePoint, Inc. and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Recently Adopted Accounting Guidance

In February 2016, the Financial Account Standard Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Accounting Standards Codification (“ASC”)) and subsequently issued amendments to the initial guidance: ASU 2017-13, ASU 2018-10, ASU 2018-11, ASU 2018-20, ASU 2019-01, ASU 2019-10, ASU 2020-02, ASU 2020-05 and ASU 2021-05 (collectively, “ASC 842”). The Company adopted ASC 842 on January 1, 2022, using the modified retrospective approach and has elected not to restate comparative periods and record a cumulative-effect adjustment as of the effective date. ASC 842 requires companies to generally recognize on the balance sheet operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets.

The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed the Company to carry forward its historical assessments of whether a contract contains a lease, lease classification and initial direct costs. The Company elected not to use hindsight in determining the lease term. The Company made the following other transition considerations and elections under ASC 842: (i) not to separate non-lease components for all classes of underlying assets, including under Leases (“ASC 840”) for the purpose of transition measurement; (ii) apply accounting similar to ASC 840 for operating lease with term of 12 months or less at the commencement date; (iii) consider remaining lease term as of the date of initial application in determining the incremental borrowing rate to be used to discount minimum rental payments for operating leases in transition.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The adoption of the new standard resulted in the recognition of ROU assets of $13.9 million, net of previously recognized deferred rent balance of $0.6 million and total lease liabilities of $14.5 million, including a current liability of $3.6 million, and corresponding deferred tax assets and liabilities, on the Company’s consolidated balance sheet as of January 1, 2022. The adoption had no significant impact on the Company’s consolidated statements of operations or cash flows.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (“ASC 805”), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with Revenue from contracts with customers (“ASC 606”). Generally, this new guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The new guidance should be applied prospectively to acquisitions occurring on or after the effective date. The standard is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not been issued. The Company early adopted the new standard on January 1, 2022. We applied the new guidance to the current year acquisitions. The adoption of the standard did not have any impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815 — 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The Company adopted the standard on January 1, 2022. The adoption of the standard did not have material impact on its consolidated financial statements.

Comparative Data

Certain amounts from prior periods have been presented separately or have been grouped to conform to the current period presentation, including:

●	The reclassification of long-term unbilled receivables to be included in other assets on the consolidated balance sheets as of December 31, 2021;
●

The reclassification of long-term unbilled receivables to be included in deferred contracts and other assets on the consolidated statements of cash flows for the years ended December 31, 2021 and 2020;

●

The reclassification of provision for doubtful accounts and loss (gain) on disposal of property and equipment to be included in other on the consolidated statements of cash flows for the years ended December 31, 2021 and 2020; and

●	The payments of transaction fees to be included in proceeds from recapitalization of Apex shares on the consolidated statements of cash flows for the year ended December 31, 2021.

Business Combination

When we consummate a business combination, the assets acquired, and the liabilities assumed are recognized separately from goodwill at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of the fair value of consideration transferred over the acquisition date fair value of the net identifiable assets acquired. While best estimates and assumptions are used to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, our estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, we record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill as we obtain new information about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. Upon the earlier of the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, any subsequent adjustments are recorded in the consolidated statements of operations. Acquisition-related costs were immaterial and were expensed as incurred. Pro forma historical results of operations related to the business combinations closed in 2022 have not been presented because they are not material business combinations to our consolidated financial statements, either individually or in aggregate.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Goodwill

Goodwill represents the excess of the fair value of consideration transferred over the fair value of net identifiable assets acquired.

We review goodwill for impairment at least annually or more frequently if events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. We have elected to first assess the qualitative factors to determine whether it is more likely than not that the fair value of our single reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. If we determine that it is more likely than not that its fair value is less than its carrying amount, then the quantitative goodwill impairment test will be performed. The quantitative goodwill impairment test identifies goodwill impairment and measures the amount of goodwill impairment loss to be recognized by comparing the fair value of our single reporting unit with its carrying amount. If the fair value exceeds its carrying amount, no further analysis is required; otherwise, any excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value.

During the year ended December 31, 2022, the goodwill was not impaired. There was no goodwill as of December 31, 2021 or as of December 31, 2020.

Intangible Assets, net

Intangible assets primarily consist of customer related assets and acquired software and technology. Typical customer related assets include order backlogs and customer relationships. Intangible assets that have finite useful lives are amortized over their useful lives on a straight-line basis, which range from one year to ten years. We evaluate the recoverability of intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates and assumptions on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The amounts of assets and liabilities reported in our consolidated balance sheets and the amounts of revenue and expenses reported for each of its periods presented are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, allowance for doubtful accounts, deferred contract costs, valuation of goodwill and other intangible assets, income taxes and related reserves, stock-based compensation, purchase price in a business combination, and earn-out liabilities. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

Foreign Currency

The Company has foreign operations where the functional currency has been determined to be the local currency, in accordance with FASB ASC 830, Foreign Currency Matters. Adjustments resulting from translating such foreign functional currency assets and liabilities into U.S. dollars, based on current exchange rates, are recorded as a separate component of stockholders’ deficiency under the caption, accumulated other comprehensive income. Revenue and expenses are translated using average rates prevailing during the period. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income (expense), net in the Company’s consolidated statements of operations. Transaction gains totaled $0.1 million for the year ended December 31, 2022, transaction losses totaled $0.9 million and $0.6 million for the years ended December 31, 2021 and 2020, respectively.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company maintains cash with several high credit-quality financial institutions. The Company considers all investments available with original maturities of three months or less to be cash equivalents. These investments are not subject to significant market risk. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts. The Company maintains cash balances used in operations at entities based in countries which impose regulations that limit the ability to transfer cash out of the country. As of December 31, 2022 and 2021, the Company’s cash balances at these entities were $10.8 million and $9.3 million, respectively. For purposes of the consolidated statements of cash flows, cash includes all amounts in the consolidated balance sheets captioned cash and cash equivalents.

Short-Term Investments

Short-term investments consist mainly of certificates of deposit held by financial institutions which have an initial maturity of greater than three months but less than or equal to one year at period end.

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors. Where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, we record a specific allowance against amounts due. For all other customers, we recognize allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and its historical experience. Accounts are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. As such, we present trade receivables at their net estimated realizable value through use of the allowance for doubtful accounts.

Prepaid Expenses and other Current Assets

The company recognizes payments made for services to be received in the near future as prepaid expenses and other current assets. Prepaid expenses and other current assets consist primarily of payments related to insurance premium, prepaid rent, prepaid subscriptions, and other costs. The prepaid expense balance as of December 31, 2022 and December 31, 2021 were $7.1 million and $5.7 million, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over the shorter of their estimated useful lives or related contract terms beginning in the year the asset was placed into service.

We depreciate computer equipment and software generally over a period of three years. We amortize leasehold improvements over the shorter of the remaining lease term or the estimated useful lives of the assets. We depreciate furniture and fixture generally over a period of seven years. We depreciate buildings over a period of forty years. We depreciate office equipment generally over a period of five years. Depreciation and amortization for buildings, information technology assets, leasehold improvements, and furniture and fixtures commences once they are ready for our intended use.

Normal repair and maintenance costs are expensed as incurred. We write off depreciated assets that are no longer in service.

We evaluate long-lived assets, which include leasehold improvements and equipment subject to depreciation and amortization, for impairment whenever events or changes in business circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized when the aggregate of estimated undiscounted future cash flows expected to result from the use and the eventual disposition of the long-lived assets less than its carrying amount. Impairment, if any, is determined based on the fair value of the long-lived asset.

There were no impairment charges recognized during the years ended December 31, 2022, 2021, and 2020 respectively.

We evaluate the portion of depreciation and amortization expense attributable to cost of revenue based on organizational headcount directly attributable to the generation of revenue. Based on this evaluation, we have determined that depreciation and amortization attributable to cost of revenue is not material; therefore, the full expense has been recorded in operating expenses in the consolidated statements of operations.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Deferred Contract Costs

We defer sales commissions earned by our sales force that are considered to be incremental and recoverable costs of obtaining or renewing SaaS, term license and support, service, perpetual license and maintenance contracts. We have structured commissions plans such that the commission rate paid on renewal contracts are less than those paid on the initial contract; therefore, it is determined that the renewal commissions are not commensurate with the initial commission and thus capitalized as deferred contract costs. We determine the estimated average customer relationship period and average renewal term utilizing a portfolio approach. No impairment was recorded for the years ended December 31, 2022, 2021, and 2020.

Amortization of deferred contract costs of $13.4 million, $9.5 million, and $10.5 million for the years ended December 31, 2022, 2021, and 2020, respectively, is included as a component of sales and marketing expenses in our consolidated statements of operations. Deferred contract costs recognized as a contract asset on our balance sheet was $48.6 million and $38.9 million as of December 31, 2022 and 2021, respectively.

Software Development Costs

Costs incurred in the development of new software products and enhancements to existing software products to be accounted for under software revenue recognition guidance are accounted for in accordance with ASC 985-20, Costs of Software to be Sold, Leased, or Marketed, or ASC 985-20. These costs, consisting primarily of salaries and related payroll costs, are expensed as incurred until technological feasibility has been established. After technological feasibility is established, costs are capitalized in accordance with ASC 985-20. The Company’s primary on-premises product is DocAve which is within the scope of subtopic 985-20. DocAve has been on the market since 2002. Typically, the economic life of software produced is less than five years. As such, any costs subject to capitalization under ASC 985-20 would be fully amortized at this time. As a result, no internally generated software development costs have been capitalized as of December 31, 2022 and 2021.

We account for costs to develop or obtain internal-use software and implementation costs incurred in hosting arrangements in accordance with ASC 350-40, Internal-Use Software, or ASC 350-40. We also account for costs of significant upgrades and enhancements resulting in additional functionality under ASC 350-40. These costs are primarily software purchased for internal-use, purchased software licenses, implementation costs, and development costs related to our hosted product, which is accessed by customers on a subscription basis. Costs incurred for maintenance, training, and minor modifications or enhancements are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. Internally developed software costs required to be capitalized as defined by the accounting guidance are not material to our consolidated financial statements.

Revenue Recognition

We derive revenue from four primary sources: SaaS, term license and support, services, and maintenance.

The following table presents our revenue by source:

	For the Year Ended December 31,
	2022	2021	2020
	(in thousands)
Revenue:
SaaS	$117,180	$85,580	$52,074
Term license and support	57,214	50,970	38,949
Services	41,283	31,919	34,140
Maintenance	15,868	21,022	23,462
Perpetual license	794	2,418	2,908
Total revenue	$232,339	$191,909	$151,533

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Term license and perpetual license revenue recognized at point in time was $40.0 million, $39.7 million, and $32.4 million for the years ended December 31, 2022, 2021, and 2020, respectively. The remaining revenue amount is recognized over time.

Our sources of revenue mainly include:

●

SaaS and term license and support revenue includes revenue from the sale of SaaS and term license and support, versions of our software and related customer support. SaaS revenue is recognized ratably over the term of the contract. Term license revenue includes distinct on-premises license and support performance obligations. The license is generally recognized upfront at the point in time when the software is made available to the customer to download and use, and the support is recognized ratably over the term of the contract.

●

Perpetual license revenue is recognized upfront upon delivery of the licensed product and/or the utility that enables the customer to access authorization keys, provided that an enforceable contract has been received. Typically, our perpetual licenses are sold with post-contract support (PCS), which includes unspecified technical enhancements and customer support. Revenue from PCS is classified as maintenance revenue and is recognized ratably over the term of the contract, which is typically one year, as we satisfy the PCS performance obligation.

●

Services revenue includes revenue derived primarily from the implementation of software, training, consulting, and migrations. We also offer license customization and managed services. Services revenue from implementation, training, consulting, migration, and license customization is recognized by applying a measure of progress, such as labor hours to determine the percentage of completion of each contract. Services revenue from managed services is recognized ratably on a straight-line basis over the contract term.

In rare cases when the software and the related when-and-if available updates are critical to the combined utility of the software, the Company has determined this to be one performance obligation and revenue is recognized ratably over the license term.

ASC 606 is a single standard for revenue recognition that applies to all of our SaaS, term license and support, services, perpetual license and maintenance arrangements and generally requires revenue to be recognized upon the transfer of control of promised goods or services provided to its customers, reflecting the amount of consideration it expects to receive for those goods or services. Pursuant to ASC 606, revenue is recognized upon the application of the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, the contractual performance obligations are satisfied.

The timing of revenue recognition may differ from the timing of invoicing to our customers. We record an unbilled receivable when revenue is recognized prior to invoicing. Current unbilled receivables are included in accounts receivable, net in the consolidated balance sheets. Long-term unbilled receivables that are expected to be billed more than twelve months after the period end are included within other assets in the consolidated balance sheets. We record deferred revenue in the consolidated balance sheets when cash is collected or invoiced before revenue is earned. Our standard payment terms are generally net 30 days. Invoices for SaaS, term license and support and maintenance are generally issued annually in advance or when the license is made available for customer use. Invoices for license contracts are generally issued when the license is available for the customer for download. Services are generally invoiced in advance or as the services are performed.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Total deferred revenue as of December 31, 2021, was $82.3 million, of which $72.3 million was recognized as revenues for the year ended December 31, 2022.

The opening and closing balances of the Company’s accounts receivable, net, deferred revenue and deferred contract costs are as follows:

	Accounts receivable, net (1)	Deferred revenue	Deferred Contract costs
	(in thousands)
Opening (January 1, 2021)	$53,749	$74,688	$31,943
Closing (December 31, 2021)	61,335	82,332	38,926
Increase/(decrease)	7,586	7,644	6,983

Opening (January 1, 2022)	$61,335	$82,332	$38,926
Closing (December 31, 2022)	73,348	101,490	48,553
Increase/(decrease)	12,013	19,158	9,627

(1) Accounts receivable, net is inclusive of accounts receivable, net of allowance for doubtful accounts, current unbilled receivables and long-term unbilled receivables.

Our revenue arrangements generally include standard warranty or service level provisions that its arrangements will perform and operate in all material respects as defined in the respective agreements, the financial impacts of which have historically been and are expected to continue to be insignificant. Our arrangements generally do not include a general right of return relative to the delivered products or services. We recognize revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Many of our contracts include multiple performance obligations. Judgment is required in determining whether each performance obligation is distinct. Our products and services generally do not require a significant amount of integration or interdependency; therefore, the Company’s products and services are generally not combined. We allocate the transaction price for each contract to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation within each contract.

We use judgment in determining the SSP for products and services. For substantially all performance obligations except term licenses, we are able to establish the SSP based on the observable prices of products or services sold separately in comparable circumstances to similar customers. We typically establish an SSP range for our products and services which is reassessed on a periodic basis or when facts and circumstances change. Term licenses are sold only as a bundled arrangement that includes the rights to a term license and support.

In determining the SSP of license and support in a term license arrangement we apply observable inputs using the value relationship between support and term license, the value relationship between support and perpetual licenses, the average economic life of our products, software renewal rates and the price of the bundled arrangement in relation to the perpetual licensing approach. Using a combination of the relative fair value method or the residual value method, the SSP of the performance obligations in an arrangement is allocated to each performance obligation within a sales arrangement.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2022, transaction price allocated to remaining performance obligations, which includes deferred revenue and amounts that will be invoiced and recognized as revenue in future periods, was $237.8 million, of which $186.3 million is related to SaaS and term license and support revenue. We expect to recognize approximately 64% of the total transaction price allocated to remaining performance obligations over the next twelve months and the remainder thereafter.

We utilize indirect sales channels which utilize Channel Partners. These deals are executed in one of two ways:

1.	Channel Partner as Customer

In the first form of these arrangements, the Channel Partner purchases the products from us at a discounted price and resells the products to end users at a price determined by the Channel Partner. In this scenario, the Channel Partner is the entity that has contracted with us and therefore is determined to be our customer. We recognize revenue when control of the goods and/or services are transferred to the customer. In this first form of the sales transaction, revenue recognition occurs upon transfer to the Channel Partner (acting as reseller) or as directed by the Channel Partner (acting as reseller) to its customer.

2.	End User as Customer

In the second form, we bill the end user, and the Channel Partner receives a commission. Upon analysis of deals executed through the second form of these channels, we determined that the end user represents our customer due to the fact that the end user purchased goods and/or services that are outputs of our ordinary activities. Consequently, Channel Partners utilized in deals executed through this second model are deemed to be agents of the transaction. In this second form of these arrangements, we recognize revenue upon transfer of the goods and/or services to the end user.

Stock-Based Compensation

Stock-based compensation represents the cost related to stock-based awards granted to employees. To date, we have issued both stock options and restricted stock units (“RSUs”). With respect to equity-classified awards, the Company measured stock-based compensation cost at the grant date based on the estimated fair value of the award and recognizes the cost as expense ratably (net of estimated forfeitures) over the requisite service period. With respect to liability-classified awards, the Company measures stock-based compensation cost at the grant date and at each reporting period based on the estimated fair value of the award. Stock-based compensation cost is recognized ratably over the requisite service period, net of actual forfeitures in the period.

We estimate the fair value of stock options using the Black-Scholes valuation model. The Black-Scholes model requires highly subjective assumptions in order to derive the inputs necessary to the calculate the fair value of stock options. To estimate the expected term of stock options, the Company considered contractual terms of the options, including the vesting and expiration periods, as well as historical option exercise data and current market conditions to determine an estimated expected term. The Company’s historical experience is too limited to be able to reasonably estimate expected term. Expected volatility is based on historical volatility of a group of peer entities. Dividend yields are based upon historical dividend yields. Risk-free interest rates are based on the implied yields currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected term.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled.

We recognize liabilities for uncertain tax positions taken or expected to be taken in income tax returns. Accrued interest and penalties related to unrecognized tax benefits are recognized as part of the provision for income taxes. Judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and unrecognize tax benefits. In determining the need for a valuation allowance, the historical and projected financial performance of the operation that is recording a net deferred tax asset is considered along with any other pertinent information.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

We file income tax returns in the U.S. federal, various states and foreign jurisdictions. The tax years 2018 through 2021 are open and subject to audit by U.S. federal, state and local authorities. The tax years 2012 through 2021 are open and subject to audit by foreign tax jurisdictions.

Redeemable Noncontrolling Interest

As of December 31, 2022 and 2021, the Company owned 73.82% and 76.09% of AvePoint EduTech Pte. Ltd. (“EduTech”), respectively.

AEPL PTE. LTD. (“AEPL”)

As part of AEPL’s investment in EduTech, the Company granted AEPL a put option which allows AEPL to cause the Company to repurchase AEPL’s shares in EduTech at any time between December 24, 2022, and December 24, 2023, at a price equal to AEPL’s initial investment of approximately $8.3 million. Consequently, the Company records redeemable noncontrolling interest as mezzanine equity in its consolidated balance sheets. At each reporting period, the Company increases the carrying amount of the redeemable noncontrolling interest by periodic accretions using the interest method so that the carrying amount will equal the redemption amount on the date that the put option becomes exercisable, and adjustments to the value are recorded as net income attributable to redeemable noncontrolling interest. As of December 31, 2022 and 2021, AEPL owned 23.20% and 23.91% of EduTech, respectively.

I-Access Solutions Pte. Ltd. (“I-Access”)

On February 18, 2022, (the “I-Access Closing Date”), EduTech consummated its acquisition of all of the ordinary shares of I-Access, a Singapore limited company. As a result, I-Access became a wholly owned subsidiary of EduTech. The acquisition was made pursuant to a share purchase agreement, dated as of January 31, 2022, (the “Share Purchase Agreement”), by and among EduTech and the former I-Access shareholders. As of December 31, 2022, former I-Access shareholders owned 2.98% of EduTech and such shares were included in redeemable noncontrolling interest. Refer to (“Note 3 - Business Combination”) for further details.

Emerging Growth Company

The Company is considered an emerging growth company. Section 102(b)(1) of the Jobs Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses on Financial Instruments,” which replaces incurred loss methodology to estimate credit losses on financial instruments with a methodology that reflects expected credit losses. This amendment affects entities holding financial assets that are not accounted for at fair value through net income including trade receivables. Subsequently FASB issued ASU 2020-02 which deferred the adoption date. The amendments in this ASU are effective for EGC entities, which elected to take advantage of the extended transition period, for fiscal years beginning after December 15, 2022. Early application of the amendments is permitted. The adoption of the standard will not have a material impact on the Company’s consolidated financial statements.

While we generally expect the financial records to be impacted by the requirements highlighted above, we cannot reasonably estimate the impact that adoption of the ASUs referenced in this announcement is expected to have on the financial statements at this time.

3. Business Combination

Apex Technology Acquisition Corporation

On November 23, 2020, AvePoint, Inc. (“Legacy AvePoint”) and certain members of Apex (as defined below) entered into the Business Combination Agreement. The business combination by and among Legacy AvePoint and certain members of Apex was effected on July 1, 2021, and through a series of merger transactions, which were finalized on July 26, 2021, (the “Business Combination”) Apex Technology Acquisition Corporation (“Apex”) was the surviving entity and changed its name to AvePoint.

The Business Combination was accounted for as a reverse recapitalization as Legacy AvePoint was determined to be the accounting acquirer under ASC 805. This determination was primarily based on Legacy AvePoint comprising the ongoing operations of the combined entity, Legacy AvePoint’s senior management comprising the majority of the senior management of the combined company and the prior stockholders of Legacy AvePoint having a majority of the voting power of the combined entity. In connection with the Business Combination, the outstanding shares of Legacy AvePoint’s preferred stock were redeemed for cash and shares of AvePoint’s common stock and the outstanding shares of Legacy AvePoint’s common stock were converted into AvePoint’s common stock, representing a recapitalization, and the net assets of the Company were acquired at historical cost, with no goodwill or intangible assets recorded. Operations and assets and liabilities of the Company prior to the Business Combination in these financial statements are those of Legacy AvePoint. As a result, these financial statements represent the continuation of Legacy AvePoint and the historical stockholders’ deficiency. Common stock, preferred stock and loss per share of Legacy AvePoint prior to the Business Combination have been retrospectively adjusted for the Business Combination using an exchange ratio of 8.69144. Options to purchase common stock of Legacy AvePoint were converted into options to purchase common stock of AvePoint, Inc. using an exchange ratio of 8.6914. The options, as converted, continue to be governed by Legacy AvePoint’s existing stock option plan. The accumulated deficit of Legacy AvePoint has been carried forward after the Business Combination. All per share information in the consolidated balance sheets, consolidated statements of operations, consolidated statements of mezzanine equity and stockholders’ equity (deficiency) and the notes to consolidated financial statements have been retroactively adjusted using an exchange ratio of 8.69144 per share.

The following transactions occurred in connection with the Business Combination which impacted our mezzanine equity and permanent equity accounts:

●	Shares of Legacy AvePoint Common Stock were cancelled and converted into 103,831,523 shares of our common stock, par value $0.0001 per share.
●	$106.2 million was paid to holders of Legacy AvePoint Common Stock in exchange for 10,602,105 shares of common stock (as converted).
●	Shares of Apex Class A common stock were cancelled and converted into 34,982,628 shares of our common stock.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

●	Shares of Apex Class B common stock were cancelled and converted into 9,560,000 shares of our common stock.
●	Apex entered into subscription agreements with certain investors, whereby 14,000,000 shares of our common stock at $10.00 per share (“PIPE Shares”) for an aggregate purchase price of $140.0 million.
●	A portion of Legacy AvePoint preferred stock was cancelled and converted into 28,500,592 shares of our common stock. The remaining preferred stock was redeemed for $130.9 million.
●

Options to purchase Legacy AvePoint Common Stock (other than certain options held by certain executives and options issued to certain international employees) were cancelled and converted into an option to purchase our common stock with the same terms and conditions (including vesting and exercisability terms) applicable to the corresponding former Legacy AvePoint options.

●

Options to purchase Legacy AvePoint Common Stock issued to certain international employees were cancelled and converted into an option to purchase our common stock with the same terms and conditions with the exception of fully vested options which will incur an additional month of vesting following the Business Combination to comply with local regulations.

●	Legacy AvePoint Officer Awards, as defined in “Note 16 — Stock-Based Compensation,” were cancelled. Refer to “Note 16 — Stock-Based Compensation” for more information.
●

Put options on Legacy AvePoint Modified Options and Modified Common Stock, as defined in “Note 16 — Stock-Based Compensation,” were cancelled. Refer to “Note 16 — Stock-Based Compensation” for more information.

●	We entered into earn-out agreements to issue additional shares if certain share price milestones are achieved. Refer to “Note 14 — Company Earn-Out and Warrant Liabilities” for more information.
●	We assumed public and private placement warrants from Apex. Refer to “Note 14 — Company Earn-Out and Warrant Liabilities” for more information.

As of the Closing Date and following the completion of the Business Combination, we are authorized to issue up to 1,000,000,000 shares of our common stock at a par value of $0.0001 per share and up to 20,000,000 shares of preferred stock, the rights, preferences and privileges of which may be designated from time to time by our Board.

As of the Closing Date and following the completion of the Business Combination, we had the following outstanding securities:

●	180,272,638 shares of our common stock; and
●	17,905,000 warrants, each exercisable for one share of common stock at a price of $11.50 per share.

As a result of the Business Combination, we received net cash consideration of $204.5 million. Legacy AvePoint and Apex incurred costs that are considered direct and incremental costs associated with the transaction. These costs amounted to $56.2 million and were treated as a reduction of additional paid-in capital.

Cash flows provided to or paid by Legacy AvePoint or Apex in connection with the Business Combination are included in our consolidated statements of cash flows as financing activities. Our purchase of shares of Apex common stock prior to the Business Combination is included in our consolidated statements of cash flows as a financing cash outflow. The shares purchased are recorded as treasury stock.

I-Access Acquisition

On the I-Access Closing Date, EduTech consummated its acquisition of all of the ordinary shares of I-Access. As a result, I-Access became a wholly-owned subsidiary of EduTech. The acquisition was made pursuant to the Share Purchase Agreement, by and among EduTech and the former I-Access shareholders. The Company, through its subsidiary EduTech, completed the acquisition of I-Access to further expand its SaaS solutions for corporate learning and development. The fair value of the transaction consideration totaled approximately $7.1 million, consisting of: $1.5 million in cash, and contingent consideration measured at a fair value of $5.6 million on the I-Access Closing date. The above-mentioned contingent consideration consists of:

(i)            2.98% of EduTech common shares (of those, 292,440 shares were issued on the I-Access Closing Date and 30,252 shares were held in escrow pending distribution pursuant to the Adjustment for Guaranteed Minimum Revenue (as defined below));

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(ii)           a put option which allows sellers to cause EduTech to repurchase the shares of EduTech for approximately $5.9 million, upon 24 months from Acquisition Close Date or the occurrence of certain triggering events which are in the control of the Company; and

(iii)         earnout in EduTech shares held in escrow at a fair value equal to revenue surplus above the agreed guaranteed minimum revenue amount, of up to approximately $0.7 million, or the return of EduTech shares at a fair value equal to the revenue shortfall below the agreed guaranteed minimum revenue amount, of up to approximately $0.7 million (together, the “Adjustment for Guaranteed Minimum Revenue”). In the event of a revenue shortfall, all shares held in escrow would have been returned to EduTech.

On April 15, 2022, the Company implemented a management changeover. As a result, pursuant to the terms of the Share Purchase Agreement, the Adjustment for Guaranteed Minimum Revenue was cancelled and the 292,440 EduTech shares issued as consideration on the I-Access Closing Date, the 30,252 EduTech shares held in escrow, the put option on EduTech shares and the earnout in EduTech shares were no longer contingent and were reclassified to mezzanine equity and included in redeemable noncontrolling interest.

The acquisition-related costs totaled $0.3 million and are recognized as an expense within general and administrative in the consolidated statements of operations.

Prior to being reclassified to mezzanine equity, the contingent consideration was liability classified and was measured at fair value on the I-Access Closing Date and remeasured on the date the Adjustment for Guaranteed Minimum Revenue was cancelled. The fair value of the contingent consideration was estimated using a combination of multiple valuation methods, including discounted cash flows method, guideline public company method, and the Black-Scholes option-pricing model with the following weighted-average assumptions as of February 18, 2022, and April 15, 2022:

	February 18, 2022	April 15, 2022
Expected life (in years)	2.08	1.93
Expected volatility	50%	50%
Risk-free rate	1.23%	1.83%
Dividend	0%	0%

The contingent consideration fair value estimated on the I-Access Closing Date and the date the Adjustment for Guaranteed Minimum Revenue was cancelled was $5.6 million and $5.8 million, respectively. During the year ended December 31, 2022, the change in the fair value of $0.2 million is included within general and administrative on the consolidated statements of operations. The financial results of I-Access have been included in our consolidated financial statements since the date of the acquisition. The I-Access business is reported within our reportable segment. In accordance with ASC 805-740, the Company established a deferred tax liability with an offset to goodwill in connection with the accounting for the opening balance sheet of the I-Access acquisition as a result of book-to-tax differences primarily related to the technology and software intangibles and customer related assets.

The following table summarizes the preliminary fair value of assets acquired and liabilities assumed as of the acquisition date:

Preliminary Allocation
(in thousands)
Accounts receivable, net	$429
Prepaid expenses and other current assets	72
Property and equipment	22
Goodwill	3,950
Technology and software	2,750
Customer related assets	909
Other assets	997
Accrued expenses and other liabilities	(718)
Current portion of deferred revenue	(230)
Other non-current liabilities	(1,072)
Total purchase consideration	$7,109

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The goodwill, which is generally not tax-deductible, is attributed to intangible assets that do not qualify for separate recognition, including the assembled workforce of the acquired business and the synergies expected to arise as a result of the acquisitions.

Intangible assets primarily relate to acquired technology and software and customer related assets. The acquired definite-lived intangible assets are being amortized over an estimated useful life of: (i) 10 years for technology and software on a straight-line basis; and (ii) 1 to 10 years for customer related assets on a straight-line basis. The estimated fair values of identifiable intangible assets were determined using the relief from royalty method which is based on the premise that the only value that a purchaser of the assets receives is the exemption from paying a royalty for its use over its remaining useful life. Some of the significant assumptions inherent in the development of such asset valuations include revenues, royalty rate, contributory asset charges, discount rate, useful life, as well as other factors. The fair value of intangible assets as of December 31, 2022, is based on preliminary assumptions which are subject to change as we complete our valuation procedures.

Essential Acquisition

On August 25, 2022, the Company acquired all of the issued and outstanding equity interest in Essential Co. Ltd., a South Korea-based software solutions provider that will advance the Company’s ability to enable organizations to accelerate data-driven digital transformation, for a total valuation of $3.0 million with most of the value allocated to goodwill. The resulting goodwill is not deductible for income tax purposes.

tyGraph Companies Acquisition

On September 12, 2022, the Company consummated its acquisition of all of the outstanding shares of tyGraph Incorporated (“tyGraph US”), and AvePoint Ontario Ltd. (“AvePoint Ontario,” a wholly-owned subsidiary of AvePoint) consummated its acquisition of all of the outstanding shares of tyGraph Ltd. (“tyGraph Canada” and, collectively with tyGraph US, the “tyGraph Companies”). On September 12, 2022, tyGraph Canada was merged with and into AvePoint Ontario, with AvePoint Ontario surviving. As a result, the tyGraph Companies became wholly-owned subsidiaries of AvePoint. The acquisition was made pursuant to the Share Purchase Agreement, by and among AvePoint, AvePoint Ontario and the former tyGraph Companies shareholders. The Company completed the acquisition of the tyGraph Companies to further expand its SaaS solutions for providing robust analytics capabilities that enable organizations to uncover workplace engagement. The fair value of the transaction consideration totaled approximately $15.3 million, consisting of: $13.8 million in cash, and 324,845 of shares in the Company measured at a fair value of $1.5 million on the closing date. The above-mentioned cash consideration consisted of:

(i)         the cash purchase price of $13.5 million;

(ii)        the entire outstanding principal and interest of the loans made to certain tyGraph Companies shareholders which was approximately $0.2 million; and

(iii)       unpaid transaction costs incurred by the tyGraph Companies as of the open of business on the closing date which was approximately $0.1 million.

The acquisition-related costs incurred by the Company totaled $0.4 million and are recognized as an expense within general and administrative in the consolidated statements of operations.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The financial results of the tyGraph Companies have been included in our consolidated financial statements since the date of the acquisitions. The tyGraph Companies businesses are reported within our reportable segment. In accordance with ASC 805-740, the Company established a deferred tax liability with an offset to goodwill in connection with the accounting for the opening balance sheet of the tyGraph Companies acquisitions as a result of book-to-tax differences primarily related to the technology and software intangibles and customer related assets.

The following table summarizes the preliminary fair value of assets acquired and liabilities assumed as of the acquisition date:

Preliminary Allocation
(in thousands)
Accounts receivable, net	$449
Prepaid expenses and other current assets	262
Property and equipment	30
Goodwill	12,193
Customer related assets	3,868
Technology and software	2,552
Other assets	219
Accounts payable	(93)
Accrued expenses and other liabilities	(342)
Current portion of deferred revenue	(2,079)
Other non-current liabilities	(1,724)
Total purchase consideration	$15,335

The goodwill, which is generally not tax-deductible, is attributed to intangible assets that do not qualify for separate recognition, including the assembled workforce of the acquired business and the synergies expected to arise as a result of the acquisition.

Intangible assets primarily relate to acquired technology and software and customer related assets. The acquired definite-lived intangible assets are being amortized over an estimated useful life of: (i) 6 years for technology and software on a straight-line basis; and (ii) 10 years for customer related assets on a straight-line basis. The estimated fair values of identifiable intangible assets were determined using the relief from royalty method which is based on the premise that the only value that a purchaser of the assets receives is the exemption from paying a royalty for its use over its remaining useful life. Some of the significant assumptions inherent in the development of such asset valuations include revenues, royalty rate, contributory asset charges, discount rate, useful life, as well as other factors. The fair value of intangible assets as of December 31, 2022, is based on preliminary assumptions which are subject to change as we complete our valuation procedures.

4. Goodwill

The changes in the carrying amounts of goodwill were as follows:

Goodwill (in thousands)
Balance as of December 31, 2021	$—
Acquisitions	19,167
Effect of foreign currency translation	(263)
Balance as of December 31, 2022	$18,904

5. Intangible assets, net

Intangible assets consist of the acquired intangible assets and the self-developed software. Amortization expense for intangible assets was $1.4 million for the year ended December 31, 2022. There was no amortization expense for intangible assets for the year ended December 31, 2021.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2022, estimated future amortization expense for the intangible assets reflected above was as follows:

Year Ending December 31:	(in thousands)
2023	$1,981
2024	1,869
2025	1,480
2026	1,135
2027	1,132
Thereafter	3,482
Total intangible assets subject to amortization	$11,079

A summary of the balances of the Company’s intangible assets as of December 31, 2022 and 2021 is presented below:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Life
			December 31, 2022			December 31, 2021
	(in thousands)						(in years)
Technology and software, net	6,842	(777)	6,065	—	—	—	6.9
Customer related assets, net	4,799	(477)	4,322	—	—	—	9.4
Content, net	830	(138)	692	—	—	—	3.0
Total	$12,471	$(1,392)	$11,079	$—	$—	$—	7.6

6. Concentration of Credit Risk

The Company deposits its cash with financial institutions and, at times, such balances may exceed federally insured limits. No customer accounted for more than 10% of revenue for the years ended December 31, 2022, 2021, and 2020, and no customer made up more than 10% of accounts receivable as of December 31, 2022 and 2021.

7. Accounts Receivable, Net

Accounts receivable, net, consists of the following components:

	December 31, 2022	December 31, 2021
	(in thousands)
Trade receivables	$47,046	$38,819
Current unbilled receivables	20,153	17,086
Allowance for doubtful accounts	(725)	(838)
	$66,474	$55,067

Long-term unbilled receivables were $6.9 million and $6.3 million as of December 31, 2022 and 2021, respectively.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

8. Property and Equipment, Net

Property and equipment, net, consists of the following:

	December 31, 2022	December 31, 2021
	(in thousands)
Computer equipment	$6,079	$5,777
Leasehold improvements	3,823	2,769
Furniture and fixtures	1,316	1,102
Building	725	786
Office equipment	493	394
Software	347	378
	12,783	11,206
Less accumulated depreciation and amortization	(7,246)	(7,284)
	$5,537	$3,922

Depreciation and amortization expense was $2.1 million, $1.2 million, and $1.1 million for the years ended December 31, 2022, 2021, and 2020, respectively.

9. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consists of the following components:

	December 31, 2022	December 31, 2021
	(in thousands)
Accrued compensation	$26,585	$22,740
Current operating lease liabilities	5,392	—
Indirect taxes	3,638	3,945
Cloud service fees	2,285	1,314
Professional service fees	1,464	1,033
Accrued partner expenses	1,445	903
Income taxes payable	1,055	1,197
Other	5,920	3,930
	$47,784	$35,062

10. Line of Credit

The Company maintains a loan and security agreement with a commercial bank. As lender for a revolving line of credit of up to $30.0 million, with an accordion feature that provides up to $20.0 million of additional borrowing capacity the Company may draw at its request. The line bears interest at a rate equal to LIBOR plus 3.5%. The line carries an unused fee of 0.5% per year. The line will mature on April 7, 2023. We are required to maintain a specified adjusted quick ratio and a minimum annual recurring revenue tested by the bank each quarter. The Company pledged, assigned and granted the bank a security interest in all shares of its subsidiaries, future proceeds and assets (except for excluded assets, including material intellectual property) as security for the performance of the loan and security agreement obligations. As of December 31, 2022, the Company is compliant with all covenants under the line and had no borrowings outstanding under the line of credit.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company has not at any time, including as of December 31, 2022, and for the fiscal year ended December 31, 2022, borrowed under the loan and security agreement.

11. Income Taxes

Pretax loss resulting from domestic and foreign operations is as follows:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Domestic	$(17,081)	$(23,583)	$(19,107)
Foreign	(16,569)	(9,205)	3,200
Pretax loss from continuing operations	$(33,650)	$(32,788)	$(15,907)

The components of the provision (benefit) for income taxes consists of the following:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Current income tax expense:
Federal	$1,937	$467	$—
State and local	668	(881)	411
Foreign	(1,478)	1,117	1,096
Total current income tax expense	1,127	703	1,507
Deferred income tax expense (benefit):
Federal	2,370	89	(175)
State and local	(820)	(12)	(843)
Foreign	2,361	(323)	573
Total deferred income tax expense (benefit)	3,911	(246)	(445)
Total income tax expense	$5,038	$457	$1,062

The reconciliation of the amounts at the U.S. federal statutory income tax rate to the company’s effective income tax rate is as follows:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
U.S. federal statutory tax rate	$(7,067)	$(6,886)	$(3,340)
State and local income taxes, net	(292)	(962)	(519)
Stock-based compensation	(51)	10,865	6,770
Executive compensation limitation	3,566	—	—
Fair value of earnout liability	(828)	(3,946)	—
Transaction costs	125	(2,209)	—
Change in valuation allowance	12,844	3,085	(3,216)
Foreign rate differential	(2,066)	440	1,575
Return-to-provision adjustments	(1,029)	(196)	(538)
Permanent differences	29	334	65
Other, net	(193)	(68)	265
Total	$5,038	$457	$1,062

The Company’s effective tax rate differed from the U.S. federal statutory rate primarily due to mix of pre-tax income (loss) results by jurisdictions taxed at different rates than 21%, a permanent item recorded for the executive compensation limitation, and changes in valuation allowance in certain foreign jurisdictions.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Deferred income taxes are provided for the tax effect of temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Significant components of the Company’s deferred tax assets and (liabilities) are as follows:

	December 31, 2022	December 31, 2021
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$13,775	$10,716
Deferred revenue	4,301	5,315
Compensation and benefits	6,567	4,384
Research and development expenses	6,169	—
Lease liability	3,622	—
Foreign tax credits	270	720
Fair value of earnout liability	93	181
Other	457	1,047
	35,254	22,363
Less: Valuation allowance	(20,808)	(8,356)
Deferred tax assets, net	14,446	14,007

Deferred tax liabilities:
Property and equipment	(197)	(132)
Amortization	(2,595)	(214)
Commissions	(8,384)	(7,918)
Prepaid subscription	(836)	(822)
Unbilled receivable	(1,489)	(2,183)
Right-of-use assets	(3,402)	—
Total deferred tax liability	(16,903)	(11,269)
Net deferred tax (liabilities) assets	$(2,457)	$2,738

Deferred tax assets are included within other assets in the consolidated balance sheets, and deferred tax liabilities are included within other non-current liabilities in the consolidated balance sheets.

	December 31, 2022	December 31, 2021
	(in thousands)
Deferred tax assets, net of valuation allowance	$488	$3,182
Deferred tax liabilities	(2,945)	(444)
Net deferred tax (liabilities) assets	$(2,457)	$2,738

As of December 31, 2022, the Company had net operating loss (“NOL”) carryforwards for state and local income tax of $14.6 million, which may offset future taxable income. The state NOL carryforwards begin to expire in 2026. The Company also has foreign NOL carryforwards of approximately $54.5 million, which will expire beginning 2024 and NOL carryforward periods vary from 6 years to indefinite period. The Company has $0.3 million of foreign tax credit carryforwards available that expire in 2023.

Under the provisions of the Internal Revenue Code, the U.S. NOL carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may become subject to an annual limitation in the event of a 50% cumulative change in the ownership interest of significant stockholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, as well as similar state tax provisions. This could limit the amount of NOLs that the Company can utilize annually to offset future taxable income or tax liabilities. The amount of the annual limitation, if any, will be determined based on the value of the Company immediately prior to the ownership change. The Company may have experienced an ownership change prior to December 31, 2022, however, the Company does not believe its NOL carryforwards would be limited under IRC Section 382. The Company could experience an ownership change in the future which could limit the utilization of certain NOL carryforwards.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

ASC 740-10-30-5 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. In making this assessment, management considered all available positive and negative evidence, including the level of historical taxable income, future reversals of existing temporary differences, tax planning strategies, and projected future taxable income. On the basis of this evaluation, a valuation allowance of $20.8 million and $8.4 million was recorded as of December 31, 2022 and 2021, respectively, against certain jurisdiction’s net deferred tax assets for which it is more likely than not that the tax benefit will not be realized. The valuation allowance was increased by $12.5 million for the year ended December 31, 2022, primarily due to full valuation allowances being established for U.S. and Japan in the current year.

As of December 31, 2022, the Company did not provide any foreign withholding taxes related to its foreign subsidiaries’ undistributed earnings, as such earnings have been retained and are intended to be indefinitely reinvested to fund ongoing operations of the foreign subsidiaries. It is not practicable to estimate the amount of taxes that would be payable upon remittance of these earnings, because such tax, if any, is dependent upon circumstances existing if and when remittance occur.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits, excluding interest and penalties is as follows:

	December 31, 2022	December 31, 2021
	(in thousands)
Beginning balance	$1,088	$5,369
Additions based on tax positions related to the current year	—	—
Reduction for tax positions of prior years	(12)	(4,281)
Reduction for settlements	(935)	—
Expiration of applicable statute of limitations	—	—
Ending balance	$141	$1,088

During 2022, certain foreign jurisdiction concluded an income tax audit for prior periods which recognizes $0.9 million unrecognized tax benefits.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as part of the provision for income taxes. As of December 31, 2022 and 2021, the Company had $0.2 million and $1.3 million, respectively, of accrued interest and penalties associated with unrecognized tax benefits. These amounts were included in other non-current liabilities in their respective years. As of December 31, 2022, and December 31, 2021, the total amount of unrecognized tax benefits that, if recognized, would impact the effective tax rate was not material.

The Company files income tax returns in the U.S. federal jurisdiction, various state and foreign jurisdictions. The tax years 2018 through 2021 generally remain open for examination for federal, state and local tax purposes. The tax years 2012 through 2021 are open and subject to audit by foreign jurisdictions. To the extent utilized in future years’ tax returns, net operating loss carryforwards on December 31, 2022 and December 31, 2021 will remain subject to examination until the respective tax year is closed.

12. Leases

The Company is obligated under various non-cancelable operating leases primarily for office space. The initial terms of the leases expire on various dates through 2030. We determine if an arrangement is a lease at inception.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Leases are classified as either operating or finance leases based on certain criteria. This classification determines the timing and presentation of expenses on the income statement, as well as the presentation of the related cash flows and balance sheet. Operating leases are recorded on the balance sheet beginning January 1, 2022, as operating lease right-of-use assets, accrued expenses and other liabilities, and long-term operating lease liabilities. The Company currently has no significant finance leases.

ROU assets and related liabilities are recorded at lease commencement based on the present value of the lease payments over the expected lease term. Lease payments include future increases unless the increases are based on changes in an index or rate. The rate implicit in the leases was not readily determinable, thus the Company’s incremental borrowing rate is used to calculate ROU assets and related liabilities. The incremental borrowing rate is determined based on the Company’s estimated credit rating, the term of the lease, the economic environment where the asset resides and full collateralization. Lease terms include periods under options to extend or terminate the lease when it is reasonably certain that we will exercise that option. We generally use the base, non-cancelable, lease term when determining the lease assets and liabilities. Operating lease expense is recognized on a straight-line basis over the lease term and is allocated within operating expenses in the consolidated statements of operations.

The components of the Company’s operating lease expense are reflected in the consolidated statements of operations for the year ended December 31, 2022, is as follows:

Year Ended December 31,
2022
(in thousands)
Lease liability cost	$5,945
Short-term lease expenses (1)	1,760
Variable lease cost not included in the lease liability (2)	261
Total lease cost	$7,966

(1) Short-term lease expenses include rent expenses from leases of 12 months or less on the transition date or lease commencement.

(2) Variable lease cost includes common area maintenance, property taxes, and fluctuations in rent due to a change in an index or rate.

Our lease agreements generally contain lease and non-lease components. Non-lease components primarily include payments for maintenance and utilities. We elected to combine fixed payments for non-lease components, for all classes of underlying assets, with our lease payments and account for them together as a single lease component which increases the amount of our lease assets and liabilities.

During the year ended December 31, 2022, ROU assets obtained in exchange for new operating lease liabilities amounted to $6.9 million.

Other information related to operating leases for the year ended December 31, 2022, is as follows:

Year Ended December 31,
2022
(in thousands)
Cash paid for amounts included in the measurement of the lease liability:
Operating cash flows from operating leases	$5,626

As of December 31, 2022, our operating leases had a weighted average remaining lease term of 4.4 years and a weighted average discount rate of 5.1%.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The maturity schedule of the operating lease liabilities as of December 31, 2022, is as follows:

Year Ending December 31:

(in thousands)
2023	$6,104
2024	4,360
2025	2,817
2026	2,159
2027	1,373
Thereafter	1,887
Total future lease payments	18,700
Less: Present value adjustment	(1,960)
Present value of future lease payments (1)	$16,740

(1) Includes the current portion of operating lease liabilities of $5.4 million, which is reflected in accrued expenses and other liabilities in the consolidated balance sheets.

During the years ended December 31, 2021 and 2020, total rent expenses amounted to $6.4 million and $5.6 million, respectively.

The future minimum rental payments under ASC 840 for all long-term non-cancelable property leases as of December 31, 2021, were as follows:

Year Ending December 31:

(in thousands)
2022	$5,680
2023	3,808
2024	2,428
2025	1,840
2026	1,438
Thereafter	2,960
$18,154

13. Commitments and Contingencies

Purchase Commitments

The Company has outstanding unconditional purchase commitments to procure licenses to use IT software from suppliers. These agreements are negotiated in consideration of the volume of transactions with select suppliers and the associated required transaction volumes are expected to be met through the normal course of business.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

In April 2019, the Company signed an unconditional purchase commitment related to the use of Microsoft Office 365 in the amount of $2.1 million payable in three equal installments during 2019, 2020, and 2021. In May 2020, the Company signed an unconditional purchased commitment in the amount of $22.0 million to purchase IT solutions over a three-year term. Under this agreement, payments are made upon consumption of the IT solutions and any remaining obligations due at the end of the three-year term in May 2023. Given the Company’s history of procuring similar products, it is expected that cash payments to the supplier will occur in 2021 and 2022 with any remaining amounts coming due in 2023. During the year ended December 31, 2019, the Company paid $0.7 million under the 2019 agreement. During the year ended December 31, 2020, the Company paid $0.7 million related to the 2019 agreement and $3.1 million under the 2020 agreement for a total of $3.8 million. During the year ended December 31, 2021, the Company paid the remaining $0.7 million related to the 2019 agreement and $12.1 million related to the 2020 agreement. During the year ended December 31, 2022, the Company paid $19.1 million related to the 2020 agreement.

In July 2022, the Company signed an unconditional purchase commitment related to the use of Microsoft Office 365 in the amount of $6.1 million payable in three installments during 2022, 2023, and 2024. During the year ended December 31, 2022, the Company paid $1.9 million related to the July 2022 agreement.

In December 2022, the Company signed an unconditional purchase commitment in the amount of $96.0 million to purchase IT solutions over a three-year term. Under this agreement, payments are made upon access to the service and any remaining obligations due at the end of the three-year term in December 2025. Given the Company’s history of procuring similar products, it is expected that cash payments to the supplier will occur in 2023 through 2025 with any remaining amounts coming due in 2025.

The Company is obligated to make the following future minimum payments under the non-cancelable terms of these contracts as of December 31, 2022:

Years ending December 31,

(in thousands)
2023	$2,026
2024	2,213
2025	96,000
2026	—
2027	—
Thereafter	—
$100,239

Legal Proceedings

In the normal course of its business, the Company may be involved in various claims, negotiations and legal actions. Except for such claims that arise in the normal course of business, as of December 31, 2022, the Company was not a party to any other litigation for which a material claim is reasonably possible, probable or estimable.

Guarantees

In the normal course of business, we are seldomly required to enter into service agreements that require contingency agreements with customers in highly regulated sectors. These agreements are secured by certificates of deposits. As of December 31, 2022, letters of credit have been issued in the amount of $2.4 million, as security for the agreements. These agreements have not had a material effect on our results of operations, financial position or cash flow.

14. Company Earn-Out and Warrant Liabilities

Company Earn-Out

As a result of the Business Combination, the holders of Legacy AvePoint Preferred Stock, Legacy AvePoint Common Stock and Legacy AvePoint Options shall be issued additional shares of AvePoint’s common stock, as follows:

■

1,000,000 shares of AvePoint’s common stock, in the aggregate, if at any time from and after the Business Combination through the seventh anniversary thereof (a) AvePoint’s stock price is greater than or equal to $12.50 over any 20 Trading Days within any 30 trading day period or (b) the Company consummates a subsequent transaction, which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $12.50 per share;

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

■

1,000,000 shares of AvePoint’s common stock, in the aggregate, if at any time from and after the Business Combination through the seventh anniversary thereof (a) AvePoint’s stock price is greater than or equal to $15.00 over any 20 Trading Days within any 30 trading day period or (b) the Company consummates a subsequent transaction, which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $15.00 per share;

■

1,000,000 shares of AvePoint’s common stock, in the aggregate, if at any time from and after the Business Combination through the seventh anniversary thereof (a) AvePoint’s stock price is greater than or equal to $17.50 over any 20 Trading Days within any 30 trading day period or (b) the Company consummates a subsequent transaction, which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $17.50 per share.

The rights described above are hereafter referred to as the “Company Earn-Out Shares.” To the extent that any portion of the Company Earn-Out Shares that would otherwise be issued to a holder of options that remain unvested at the date of the milestones described above, then in lieu of issuing the applicable Company Earn-Out Shares, the Company shall instead issue an award of RSUs of the Company for a number of shares of AvePoint’s common stock equal to such portion of the Company Earn-Out Shares issuable with respect to the unvested options (the “Company Earn-Out RSUs”). In evaluation of the Company Earn-Out Shares and Company Earn-Out RSUs, management determined that the Company Earn-Out Shares represent derivatives to be marked to market at each reporting period, while the Company Earn-Out RSUs represent equity under ASC 718. Refer to “Note 16 — Stock-Based Compensation” for more information regarding the Company Earn-Out RSUs.

In order to capture the market conditions associated with the Company Earn-Out Shares, the Company applied an approach that incorporated a Monte Carlo simulation, which involved random iterations that took different future price paths over the Sponsor Earn-Out Shares’ contractual life based on the appropriate probability distributions. The fair value was determined by taking the average of the fair values under each Monte Carlo simulation trial. The Monte Carlo model requires highly subjective assumptions including the expected volatility of the price of our common stock, and the expected term of the earn-out shares. Significant increases or decreases to these inputs in isolation could result in a significantly higher or lower liability. Under this approach, the fair value of the Company Earn-Out Shares on July 1, 2021, was determined to be $29.6 million. The fair value was remeasured as of December 31, 2022 and 2021, and was determined to be $6.6 million and $10.0 million, respectively, and included in the earn-out shares’ liabilities in the consolidated balance sheets. As a result, approximately $4.3 million and $20.3 million was recognized during the years ended December 31, 2022 and 2021, respectively, and included as gain on earn-out and warrant liabilities in the consolidated statements of operations. We estimated the earn-out shares fair value using a Monte Carlo model with the following significant unobservable assumptions:

	December 31, 2022	December 31, 2021	July 1, 2021
Term (in years)	5.50	6.50	7.00
Volatility	55.00%	40.00%	40.00%

Warrants to Acquire Common Stock

On July 1, 2021, as part of the Business Combination, the Company effectively granted 405,000 private placement warrants with a 5-year term and strike price of $11.50 per share. Management has determined that the private placements warrants are to be classified as liabilities to be marked to market at each reporting period.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The private placement warrants are held by only two parties and any transfer of the warrants to a party other than a current holder of the warrants would cause the warrants to be converted into public warrants. Consequently, the fair value of the private placement warrants is equivalent to the quoted price of the publicly traded warrants. Under this approach, the fair value of the private placement warrants on July 1, 2021, was determined to be $1.4 million. The fair value was remeasured as of December 31, 2022 and 2021, and was determined to be $0.2 million and $0.5 million, respectively, and included in the other non-current liabilities in the consolidated balance sheets. As a result, $0.2 million and $0.9 million was recognized during the years ended December 31, 2022 and 2021, respectively, and included as gain on earn-out and warrant liabilities in the consolidated statements of operations.

15. Mezzanine Equity and Stockholders’ Equity (Deficiency)

Prior to the Business Combination, the Company had two classes of capital stock: common stock and preferred stock. Following the Business Combination, the Company has one class of capital stock: common stock. The following summarizes the terms of the Company’s capital stock.

Common Stock

Pursuant to the Company’s restated Articles of Incorporation, the Company is authorized to issue up to 1,000,000,000 shares of common stock at $0.0001 par value. There were 185,277,588 and 181,821,767 shares issued and outstanding as of December 31, 2022 and 2021, respectively, net of treasury shares. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. The Company’s Board of Directors has not declared common stock dividends since inception.

On July 1, 2021, as part of the Business Combination, all outstanding shares of Legacy AvePoint Common Stock was converted into common stock of AvePoint, Inc. using an exchange ratio of 8.69144 per share and options to purchase common stock of Legacy AvePoint were converted into options to purchase common stock of AvePoint, Inc. using an exchange ratio of 8.6914. All per share information has been retroactively adjusted for this exchange ratio.

Sponsor Earn-Out Shares

On July 1, 2021, as a result of the Business Combination, the Company modified the terms of 2,916,700 shares of common stock (“Sponsor Earn-Out Shares”) then held by Apex’s sponsor, such that such shares will be subject to the following vesting provisions:

■

100% of the Sponsor Earn-Out Shares shall vest and be released if at any time through the seventh anniversary of the Business Combination, AvePoint’s stock price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations and the like) over any 20 trading days within any 30 trading day period; and

■

100% of the remaining Sponsor Earn-Out Shares that have not previously vested shall vest and be released if at any time through the seventh anniversary of the Business Combination, the Company consummates a subsequent transaction.

The Sponsor Earn-Out Shares are currently outstanding and receive all benefits of regular shares with the exception of the fact that the shares are held in escrow and restricted from transfer until the vesting conditions described above are met. Consequently, the shares are classified as equity. No Sponsor Earn-Out Shares have vested as of December 31, 2022.

Public Warrants to Acquire Common Stock

On July 1, 2021, as part of the Business Combination, the Company issued 17,500,000 public warrants with an exercise price of $11.50. Each warrant entitles the registered holder to purchase one share of AvePoint’s common stock and the warrants are exercisable from the date of issuance through the fifth anniversary of the Business Combination. The public warrants are equity classified and its fair value, based on the publicly traded warrants, was $59.3 million on July 1, 2021, and included in the additional paid-in capital on the consolidated balance sheets. As of December 31, 2022, all 17,500,000 warrants remain outstanding.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Convertible Contingently Redeemable Preferred Stock

On July 1, 2021, as part of the Business Combination, the 42,000,592 outstanding preferred stock of the Company was redeemed for cash in part and converted into AvePoint’s common stock in part in connection with the Business Combination with the Apex Group as described in “Note 3 — Business Combination.” At December 31, 2021 and December 31, 2020, the Company was authorized to issue up to 42,000,592 shares of Series C convertible preferred stock (the “Series C Preferred Stock” or “Preferred Stock”) at $0.0001 par value, respectively. The Company had 42,000,592 shares issued and outstanding as of December 31, 2020. The Series C Preferred Stock liquidation preference was $403.4 million as of December 31, 2020. In addition to the Series C Preferred Stock, at December 31, 2021, the Company was authorized to issue up to 20,000,000 of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Company's Board of Directors. Although authorized for issuance, no shares of preferred stock were issued and outstanding at December 31, 2021.

No dividends were declared related to the Preferred Stock in the years ended December 31, 2021 and 2020.

Share Repurchase Program

On March 17, 2022, the Company announced that its Board of Directors authorized a new share repurchase program (the “Share Repurchase Program”) for the Company to buy back shares of its common stock. Under the Share Repurchase Program, the Company has the authority to buy up to a maximum of $150 million of common stock shares via acquisitions in the open market or privately negotiated transactions. The Share Repurchase Program will remain open for a period of three years from the date of authorization and may be suspended or discontinued at any time. The Company is not obligated to make purchases of, nor is it obligated to acquire any particular amount of, common stock under the Share Repurchase Program. During the year ended December 31, 2022, the Company purchased 4,046,186 shares at an average price of $4.92.

Redeemable Noncontrolling Interest

On December 24, 2020, AEPL, an unaffiliated entity, acquired a redeemable noncontrolling interest in EduTech through the contribution of $7.5 million. As of December 31, 2020, AvePoint owned a 77.78% interest in EduTech and AEPL owned a 22.22% interest in EduTech.

On February 11, 2021, AEPL acquired additional redeemable noncontrolling interest in EduTech through the contribution of $0.8 million. At the transaction closing date, AvePoint owned a 76.09% interest in EduTech and AEPL owned a 23.91% interest in EduTech. As part of AEPL’s initial and subsequent investment in EduTech, the Company granted AEPL a put option which allows AEPL to cause the Company to repurchase AEPL’s shares in EduTech at any time between December 24, 2022, and December 24, 2023, at a price equal to AEPL’s initial and subsequent investment amounts.

On February 18, 2022, EduTech consummated the acquisition of 100% of the equity in I-Access for an aggregate purchase price of approximately $7.1 million. The negotiated transaction consideration includes EduTech issuing shares and rights for shares which both also subject to a guaranteed minimum revenue provision (the “GMR”), and granting the former I-Access shareholders a put option which allows sellers to cause EduTech to repurchase the shares of EduTech for approximately $5.9 million, upon 24 months from Acquisition Close Date or the occurrence of certain triggering events which are in the control of the Company. Under the GMR the former I-Access shareholders may have earned additional shares or return shares base on a revenue surplus and shortfall outcome.

On April 15, 2022, the Company implemented a management changeover. As a result, pursuant to the terms of the Share Purchase Agreement, the GMR was cancelled and the 292,440 EduTech shares issued as consideration on the I-Access Closing Date, the 30,252 EduTech shares held in escrow, and the put option on EduTech shares were no longer contingent, reclassified to mezzanine equity and included in redeemable noncontrolling interest. From the date the GMR was cancelled to December 31, 2022, AvePoint owned a 73.82% interest in EduTech, AEPL owned a 23.20% interest in EduTech and the former I-Access shareholders owned a 2.98% interest in EduTech.

At each reporting period, we increase the carrying amount of the redeemable noncontrolling interest by periodic accretions using the interest method so that the carrying amount will equal the redemption amount on the date that the put option becomes exercisable. These adjustments are recorded as net income attributable to and accretion of redeemable noncontrolling interest on the consolidated statements of mezzanine equity and stockholders’ equity (deficiency). The roll forward of the balance of the redeemable noncontrolling interest is as follows:

Redeemable noncontrolling interest
(in thousands)
Beginning balance (December 31, 2021)	$5,210
Issuance of redeemable noncontrolling interest in EduTech	5,794
Net loss attributable to redeemable noncontrolling interest	(401)
Other comprehensive income attributable to redeemable noncontrolling interest	61
Adjustment to present redemption value as of December 31, 2022	3,343
Ending balance (December 31, 2022)	$14,007

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

16. Stock-Based Compensation

The Company previously maintained the 2006 Equity Incentive Plan (the “2006 Plan”) and the 2016 Equity Incentive Plan (the “2016 Plan”). Under both the 2006 Plan and the 2016 Plan, the Company granted incentive stock options, non-qualified stock options and restricted stock to eligible recipients which included employees, directors and consultants. On May 27, 2021, the Company’s board of directors approved the 2021 Equity Incentive Plan (the “2021 Plan”), which succeeded the 2016 Plan. As of the adoption of the 2021 Plan, all equity awards granted under the 2021 Plan and no equity is granted under the 2016 Plan, or, for the avoidance of doubt, the 2006 Plan. As of December 31, 2022, 20,298,497 shares remained for future issuance under the 2021 Plan. All outstanding stock awards granted under the 2006 Plan and 2016 Plan will remain subject to the terms and conditions of the 2006 Plan and 2016 Plan, respectively, and the provisions of any award agreements made thereunder. To date, the Company has issued only stock options, restricted stock and restricted stock units to employees, directors and consultants.

Stock-based compensation was included in the following line items in the consolidated statements of operations:

	Year Ended December 31,
	2022	2021	2020
Cost of revenue	$2,640	$3,477	$592
Sales and marketing	11,393	15,906	19,973
General and administrative	19,398	24,063	12,916
Research and development	3,787	16,062	286
Total stock-based compensation	$37,218	$59,508	$33,767

Total tax benefit related to vested or exercised awards during the years ended December 31, 2022 and 2021, was $2.2 million and $0.03 million, respectively.

Stock Options

The compensation costs for stock option awards are accounted for in accordance with ASC 718, Compensation-Stock Compensation. Stock options vest over a four-year service period and expire on the tenth anniversary of the date of award. Certain of the Company’s stock option awards (the “Officer Awards”) included a provision that required the Company to redeem the vested portion of options at fair value in cash upon a separation of service initiated by the Company or upon death or disability of the holder. The Company determined that the redemption feature required the Officer Awards to be classified in mezzanine equity prior to the Business Combination. For share-based payment arrangements with employees, the amount presented in mezzanine equity at each balance sheet date was based on the redemption provisions of the instrument and adjusted for the proportion of consideration received in the form of employee services. The shares underlying the Officer Awards were puttable to the Company upon certain conditions, such as death or disability of the Officer Awards recipients, which the Company determined was not probable; therefore, the Company reclassified the grant-date intrinsic value to mezzanine equity as the awards vested. The Officer Awards were cancelled in 2021, concurrent with the Business Combination. In exchange for the cancellation of the Officer Awards, the Company agreed to deliver to the holders of the Officer Awards a fixed amount of shares equal to the amount of shares the holders would have received if the Officer Awards were exercised on the date of the Business Combination in a net share settlement scenario. The cancelled Officer Awards were treated as modification of the original awards under ASC 718; however, no incremental value exists as a result of the modification. As a result of the cancellation of the original Officer Awards, the $1.7 million mezzanine balance was reclassified to permanent equity on July 1, 2021, and the Company recognized $3.5 million in previously unrecognized compensation costs. As a result, the Company issued 3,592,504 shares in July 2022.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company’s stock option awards granted to certain international employees (the “Legacy International Options”) contained a performance condition that stated that the awards are only exercisable if the Company’s common shares are publicly traded. When the exercise contingency was resolved upon completion of the Business Combination, the Legacy International Options were cancelled and replaced with new awards with substantially the same terms and conditions (the “International Options”). Prior to the Business Combination, no compensation expense related to the Legacy International Options was recognized, as the exercise contingency was not deemed probable until the occurrence of the Business Combination. Had the exercise contingency been deemed probable, the Legacy International Options would have been classified as liabilities. After the Business Combination vested International Options can be exercised utilizing broker-assisted settlements; therefore, the International Options are classified as equity. As a result of this change in classification, the Company calculated the fair value of the awards on July 1, 2021, for purposes of compensation expense. In accordance with ASC 718, all previously unrecognized compensation since the grant date was immediately recognized upon resolution of the exercise contingency. As a result, in 2021 the Company recognized a one-time charge of $24.3 million in previously unrecognized compensation costs.

In 2020, the Company granted certain executives stock option awards that contain both service and performance vesting conditions (the “Time and Performance Based Options”). The Time and Performance Based Options were granted in three tranches (the “Time-Based Options,” the “Performance-Based 1 Options,” and the “Performance-Based II Options”). The Time-Based Option vests over a four-year period, subject to the grantee’s continuous service with the Company. The Performance-Based I Option vests contingent upon the Company meeting certain performance goals. These goals were considered met in 2021. The Performance-Based II Option vests contingent upon the grantee achieving certain goals. These goals were considered met on January 1, 2021. Both the Performance-Based I Option and Performance-Based II Option are subject to the grantee’s continuous service to the company.

The weighted-average grant date fair value of options granted in the years ended December 31, 2022, 2021, and 2020 was $2.71, $4.09, and $1.63, respectively. The Company calculates the expected term using the “simplified” method, which is the simple average of the vesting period and the contractual term. The simplified method is applied as the Company does not have sufficient historical data to provide a reasonable basis for an estimate of the expected term. Expected volatility is based on historical and implied volatility of a group of peer entities over a similar expected term. Dividend yields are based upon historical dividend yields. Risk-free interest rates are based on the implied yields currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected term.

The Company estimated the grant date fair value of these stock options using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2022	2021
Expected term (in years)	6.11	6.11
Expected volatility	45.18%	43.31%
Risk-free rate	2.16%	0.94%
Dividend yield	—	—

A summary of the Company’s stock option activity during the year ended December 31, 2022 is as follows:

	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life
Balance, January 1, 2022	30,480,317	$3.87	2.83
Granted	689,406	5.88	—
Exercised	(1,799,665)	1.57	—
Forfeited or expired	(202,255)	4.94	—
Balance, December 31, 2022	29,167,803	$4.05	6.53

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2022, the following table summarizes information about outstanding and exercisable stock options:

			Outstanding			Exercisable
Exercise Price			Stock Options	Weighted-Average Contractual Life	Weighted-Average Exercise Price	Stock Options	Weighted-Average Contractual Life	Weighted-Average Exercise Price
$0.03	-	$1.34	5,964,947	3.68	$1.28	5,964,947	3.68	$1.28
$1.52	-	$1.89	5,795,861	4.98	1.59	5,519,215	4.92	1.59
$3.90	-	$9.64	17,406,995	8.01	5.82	7,973,397	7.85	5.17
			29,167,803	6.53	$4.05	19,457,559	5.74	$2.96

As of December 31, 2022, there was $25.5 million in unrecognized compensation costs related to all non-vested options. This unrecognized stock-based compensation cost is expected to be recognized over a weighted-average period of approximately 2.3 years.

As of December 31, 2022, the Company had 29,167,803 options outstanding and 19,457,559 options exercisable with intrinsic values of $33.8 million and $32.0 million, respectively. During the year ended December 31, 2022, 1,799,665 options were exercised, with a total intrinsic value of $6.6 million. During the year ended December 31, 2021, 5,141,331 options were exercised, with a total intrinsic value of $40.0 million.

Restricted Stock Units

In addition to Stock Options granted under the 2006 Plan, 2016 Plan and 2021 Plan, 5,749,764 RSUs were granted under the 2021 Plan in 2022. The compensation costs for stock option awards are accounted for in accordance with ASC 718, Compensation-Stock Compensation. RSUs vest over a four-year service period and expire on the tenth anniversary of the date of award. The RSUs are measured at the fair market value of the underlying stock at the grant date.

A summary of the Company’s RSU activity during the year ended December 31, 2022 is as follows:

	Unvested Restricted Stock Units
	Number of Shares	Weighted- Average Grant-Date Fair Value
Unvested as of December 31, 2021	5,167,479	$9.64
Granted	5,749,764	5.55
Vested	(1,784,993)	9.42
Forfeited	(739,707)	7.17
Unvested as of December 31, 2022	8,392,543	$7.10

The per share weighted-average grant date fair value of RSUs granted during the years ended December 31, 2022 and 2021 was $5.55 and $9.64, respectively. No RSUs were granted during the year ended December 31, 2020.

The total fair value of shares vested during the years ended December 31, 2022 and 2021 was $8.2 million and $9.5 million, respectively. No RSUs vested during the year ended December 31, 2020.

As of December 31, 2022, there was $53.0 million in unrecognized compensation costs specific to the non-vested RSUs under the 2021 Plan. This unrecognized stock-based compensation cost is expected to be recognized over a weighted-average period of approximately 2.9 years.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Company Earn-Out RSUs

The compensation costs for Company Earn-Out RSUs are accounted for in accordance with ASC 718, Compensation-Stock Compensation. In order to capture the market conditions associated with the Company Earn-Out RSUs, the Company applied an approach that incorporated a Monte Carlo simulation, which involved random iterations that took different future price paths over the Sponsor Earn-Out RSUs’ contractual life based on the appropriate probability distributions. The fair value was determined by taking the average of the fair values under each Monte Carlo simulation trial. Under this approach, the grant-date fair value of the Company Earn-Out RSUs on July 1, 2021, was determined to be $2.5 million. The stock options underlying the Earn-Out RSUs vest over a four-year period and expire on the tenth anniversary of the date of award. If the contingent milestones of the Earn-Out RSUs are not met by the seventh anniversary of the Business Combination, the holders of the underlying stock options will not receive the Earn-Out RSUs. For the years ended December 31, 2022 and 2021, the Company recorded stock-based compensation expense of $0.9 million and $0.4 million, respectively, related to these Earn-Out RSUs.

Put and Call Options

On December 26, 2019, the Company granted put options, to certain of the Company’s management, to request a redemption of 3,113,170 shares of common stock (“Modified Common Stock”) or 5,148,777 shares underlying options to acquire common stock (“Modified Options,” collectively, “Eligible Shares”) during the period from March 25, 2025, to April, 2025 (the “Settlement Period”) or, if earlier, the 30 day period following a Qualifying Termination for a redemption price per share equal to the fair market value, as determined by the AvePoint’s Board of Directors; provided, that if a redemption request is delivered following a Qualifying Termination, the Company shall pay the redemption price during the Settlement Period unless the holders of Series C Preferred Stock consent to the payment of the redemption price by the Company within the 30 day period following the Qualifying Termination. In addition, the Company has a right to purchase all or any portion of the Eligible Shares at any time for a purchase price per share equal to the fair market value.

Mezzanine equity classification is required if stock awards that would otherwise qualify for equity classification are subject to contingent redemption features that are not solely within the control of the issuer. The Company remeasured the Modified Common Stock at each balance sheet date based on the fair value of the Company’s shares and such remeasurements are reflected as an adjustment of the value in mezzanine equity. In 2019, the Company recorded a one-time stock-based compensation expense of $0.5 million, related to Modified Common Stock. These costs have been recorded in operating expenses in the consolidated statements of operations.

The fair values of Modified Options were estimated using a Black-Scholes option-pricing model with the following weighted-average assumptions on July 1, 2021:

July 1 2021
Expected term (in years)	4.10
Expected volatility	34.44%
Risk-free rate	0.79%
Dividend yield	—

As of  December 31, 2021, the liability balance related to Modified Options was $0. For the years ended December 31, 2021 and 2020, the Company recorded stock-based compensation expenses of $11.8 million and $29.6 million, respectively, related to these options. These costs have been recorded in costs of revenue and operating expenses in the consolidated statements of operations.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

During the years ended December 31, 2021 and 2020, 1,365,503 and 168,988, respectively, options included in Modified Options were exercised and during 2020, 521,486 restricted shares issued in exchange for the nonrecourse promissory note described above were settled. As a result of exercises of the Modified Options and issuance of restricted shares, during 2021 and 2020, $15.4 million and $5.8 million, respectively, of the liability balance related to Modified Options was reclassified to liability-classified outstanding shares within the six months from the time of exercise. During 2021 and 2020, $6.9 million and $0, respectively, of the liability balance for these outstanding shares was reclassified to mezzanine equity as a result of the completion of six months from the time of the exercise of 690,474 options. On  July 1, 2021, the Business Combination date, the liability balance related to this Modified Common Stock was $49.7 million. For the years ended December 31, 2021 and December 31, 2020, the Company recorded stock-based compensation expense of $1.2 million and $0.9 million, respectively, related to this Modified Common Stock.

In connection with the Business Combination, the agreements creating the Modified Common Stock and Modified Options were terminated. As a result, the $39.3 million mezzanine balance and the $49.7 million liability balance were reclassified to permanent equity on July 1, 2021.

17. Financial Instruments

Fair value is defined by ASC 820, Fair Value Measurement (ASC 820) as the price that would be received upon selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

■	Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.
■	Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
■	Level 3 — Unobservable inputs for the asset or liability.

	Year Ended December 31,
	2022
	(in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash Equivalents:
Certificates of deposit	$—	$1,693	$—	$1,693
Money funds	—	188,769	—	188,769
Short term investments:
Certificates of deposit	—	2,620	—	2,620
Other assets:
Certificates of deposit	—	162	—	162
Total	$—	$193,244	$—	$193,244
Liabilities:
Earn-out shares (2)	$—	$—	$6,631	$6,631
Warrant liabilities (2)	—	227	—	227
Total	$—	$227	$6,631	$6,858

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	Year Ended December 31,
	2021
	(in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash Equivalents:
U.S. treasury bills (1)	$—	$199,999	$—	$199,999
Certificates of deposit	—	1,433	—	1,433
Short term investments:
Certificates of deposit	—	2,411	—	2,411
Other assets:
Certificates of deposit	—	285	—	285
Total	$—	$204,128	$—	$204,128
Liabilities:
Earn-out shares (2)	$—	$—	$10,012	$10,012
Warrant liabilities (2)	—	458	—	458
Total	$—	$458	$10,012	$10,470

(1) Profits on securities for the years ended December 31, 2022 and 2021, were $2.8 million and $0 million, respectively.

(2) As a result of the Business Combination on July 1, 2021, the Company recorded Company Earn-Out Shares and private placement warrants as liabilities that must be marked to market each reporting period. The Company measured the Company Earn-Out Shares at fair value determined at Level 3. The Company measured the private placement warrants at fair value determined at Level 2. Refer to “Note 14 — Company Earn-Out and Warrant Liabilities” for further details.

The following table presents the reconciliation in Level 3 instruments which consisted of earn-out shares liabilities which were measured on a recurring basis for the year ended December 31, 2022.

Year Ended December 31,
2022
(in thousands)
Opening balance	$10,012
Total gains or losses from the period
Included in earnings	(4,165)
Reclass from Earnout-RSU	784
Closing balance	$6,631

18. Segment Information

The Company operates in one segment. Its products and services are sold throughout the world, through direct and indirect sales channels. The Company’s chief operating decision maker (the “CODM”) is the Chief Executive Officer. The CODM makes operating performance assessment and resource allocation decisions on a global basis. The CODM does not receive discrete financial information about asset allocation, expense allocation or profitability by product or geography.

Revenue by geography is based upon the billing address of the customer. All transfers between geographic regions have been eliminated from consolidated revenue. No customers represented greater than 10% of revenue for the years ended December 31, 2022, 2021, and 2020. The following table sets forth revenue by geographic area:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Revenue:
North America	$102,025	$83,034	$67,823
EMEA	71,635	58,285	42,441
APAC	58,679	50,590	41,269
Total revenue	$232,339	$191,909	$151,533

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following table sets forth revenue generated from customers by country, which represents more than 10% of total consolidated revenue in any period presented:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Revenue:
United States	$100,870	$83,034	$67,823
Germany	30,625	23,574	17,650
Japan	21,348	23,360	17,331
Singapore	21,915	16,580	15,376

The following table sets forth property and equipment, net held within the United States, China and foreign countries:

	December 31,	December 31,
	2022	2021
	(in thousands)
Property and equipment, net:
United States	$1,279	$923
China	2,982	2,376
Other	1,276	623
Total property and equipment, net	$5,537	$3,922

19. Loss Per Share

Basic loss per share available to the Company’s common shareholders (“EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding for the period. In computing diluted EPS, the Company adjusts the denominator, subject to anti-dilution requirements, to include the dilution from potential shares of common stock resulting from outstanding share-based payment awards, warrants, earn-outs and the conversion of convertible preferred shares. The Company applies the two-class method in calculating loss per share. the Company’s Sponsor Earn-Out Shares described in “Note 15 — Mezzanine Equity and Stockholders’ Equity (Deficiency)” are considered participating securities and have no contractual obligation to shares in the loss of the Company. As such, the weighted-average impact of these shares is excluded from the calculation of loss per share below. As losses were incurred during all periods presented, no earnings per share exists for the Sponsor Earn-Out Shares.

	Year Ended December 31,
	2022	2021	2020
	(in thousands, except per share amounts)
Loss per share available to common stockholders, excluding sponsor earn-out stockholders
Numerator:
Net loss	$(38,688)	$(33,245)	$(16,969)
Net income attributable to redeemable noncontrolling interest	(2,942)	(1,974)	(27)
Net loss attributable to AvePoint, Inc.	$(41,630)	$(35,219)	$(16,996)
Deemed dividends on preferred stock	—	(32,928)	(34,446)
Total net loss available to common stockholders	$(41,630)	$(68,147)	$(51,442)
Denominator:
Weighted average common shares outstanding	181,957	141,596	89,638
Effect of dilutive securities	—	—	—
Weighted average diluted shares	181,957	141,596	89,638
Basic and diluted loss per share available to common stockholders, excluding sponsor earn-out stockholders	$(0.23)	$(0.48)	$(0.57)

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

To arrive at net loss available to common stockholders, the Company deducted net income attributable to the redeemable noncontrolling interest in EduTech and deemed dividends, which related to the redemption, extinguishment, and remeasurement of preferred stock.

For the years ended December 31, 2022, 2021, and 2020, the Company’s potentially dilutive securities were deemed to be anti-dilutive given the Company’s net loss position. As such, basic loss per share is equal to diluted loss per share for the periods presented.

The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted-average shares outstanding because such securities have an antidilutive impact due to losses reported:

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
Convertible preferred stock	—	—	42,001
Stock options	29,168	30,480	34,857
Restricted stock units	8,493	5,167	—
Warrants	17,905	17,905	—
Company Earn-Outs	3,000	3,000	—
Total potentially dilutive securities	58,566	56,552	76,858

20. Related Party Transactions

The Company has entered into indemnification agreements with its executive officers and directors. These agreements, among other things, require AvePoint to indemnify its directors and executive officers to the fullest extent permitted by Delaware law, specifically the Delaware General Corporation Law (as the same exists or may hereafter be amended) for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

21. Subsequent Events

The following material subsequent events occurred since the date of the most recent balance sheet period reported.

Stock-Based Compensation

On March 13, 2023, we granted 6,349,464 RSUs and 1,125,374 options to employees in total fair value of $29.6 million.

205 Petition

In conjunction with the business combination between Apex and Legacy AvePoint, Apex issued a proxy statement on June 2, 2021, which among other things, sought the approval of a new charter by “the affirmative majority (virtually in person or by proxy) of holders of a majority of the outstanding shares of Apex voting together as a single class and a majority of the outstanding shares of Class B common stock voting separately as a single class” (the “Charter Proposal”). At a special meeting held on June 30, 2021, the combined vote of a majority of the voting power of the Class A common stock and Class B common stock, voting together as one class, approved the Charter Proposal. The Company obtained the separate class vote of the Class B common stock as well. According to the number of shares of common stock outstanding and the tabulated votes for and against the Charter Proposal, the Charter Proposal was not approved by a majority of the Class A common stock then outstanding. Believing it had obtained the stockholder votes required by the old charter and Delaware law, the Company filed the new charter with the State of Delaware on July 1, 2021. On and after that date, the Company issued common stock and securities pursuant to the new charter.

AvePoint, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

A recent decision of the Delaware Court of Chancery has created uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law would have required the Charter Proposal to be approved by a separate vote of the majority of the Company’s then-outstanding shares of Class A common stock, in addition to a majority of the shares of Class A and Class B common stock voting together (“Boxed Decision”). While the Company believes that the Company’s shares have been validly authorized since their original issuance, in light of the Boxed Decision, on March 2, 2023, the Company petitioned the Court of Chancery to validate the Charter and the securities issued in reliance on the Charter (the “Petition”). In the Petition, the Company represented to the Court of Chancery that the Company filed the Charter with the belief that it had been approved in accordance with Delaware law and that the Company filed the Petition in response to the publication of the Boxed decision.

In response to the Petition, the Court of Chancery granted an order on March 17, 2023 (the “Order”), and stated in the Order that:

●

“The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on July 1, 2021, and all amendments effected thereby.”

●

“The Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the Charter are hereby validated and declared effective as of the original date of issuance of such securities.”

The Court’s granting of the Order has addressed and eliminated the uncertainty created by the Boxed Decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$176,340
Accountants’ fees and expenses	50,000
Legal fees and expenses	150,000
Printing fees	125,000
Miscellaneous	50,000
Total expenses	$551,340

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this Prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors, officers and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us since January 1, 2019:

(1)         During the period ended in December 31, 2019, the Sponsor purchased 7,187,500 shares of Common Stock for an aggregate purchase price of $25,000, or approximately $0.004 per share, in connection with Apex’s organization. In August 2019 and September 16, 2019, Apex effected a 1.1 for 1 and a 1.109091 for 1 stock dividend, respectively, for each share of Apex Class B Common Stock outstanding, resulting in the Sponsor holding an aggregate of 8,768,750 shares of Apex Class B Common Stock. Upon the closing of the Business Combination, each share of Apex Class B Common Stock automatically converted into a share of Apex Class A Common Stock in accordance with Apex’s certificate of incorporation.

(2)         During the period ended in December 31, 2019, Sponsor and Cantor purchased an aggregate of 810,000 private placement units at a price of $10.00 per unit, generating gross proceeds of $8.1 million. Each placement unit consisted of one share of Apex Class A Common Stock and one-half of one redeemable Private Warrant.

(3)         In July 2021, upon the closing of the Business Combination, we issued an aggregate of 14,000,000 shares of Common Stock for an aggregate purchase price of $140 million to qualified institutional buyers and accredited investors, at a purchase price of $10.00 per share.

(4)         Legacy AvePoint granted to certain employees, directors and consultants of it and its subsidiaries, options to purchase an aggregate of shares of Common Stock at exercise prices of $0.0334 to $3.905 per share under our 2016 Equity Incentive Plan and $0.0334 to $1.8915 per share under our 2006 Equity Incentive Plan. Upon the closing of the Business Combination, such options were automatically and without any required action on the part of any holder or beneficiary thereof, were assumed by us and converted into options to purchase an aggregate of 255,731,562 shares of our Common Stock at exercise prices of $0.0038 to $0.4493 per share and $0.0038 to $0.2176 per share under our 2016 Equity Incentive Plan and our 2006 Equity Incentive Plan, respectively.

(5)         In September 2022, we acquired all of the outstanding shares of tyGraph Incorporated ("tyGraph US”), and AvePoint Ontario Ltd. (“AvePoint Ontario”, a wholly-owned subsidiary of AvePoint) acquired all of the outstanding shares of tyGraph Ltd. (“tyGraph Canada”). The fair value of the transaction considerations totaled approximately $15.3 million, consisting of: $13.8 million in cash, and 324,845 shares of Common Stock measured at an aggregate fair value of $1.5 million, as of the closing date.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit Index

		Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1+	Business Combination Agreement and Plan of Reorganization, dated November 23, 2020, by and among Apex, Merger Subs and AvePoint.	Form 8-K	001-39048	2.1	March 9, 2021
2.2	Amendment No. 1 to Business Combination Agreement and Plan of Reorganization, dated December 30, 2020, by and among Apex, Merger Subs and AvePoint.	Form 8-K	001-39048	2.1	December 30, 2020
2.3	Amendment No. 2 to Business Combination Agreement and Plan of Reorganization, dated March 8, 2021, by and among Apex, Merger Subs and AvePoint.	Form 8-K	001-39048	2.1	March 9, 2021
2.4	Amendment No. 3 to Business Combination Agreement and Plan of Reorganization, dated May 18, 2021, by and among Apex, Merger Subs and AvePoint.	Form 10-Q	001-39048	10.3	May 19, 2021
2.5	Agreement and Plan of Merger, dated as of July 23, 2021, by and between AvePoint, Inc. and AvePoint US, LLC	Form 8-K	00-139048	2.1	July 30, 2021
3.1	Amended and Restated Certificate of Incorporation of AvePoint, Inc.	Form 8-K	001-39048	3.1	July 7, 2021
3.2	Amended and Restated Bylaws of AvePoint, Inc.	Form 10-K	001-39048	3.2	March 31, 2023
4.1	Specimen Common Stock Certificate.	Form S-4/A	333-252712	4.4	May 20, 2021
4.2	Specimen Warrant Certificate.	Form S-1	333-233299	4.3	August 30, 2019
4.3	Warrant Agreement, dated September 16, 2019, by and between Continental Stock Transfer & Trust Company and Apex.	Form 8-K	001-39048	4.1	September 20, 2019
5.1	Opinion of Cooley LLP.	Form S-1/A	333-258109	21.1	August 5, 2021
10.1	Form of PIPE Subscription Agreement	Form 8-K	001-39048	10.7	November 23, 2020
10.2	Form of Amendment No. 1 to PIPE Subscription Agreements	Form S-4	333-252712	10.15	May 20, 2021

		Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date	Filed Herewith
10.3	Form of Lock-Up Agreement	Form 8-K	001-39048	10.3	November 23, 2020
10.4	Amended and Restated Registration Rights Agreement, dated July 1, 2021, by and among AvePoint and certain stockholders of AvePoint.	Form 8-K	001-39048	10.4	July 7, 2021
10.5†	Form of Indemnification Agreement.	Form S-4	333-252712	10.29	May 20, 2021
10.6†	AvePoint 2006 Equity Incentive Plan.	Form 8-K	001-39048	10.6	July 7, 2021
10.7†	Form of Stock Option Grant Package under AvePoint 2006 Equity Incentive Plan.	Form 8-K	001-39048	10.7	July 7, 2021
10.8†	Form of RSU Grant Package under 2006 Equity Incentive Plan.	Form 8-K	001-39048	10.8	July 7, 2021
10.9†	AvePoint 2016 Equity Incentive Plan.	Form S-4	333-252712	10.15	February 4, 2021
10.10†	Form of Stock Option Grant Notice under AvePoint 2016 Equity Incentive Plan.	Form S-4	333-252712	10.16	February 4, 2021
10.11†	Form of Stock Option Agreement under 2016 Equity Incentive Plan.	Form S-4	333-252712	10.17	February 4, 2021
10.12†	AvePoint 2021 Equity Incentive Plan.	Form S-4	333-252712	10.18	February 4, 2021
10.13†	Form of Stock Option Grant Package under AvePoint 2021 Equity Incentive Plan.	Form 8-K	001-39048	10.13	July 7, 2021
10.14†	Form of RSU Grant Package under AvePoint 2021 Equity Incentive Plan.	Form 8-K	001-39048	10.14	July 7, 2021
10.15†	AvePoint 2021 Employee Stock Purchase Plan.	Form S-4	333-252712	10.19	February 4, 2021
10.16+^	Loan and Security Agreement, dated April 7, 2020, by and between HSBC Ventures USA Inc. and AvePoint, Inc.	Form S-4	333-252712	10.24	February 4, 2021
10.17+^	Limited Consent and First Amendment to Loan and Security Agreement, dated July 1, 2021, by and among AvePoint Operations Inc. (f/k/a AvePoint, Inc.), HSBC Ventures USA Inc. and AvePoint US, LLC.	Form 8-K	001-39048	10.21	July 7, 2021
10.18+^	Assignment and Assumption Agreement, dated July 1, 2021, by and among AvePoint Operations, Inc. (f/k/a AvePoint, Inc.), HSBC Ventures USA Inc. and AvePoint US, LLC.	Form 8-K	001-39048	10.22	July 7, 2021
10.19+^	Pledge Agreement, dated July 1, 2021, by and between AvePoint, Inc. and HSBC Ventures USA Inc.	Form 8-K	001-39048	10.23	July 7, 2021
10.20+^	Limited Guaranty, dated July 1, 2021, by and between AvePoint, Inc. and HSBC Ventures USA Inc.	Form 8-K	001-39048	10.24	July 7, 2021

		Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date	Filed Herewith
10.21+^	Assignment and Assumption Agreement, dated as of July 23, 2021, by and among AvePoint, Inc., AvePoint US, LLC, and HSBC Ventures USA Inc.	Form 8-K	001-39048	10.1	July 30, 2021
10.22+^	Limited Consent and Waiver to Loan and Security Agreement, dated as of July 23, 2021, by and among AvePoint, Inc., AvePoint US, LLC, AvePoint Public Sector, Inc., AvePoint Holdings USA, LLC, and HSBC Ventures USA Inc.	Form 8-K	001-39048	10.2	July 30, 2021
10.23+^	Second Amendment to Loan and Security Agreement, dated October 31, 2021, by and among AvePoint, Inc., AvePoint Public Sector, Inc., AvePoint Holdings USA, LLC, and HSBC Ventures USA Inc.	Form 8-K	001-39048	10.8	November 1, 2021
10.24+^	Annex A to Second Amendment to Loan and Security Agreement, dated October 31, 2021, by and among AvePoint, Inc., AvePoint Public Sector, Inc., AvePoint Holdings USA, LLC, and HSBC Ventures USA Inc.	Form 8-K	001-39048	10.9	November 1, 2021
10.25†	Employment Agreement, dated January 1, 2021, by and between AvePoint and Xunkai Gong.	Form S-4	333-252712	10.21	February 4, 2021
10.26†	Employment Agreement, dated January 1, 2021, by and between AvePoint and Tianyi Jiang.	Form S-4	333-252712	10.22	February 4, 2021
10.27†	Employment Agreement, dated January 1, 2021, by and between AvePoint and Brian Brown.	Form S-4	333-252712	10.23	February 4, 2021
10.28†	Employment Agreement, dated January 1, 2021, by and between AvePoint and James Caci.	Form 8-K	001-39048	10.1	August 16, 2021
10.29†	2022 Performance-Based Annual Incentive Plan.	Form 10-K	001-39048	10.29	March 31, 2023
21.1	List of Subsidiaries.	Form 10-K	001-39048	21.1	March 31, 2023
23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.					X
23.2	Consent of Crowe LLP, independent registered public accounting firm.					X
23.3	Consent of Cooley LLP (included in Exhibit 5.1).	Form S-1/A	333-258109	21.1	August 5, 2021
24.1	Power of Attorney (included in the signature page hereto).	POS AM	333-258109	24.1	May 8, 2023
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.					X
101.SCH	Inline XBRL Taxonomy Extension Schema Document.					X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.					X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.					X
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.					X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.					X
104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).					X

**

Furnished herewith. Any exhibits furnished herewith are deemed to accompany this Prospectus and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Registrant specifically incorporates it by reference.

+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

†	Indicates a management contract or compensatory plan, contract or arrangement.
^	Certain portions of this Exhibit will be omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jersey City, New Jersey on this 13th day of June, 2023.

AVEPOINT, INC.

By:	/s/ Tianyi Jiang
Name:	Tianyi Jiang
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman and Director	June 13, 2023
Xunkai Gong

/s/ Tianyi Jiang	Chief Executive Officer and Director	June 13, 2023
Tianyi Jiang	(Principal Executive Officer)

/s/ James Caci	Chief Financial Officer	June 13, 2023
James Caci	(Principal Financial and Accounting Officer)

/s/ Brian Michael Brown	Chief Legal and Compliance Officer,	June 13, 2023
Brian Michael Brown	Secretary, and Director

*	Director	June 13, 2023
Janet Schijns

*	Director	June 13, 2023
Jeff Teper

*	Director	June 13, 2023
John Ho

*	Director	June 13, 2023
Jeff Epstein

* By: /s/ Brian Michael Brown, Attorney-in-Fact

S-1